                              AG SERVICES OF AMERICA, INC.

                                   EXHIBIT 10.25

                      MASTER TRUST INDENTURE AND SECURITY AGREEMENT

AG SERVICES OF AMERICA, INC.

EXHIBIT 10.25

MASTER TRUST INDENTURE AND SECURITY AGREEMENT



THIS MASTER TRUST INDENTURE AND SECURITY AGREEMENT, dated as of ______,
1999 among AG ACCEPTANCE CORPORATION, a Delaware corporation, as Issuer (the"Issuer"), AG SERVICES OF AMERICA, INC., an Iowa corporation, as Servicer (the "Servicer"), ______________, a national banking association, as Trustee (the "Trustee") and MBIA INSURANCE CORPORATION, as the "Insurer".


RECITALS OF THE ISSUER

The Issuer has duly authorized the creation and issuance of each Series of Notes, each Series to be of substantially the tenor and amount set forth herein and in the respective Supplement relating to each such Series of Notes.In order to provide for the foregoing, the Issuer has duly authorized the execution and delivery of this Indenture.

All things necessary to (a) make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and (b) make this Indenture a valid agreement of the Issuer, in each case, in accordance with their respective terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Issuer, in consideration of the premises herein contained and of thepurchase of the Notes by the Noteholders, and of other good and lawful consideration, the receipt of which is hereby acknowledged, and to secure, equally and ratably without prejudice, priority or distinction, except as specifically otherwise set forth in this Indenture and in the respective Supplement relating to such Notes, the payment and performance of the SecuredObligations, has hereby executed and delivered this Indenture and by these presents does hereby convey, grant, assign, transfer and pledge a security interest (the "Primary Lien"), in each case, in and unto the Trustee, its successors and assigns and its or their assigns forever, for the benefit ofthe Secured Parties, with power of sale, all and singular in the property hereinafter described (said property being sometimes referred to as the "Pledged Assets"), to wit:

GRANTING CLAUSE

All of the Issuer's right, title and interest in, to and under:

(a) all Acquired Advances;

(b) all Related Security relating to such Acquired Advances;

(c) the Purchase and Contribution Agreement, including, without limitation, all monies due and to become due to the Issuer from the Originator under or in connection therewith;

(d) all Records, including, without limitation, all software, books, records and documents used to account for the Acquired Advances and related Loan Documents, and all relevant licenses and sublicenses relating to any such software (including, without limitation, all such rights arising under software and related licenses transferred to the Issuer by the Originator pursuant to the Purchase and Contribution Agreement);

(e) the Collection Account and all other bank and similar accounts established,in whole or in part, for the benefit of any of the Issuer, the Trustee, the Noteholders and/or the Insurer, all funds held therein or in such other accounts, all financial assets, investment property and other investments from time to time on deposit, or made with proceeds, in any such accounts, and all income arising from such funds held in any such accounts or from such financial assets, investment property and other investments;

(f) all lock boxes, Lock-Box Accounts, and all other bank and similar accounts into which Collections in respect of the Advances are or are intended to be deposited, and all funds held therein or in such other accounts;

(g) all certificates and instruments if any, from time to time representing or evidencing any of the foregoing property described in clauses (a) through(f) above;

(h) any accounts, inventory, general intangibles, chattel paper, contract rights, investment property, financial assets, instruments and documents, to the extent not described in any of clauses (a) through (g) above;

(i) all proceeds of the foregoing property described in clauses (a) through
(h) above, and all interest, dividends, cash, instruments, financial assets, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for or on account of the sale or other disposition of, any or all of the then existing Pledged Assets, and including all payments under any insurance policies relating to the foregoingproperty (whether or not the Trustee or the Insurer is the loss payee thereof) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Pledged Assets; and

(j) all other monies or property of the Issuer coming into the actual possession,custody or control of the Trustee or the Insurer (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise).


AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto that all Notes are to be issued, countersigned and delivered and that all of the Pledged Assets are to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer and the Servicer, in each case, for itself and its successors, do hereby covenant and agree to and with the Trustee and each of the foregoing's respective successors in said trust, for the benefit of the Secured Parties, or any of them, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Whenever used in this Indenture, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

"Acquired Advance" means an Advance acquired by the Issuer pursuant to the Purchase and Contribution Agreement.

"Act" means the Securities Act of 1933, as amended from time to time.

"Additional Events of Default" means, with respect to any Series, any Additional Events of Default specified in the related Supplement.

"Administrative Services Agreement" means the Administrative Services Agreement, dated as of March 12, 1997 between the Issuer and the Originator as the same maybe amended, restated, supplemented or otherwise modified from time to time.

"Advance" means an advance made to an Obligor in respect of a Loan, together withinterest accrued thereon and owing under the related Loan Documents and the right arising under such Loan Documents to receive any payment or any funds from or on behalf of such Obligor, whether or not earned by performance, whether constituting an account, chattel paper, instrument, general intangible or otherwise.

"Affiliate" means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person and, without limiting the generality of the foregoing, shall be presumed to include (A) any Person which beneficially owns or holds 10% or more of any class of voting securities of such designated Person or 10% or more of the equity interest in such designated Person and (B) any Person of which such designated Person beneficially owns or holds 10% or more of any class of voting securities or in which such designated Person beneficially owns or holds 10% or more of the equity interest. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Aggregate Concentration Limit Excess" means, at any time, the sum of (without duplication) (A) the Aggregate Crop Concentration Limit Excess at such time, plus (B) the Aggregate Geographical Concentration Limit Excess at such time, plus (C) the Due Date Concentration Limit Excess at such time, plus (D) the Fixed Rate Concentration Limit Excess at such time, plus (E) the DIP Financing Concentration Limit Excess at such time, plus (F) the Aggregate Obligor Concentration Limit Excess at such time.

"Aggregate Crop Concentration Limit Excess" means, at any time, the aggregate of the separate Crop Concentration Limit Excesses for each Crop at such time.

"Aggregate Geographical Concentration Limit Excess" means, at any time, the aggregate of the separate Geographical Concentration Limit Excesses at such time.

"Aggregate Obligor Concentration Limit Excess" means, at any time, the aggregate of the separate Obligor Concentration Limit Excesses for each Obligor at such time.

"Aggregate Outstanding Amount" means the aggregate of the Outstanding Principal Balances for all Series.

"Agreement Accounting Principles" means GAAP as in effect at the time of the audited financial statements specifically referred to in Section 4.1(e) of the Purchase and Contribution Agreement.

"Amortization Event" shall mean, with respect to any Series, any event defined as such in the related Supplement.

"Amortization Period" shall mean, with respect to any Series, the period commencing on the Amortization Date for such Series and ending on the date on which all amounts payable with respect to such Series shall have been paid in full.

"Amortization Date" shall mean, with respect to any Series, the date on which an Amortization Event for such Series occurs.

"Asset Deficiency" means, as of any date of determination, an amount, if positive, equal to (A) the Net Outstanding Amount minus (B) the Net Eligible Advance Balance at such time.

"Assignment of Indemnity" means an assignment of an Obligor's right, title and interest in Crop Insurance, executed by such Obligor, which when accepted by the insurer, satisfies the conditions necessary for a valid and effective assignment pursuant to C.F.R. Section 401.8, or such successor regulations.

"Assignment of Payment" means an assignment of an Obligor's right, title and interest in and to entitlements and payments due or to become due in accordance with or under applicable government programs, which satisfies the conditions necessary for a valid and effective assignment pursuant applicable laws and regulations of the appropriate Governmental Authority.

"Base Amount" means the Net Eligible Advance Balance minus the sum of (i) the Carrying Cost Reserve and (ii) the aggregate of the Required Reserves for all outstanding Series.

"Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time, or any successor statute.

"Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA(other than a Multiemployer Plan) in respect of which Ag Services or any ERISA Affiliate thereof is, or at any time within the immediately preceding six (6) years was, an "employer" as defined in Section 3(35) of ERISA.

"Breakage Costs" means, with respect to any Note, the amount payable (if any) to the Holder thereof pursuant to the related Supplement, as compensation for losses incurred as a result of the reduction of the Outstanding Principal Balance thereof on a day other than the last day of an Interest Period.

"Book-Entry Form" means with respect to any Notes or Series of Notes, that such Notes or Series are not certificated and the ownership and transfers thereof shall be made through the book entries by a Clearing Agency as described in Section 6.11 and the applicable Supplement.

"Book-Entry Notes" means any Notes issued in Book-Entry Form unless and until Definitive Notes are issued to the Holders thereof in accordance with
Section 6.13 and the applicable Supplement.

"Business Day" means any day other than a Saturday or Sunday or any other day on which national banking associations or state banking institutions in New York, New York or the city in which the Corporate Trust Office is located are authorized or obligated by law, executive order or governmental decree to be closed; provided, however, that the term "Business Day", when used in connection with a rate of interest determined by reference to the prevailing rates for eurodollar deposits in the London interbank market, shall also exclude any day on which dealings are not carried out in the London interbank market or on which banks are closed for business in London, England.

"Carrying Cost Account" has the meaning specified in Section 4.02(a).

"Carrying Costs" means, for any Collection Period, (a) all interest payable on the Notes of any Series, (b) the Servicing Fee for such period, (c) the Trustee's Fee for such Period, (d) the Insurer's Fee for such period and (e) any other fees, costs and expenses as set forth in the applicable Supplement.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

"Claim" means a "claim" as defined in Section 101(5) of the United States Bankruptcy Code.

"Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

"Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

"Closing Date" means, with respect to any Series, the Closing Date specified in the related Supplement.

"Collection Account" has the meaning specified in Section 4.02(a).

"Collection Account Agreement" has the meaning specified in Section 4.02(a).

"Collection Account Bank" has the meaning specified in Section 4.02(a).

"Collection Period" means, with respect to any Distribution Date, the calendar month (or, in the case of the calendar month in which any Closing Date occurs, the portion of such calendar month following the Closing Date) immediately preceding the calendar month in which such Distribution Date occurs.

"Collections" means, with respect to any Acquired Advance, all cash collections and other cash proceeds of such Acquired Advance, including, without limitation, all cash proceeds of Related Security with respect to such Acquired Advance, including, without limitation, (i) all payments or recoveries made to the Collection Account or the Lock-Box Accounts or received by the Issuer or the Servicer in respect of such Advance, (ii) all interest and other investment earnings (net of losses and investment expenses) on Collections (including without limitation funds on deposit in the Reserve Account) as a result of the investment thereof pursuant to Section 4.02, (iii) all payments under any insurance policies relating to such Advance and any Related Security, (iv) all payments representing a disposition of Related Security relating to such Advance, (v) all payments by the Originator to the Issuer pursuant to its indemnities under the Purchase and Contribution Agreement and relating to such Advance and (vi) all Collections of such Advance deemed to have been received pursuant to Section 2.6 of the Purchase and Contribution Agreement.

"Commission" means the Securities and Exchange Commission, as constituted from time to time, or, if at any time after the execution of the Indenture such Commission is no longer existing and/or performing the duties now assigned to it under the Trust Indenture Act, the Person performing such duties at such time.

"Consolidated EBT" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, plus (ii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Consolidated Net Income, minus (iii) the amount of extraordinary gains over extraordinary losses to the extent that such amount is included in the calculation of Consolidated Net Income.

"Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Originator and its Subsidiaries for such period determined in accordance with Agreement Accounting Principles.

"Consolidated Net Worth" means, as of any date of determination, the consolidated shareholders' equity of the Originator and its Subsidiaries determined in accordance with Agreement Accounting Principles.

"Consolidated Pre-Tax Margin" means, for any period, the ratio (expressed as a percentage) computed by dividing (a) Consolidated EBT for such period by (b) the consolidated gross revenues of Ag Services and its Subsidiaries determined in accordance with Agreement Accounting Principles.

"Control Party" means, so long as the Insurer is not in default under any Insurance Policy, the Insurer and otherwise, the Majority Noteholders.

"Corporate Trust Office" has the meaning specified in Section 11.21.

"Credit and Collection Policy" means the Credit and Collection Policy of the Originator, a copy of which is attached hereto as Exhibit A, as the same may be amended from time to time in accordance with the provisions of
Section 2.06(c) hereof.

"Credit Factor" means the advance rates (expressed as percentages) applicable to various Crops as set forth on Exhibit B hereto.

"Credit Factor Adjustment" means, at any time, an amount equal the aggregate of the following amounts computed as follows for each Obligor of an Eligible
Advance: the excess of (i) the outstanding Principal Balances of Eligible Advances (if any) extended to an Obligor over (ii) the credit limit for such Obligor (as determined pursuant to the Credit and Collection Policy) recomputed using the applicable Credit Factor(s).

"Crop" means any crop that is insurable under Crop Insurance and such other crops approved in writing by the Insurer.

"Crop Concentration Limits" means, at any time, with respect to the acres of a particular Crop financed by Eligible Advances included in Pledged Assets at such time, an amount equal to the percentage listed opposite such Crop multiplied by the aggregate outstanding Principal Balances of Eligible Advances included in Pledged Assets at such time:

                   % of Eligible
Crop                 Advances
Corn                    75%
Soybeans                50%
Cotton                  10%
Wheat                   25%
Rice                    10%
Other                   25%

"Crop Concentration Limit Excess" means, at any time, with respect to a Crop, the amount (if any) by which the aggregate outstanding Principal Balances of Eligible Advances included in Pledged Assets used to finance such Crop, exceeds the Crop Concentration Limit for such Crop at such time.

"Crop Insurance" means all of an Obligor's right, title and interest in any indemnity payments in respect of such Obligor's agricultural crop insurance issued pursuant to the Federal Crop Insurance Program.

"Cure Funds" has the meaning specified in the definition of the term "Set-Aside Period" contained in this Section 1.01.

"Custodial Agreement" means that certain Amended and Restated Custodial
Agreement, dated as of [                             ], 1999 by and among the
Originator, the Issuer, the Trustee and [Norwest Trust-Des Moines] as "Custodian", as the same may be amended, supplemented or otherwise modified from time to time.

"Custodian" means, at any time, the "Custodian" under the Custodial Agreement at such time.

"Debtor Relief Laws" means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

"Defaulted Loan" means any Loan (i) with respect to which any required payment or portion thereof remains unpaid more than 12 months past the original Due Date therefor, or (ii) which has been, or which pursuant to the Credit and Collection Policy should be, written off as uncollectible.

"Default Ratio" means the ratio (expressed as a percentage) computed as of any day by dividing:

(a) (without duplication) the sum of the aggregate outstanding Principal Balances of Acquired Advances in respect of Loans on such date that have become Defaulted Loans or Delinquent Loans in the immediately preceding 12 month period;

by

(b) the Greatest Amount of Eligible Advances on such date.

"Defeasance Account" has the meaning specified in Section 4.02(a).

"Definitive Notes" has the meaning specified in Section 6.11.

"Delinquent Loan" means any Loan which is not a Defaulted Loan or a Remarketing Loan, and with respect to which any required payment or portion thereof remains unpaid after the original Due Date therefor.

"Determination Date" means, with respect to any Distribution Date, the fourth Business Day preceding such Distribution Date.

"Dilution" means, at any time, the amount of reductions in the principal balance of Acquired Advances as a result of any of the Dilution Factors.

"Dilution Factors" means, with respect to the Acquired Advances, any credits, rebates, freight charges, discounts, allowances, disputes, chargebacks, returned or repossessed goods, inventory transfers, allowances for early payments and other allowances or adjustments granted in accordance with the Originator's usual practices.

"Dilution Ratio" means the ratio (expressed as a percentage) determined in respect of a calendar year, computed as of the last day of such calendar year (or with respect to the then current year, as of the last day of each calendar month of such year) by dividing:

(a) the greater of (x) the Dilution for the current calendar year and (y) the Dilution for the immediately preceding calendar year;

by

(b) the Greatest Amount of Eligible Advances for such calendar year (or with respect to the then current year, the greater of (x) the Greatest Amount of Eligible Advances on such date and (y) the aggregate outstanding Principal Balance of Eligible Advances included in Acquired Advances at such time minus the aggregate outstanding Principal Balance of Remarketing Loans included in Pledged Assets at such time).

"Dilution Reserve" means, at any time, one and one-half (1.5) times the product of (i) the Greatest Amount of Net Eligible Advances at such time and
(ii) the greatest of (x) the most recently calculated Dilution Ratio, (y) the Dilution Ratio for the immediately preceding calendar year and (z) the average of the Dilution Ratios for the three immediately preceding calendar years.

"DIP Financing Concentration Limit" means, at any time, the product of (i) 7.5% and (ii) the aggregate outstanding Principal Balances of Eligible Advances at such time.

"DIP Financing Concentration Limit Excess" means, at any time, the amount
(if any) by which (i) the aggregate outstanding Principal Balances of Eligible Advances to Obligors that are debtors-in-possession (under Chapter 11, 12 or 13 of the Bankruptcy Code) and in respect of which a bankruptcy court has granted approval of a postpetition first priority security interest in the Related Security at such time exceeds (ii) the DIP Financing Concentration Limit at such time.

"Distribution Date" means, with respect to any Collection Period, the fifth day of the calendar month immediately following the end of such Collection Period, or, if such day is not a Business Day, the next succeeding Business Day, or, with respect to any Series, such other day as may be set forth in the applicable Supplement.

"DOL" means the United States Department of Labor and any successor department or agency.

"Due Date" means, with respect to any Loan, the original stated maturity for such Loan; provided that, in no event shall the Due Date be more than 18 months from the date of the Obligor Note evidencing such Loan and the related Advances.

"Due Date Concentration Limit" means, at any time, the product of (i) 5% and
(ii) the aggregate outstanding Principal Balances of Eligible Advances at such time.

"Due Date Concentration Limit Excess" means, at any time, the amount (if any) by which (i) the aggregate outstanding Principal Balances of Eligible Advances with Due Dates other than (a) January 15 or January 31 of the year following the fall harvest in respect of which the Loan and such related Advances were made or (b) with respect to any Loan made to finance a winter wheat crop, September 15 of the year of the harvest in respect of which the Loan and such related Advances were made exceeds (ii) the Due Date Concentration Limit at such time.

"Eligible Advance" means, at any time, an Advance in respect of a Loan:

(i) which is currently owing under a Obligor Note which has been duly authorized and which, together with the related Loan Documents, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Advance to pay the outstanding principal amount of such Advance and interest thereon, and the related Loan Documents are enforceable against such Obligor in accordance with their respective terms except as limited by Debtor Relief Laws and except as such enforceability may be limited by general provisions of equity;

(ii) which arose in the ordinary course of business of the Originator, under Loan Documents substantially in the form of Exhibit C hereto, the performance of which have been completed by the Originator and by all other parties other than the Obligor, and all advances, goods or services in connection therewith have been delivered to or performed for the Obligor;

(iii) which is not in respect of a Delinquent Loan or a Defaulted Loan and in respect of which (except with respect to a Remarketing Loan) no material default exists (whether matured or otherwise), and with respect thereto there is not then in effect any waiver by the Originator of any (a) material default with respect to the applicable Loan or (b) any event or circumstance that would, with notice, the passage of time, or both, become a material default with respect to the related Loan;

   	(iv)  the Obligor of which is not the Obligor of any Defaulted Loans;

(v)  the Obligor of which is not a Governmental Authority;

(vi) which, together with the Loan Documents related thereto, is an "account", a "general intangible", "chattel paper" or an "instrument" within the meaning of the UCC of all jurisdictions which govern the perfection of the Issuer's interest therein;

(vii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making of such Advance have been duly obtained, effected or given and are in full force and effect;

(viii)  the Obligor of which is not an Affiliate of any of the parties hereto;

(ix)  the Obligor of which is organized in and a resident of the United
States;

(x) which is denominated and payable only in United States Dollars in the United States;

(xi) which is due in a single installment of principal and interest on the Due Date for the applicable Loan;

(xii) which bears interest either (a) at a fluctuating per annum rate equal to or in excess of the prime rate as reported in the Midwestern edition of the Wall Street Journal as in effect from time to time (or, if less, the maximum non-usurious rate), (b) in respect of Obligors who are residents of Arkansas, at a fixed interest rate per annum which, as of the date of the Obligor Note, is equal to or less than the prime rate as reported in the Midwestern edition of the Wall Street Journal as in effect on such date (or, if less, the maximum non-usurious rate) , or (c) in respect of Obligors who are individuals or general partnerships, and who are residents of Minnesota, and for which the face amount of the Obligor Note does not exceed $100,000, at a fluctuating per annum rate equal to or less than the federal discount rate on 90-day commercial paper at the Federal Reserve Bank in the Federal Reserve District encompassing Minnesota, plus 4.5 percent (or, if less, the maximum non-usurious rate);

(xiii) which, together with the Loan Documents related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Loan Documents related thereto is in material violation of any such law, rule or regulation in any respect;

(xiv) which is prepayable without penalty and, together with the related Loan Documents and Related Security, is fully assignable;

(xv) which has been originated pursuant to and satisfies in all material respects all applicable requirements of the Credit and Collection Policy;

(xvi) with respect to which only one current original Obligor Note exists, which Obligor Note has been delivered to the Custodian;

(xvii) which is secured by a perfected security interest in the Related Security (including, without limitation, the related Assignment of Payment, if any, but exclusive of the Assignment of Indemnity) in favor of the Issuer, which security interest has the priority required for such security interest in the related Loan Documents and the Credit and Collection Policy;

(xviii) which has not been compromised, adjusted or similarly modified and is not subject to any Obligor Claims whatsoever and which did not arise pursuant to Loan Documents giving the Obligor an explicit right of offset;

(xix) which was made under the existing Loan Documents, which Loan Documents have not been modified for negative credit reasons, except as agreed to by the Insurer;

(xx) with respect to which the Loan Documents are complete in accordance with the Credit and Collection Policy;

(xxi) which was not classified by the Originator as "doubtful" or "loss" under the Credit and Collection Policy at the time of Purchase by the Issuer;

(xxii) the Obligor of which has been notified of the transfer pursuant to the Purchase and Contribution Agreement and under this Indenture;

(xxiii) which is free and clear of any Lien (other than the Primary Lien and Permitted Encumbrances) and in which (i) the Issuer has a valid ownership interest (which ownership interest, to the extent it constitutes a security interest under the UCC, shall be perfected and of first priority) and (ii) the Trustee has a first priority perfected security interest; and

(xxiv) as to which the Insurer has not notified the Servicer or the Issuer that the Insurer determined, in its sole discretion, that such Loan is not acceptable for eligibility hereunder.

"Eligible Institution" means a depository institution with trust powers (including the Trustee) organized under the laws of the United States or any state having capital and surplus in excess of $50,000,000, the deposits of which are insured to the full extent permitted by law by the FDIC, which is subject to supervision and examination by Federal or state authorities and which (i) has a short-term unsecured senior debt rating of at least A-1 from S&P and P-1 from Moody's or (ii) is approved by each Rating Agency and the Insurer.

"Eligible Investments" means book-entry securities entered on the books of the registrar of such security and held in the name or on behalf of the Trustee or negotiable instruments or securities represented by instruments in bearer or registered form (registered in the name of the Trustee or its nominee) which evidence:

(a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency (having original maturities no later than the next Transfer Date for any Series);

(b) demand deposits, time deposits or certificates of deposit (having original maturities no later than the next Transfer Date for any Series) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks), subject to supervision and examination by Federal or state banking or depository institution authorities, and having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term unsecured debt rating from S&P and Moody's;

(c) commercial paper (having original maturities no later than the next Transfer Date for any Series) having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term rating from S&P and Moody's;

(d) investments in money market funds (which may be 12b-1 funds, as contemplated under the rules promulgated by the Commission under the Investment Company Act of 1940) having a rating of AAA-m or AAAM-G from S&P and Aaa from Moody's (including funds for which the Trustee or any of its Affiliates acts as an investment adviser or manager);

(e) notes or bankers' acceptances (having original maturities no later than the next Transfer Date for any Series) issued by any depository institution or trust company referred to in clause (b) above; or

(f) repurchase agreements entered into with a securities firm which is a primary dealer on the Federal Reserve reporting dealer list or a financial institution having the highest short-term debt or certificate of deposit rating (as the case may be) available from S&P or Moody's; provided that such repurchase agreements are secured by a perfected first priority security interest in an obligation of the type described in clause (a) above; and provided, further, that (y) the market value of the obligation with respect to which such firm or institution has a repurchase obligation, determined as of the date on which such obligation is originally purchased, shall equal or exceed 102% of the repurchase price to be paid by such firm or institution and (z) the Trustee or a custodian acting on its behalf shall have possession of the instruments or documents evidencing such obligations.

"Eligible Servicer" means the Originator, the Trustee or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of loan receivables, (b) is legally qualified and has the capacity to service the Loans and (c) has demonstrated the ability to professionally and competently service a portfolio of similar loan receivables with high standards of skill and care.

"Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliate" means, as to any Person, any partnership, trade or business (whether or not incorporated) which, together with such Person, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

"Event of Default" has the meaning specified in Section 9.01 and with respect to any Series shall also mean any Additional Event of Default specified in the related Supplement.

"Expected Final Payment Date" with respect to any Series has the meaning specified in the related Supplement.

"Federal Crop Insurance Program" means the agricultural crop insurance program established pursuant to the Federal Crop Insurance Act, as amended.

"FDIC" means the Federal Deposit Insurance Corporation or any successor.

"Fixed Rate Concentration Limit" means, at any time, the product of (i) 5% and
(ii) the aggregate outstanding Principal Balances of Eligible Advances at such time.

"Fixed Rate Concentration Limit Excess" means, at any time, the amount
(if any) by which the aggregate outstanding Principal Balances of Eligible Advances which bear interest at a fixed rate exceeds the Fixed Rate Concentration Limit at such time.

"GAAP" means generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Originator and its Subsidiaries adopting the same principles, provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

"Geographical Concentration Limits" means, at any time, with respect to the acres of Crops in any of the five single states with the highest Crop concentrations, any five states in the aggregate and in the "South Region" (as defined in the Credit and Collection Policy) financed by Eligible Advances included in Pledged Assets at such time, an amount equal to the percentage listed opposite such state(s)/region multiplied by the aggregate outstanding Principal Balances of Eligible Advances included in Pledged Assets at such time:

                                                     % of Eligible
                  Category		   	            Advances

          		The highest single state		22%
     			The second highest single state	20%
     			The third highest single state	16%
     			The fourth highest single state	16%
     			The fifth highest single state	16%
         		Any five states in the aggregate	70%
        		South Region				10%

"Geographical Concentration Limit Excess" means, at any time, with respect to any single state, any five states in the aggregate and in the "South Region" (as defined in the Credit and Collection Policy), the amount (if any) by which the aggregate outstanding Principal Balances of Eligible Advances included in Pledged Assets extended to finance Crops in such state(s)/region, exceeds the Geographical Concentration Limit for such state(s)/region at such time.

"Global Note" means a Note evidencing all or any part of a Series to be issued in Book-Entry Form, which Global Note shall be issued to the Clearing Agency for such Series or its nominee in accordance with Section 6.11 and the applicable Supplement pursuant to which such Note is issued.

"Governmental Authority" means any country or nation, any political subdivision, state or municipality of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

"Greatest Amount of Eligible Advances" means, as of any date of determination, an amount equal to the highest aggregate outstanding Principal Balance of Eligible Advances included in Pledged Assets on any single day during the immediately preceding 14 month period.

"Greatest Amount of Net Eligible Advances" means, as of any date of determination, an amount equal to (a) the Greatest Amount of Eligible Advances on such date minus (b) the aggregate outstanding Principal Balance of Remarketing Loans included in Pledged Assets on the date applicable to the amount determined in clause (a) hereof.

"Hazardous Material" means: (a) any "hazardous substance", as defined by CERCLA; (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as amended; (c) any petroleum product; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any Environmental Laws.

"Holder" means, with respect to any Note, the Person in whose name such Note is registered in the Note Register.

"Indemnified Amounts" has the meaning specified in Section 7.03.

"Indemnified Party" has the meaning specified in Section 7.03.

"Indenture" means this Master Trust Indenture and Security Agreement, as the same may from time to time be amended, modified or otherwise supplemented, including, with respect to any Series, the related Supplement.

"Independent Public Accountants" means any nationally recognized accounting firm reasonably acceptable to the Issuer, the Servicer and the Insurer; provided that such firm is independent with respect to the Servicer within the meaning of the Act.

"Initial Closing Date" means the Closing Date with respect to the first Series issued hereunder.

"Initial Outstanding Principal Balance" means, with respect to any Series and for any date, an amount equal to the initial principal balance amount or amounts specified in the related Supplement.

"Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the ordering of the winding-up or liquidation of such Person's business, and, other than in a case in which such proceeding was instituted by an Affiliate of such Person, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors.

"Insolvency Proceeding" means any proceeding of the sort described in the definition of Insolvency Event.

"Insurance Obligations" means, at any time, the sum of the aggregate unpaid balance of, and accrued but unpaid interest on, (a) all reimbursement or repayment obligations (and all interest accrued thereon) then owing to the Insurer the Master Insurance Agreement in respect of (i) any payments made by the Insurer under any Trust Insurance Policy in accordance with the terms thereof, or (ii) any payment or advance made by the Insurer in lieu of a payment under any Trust Insurance Policy in accordance with the applicable terms of the Insurance Agreement, (b) the aggregate maximum amount then available for drawing under all outstanding Insurance Policies, (c) all premiums accrued under the Insurance Agreement and any related premium or fee letters to which the Insurer and the Issuer are parties, and (d) all other accrued fees, costs, expenses and indemnities owing by the Issuer to the Insurer pursuant to the terms of the Master Insurance Agreement and any other document, instrument or agreement relating thereto, in each case regardless of whether such obligations and liabilities are absolute or contingent, due or not due, liquidated or unliquidated and whether or not for the payment of money or the performance or nonperformance of any act.

"Insurance Policies" means each of the Trust Insurance Policy and each Noteholder Insurance Policy outstanding from time to time.

"Insurer" means MBIA Insurance Corporation, a New York stock insurance company.

"Insurer's Fee" has the meaning set forth in the fee agreement of even date herewith among the Issuer, the Originator and the Insurer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Interest Period" means, unless otherwise specified in the Supplement relating to any Series, with respect to any Distribution Date for such Series (i) in the case of the initial such Distribution Date, the period from and including the Closing Date for such Series to but excluding such initial Distribution Date and (ii) in the case of any other Distribution Date, the period from and including the preceding Distribution Date to but excluding such Distribution Date.

"Interest Reserve" means at any time, an amount equal to two (2) times the product of (i) the Aggregate Outstanding Amount on the last Business Day of the immediately preceding February (or, if such date of determination is the last Business Day of February, the

Aggregate Outstanding Amount at such time), and (ii)the [highest available] Note Rate at such time.

"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Investment Company Act" means the Investment Company Act of 1940, as amended from time to time.

"Issuer" means Ag Acceptance Corporation, a Delaware special purpose corporation.

"Issuer's Account" means the special account under the dominion and control of the Issuer, for deposits by the Servicer of funds allocable to the Issuer, maintained at such bank as the Issuer may designate for such purpose from time to time.

"Letter of Representations" means any applicable agreement among the Issuer, the Trustee and the applicable Clearing Agency with respect to such Clearing Agency's rights and obligations with respect to any Book-Entry Notes, as the same may be amended, supplemented, restated or otherwise modified from time to time.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever resulting in an encumbrance against real or personal property of a Person, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

"Liquidation Costs" means, with respect to any Acquired Advance, the aggregate costs, expenses and other amounts (net of recoveries) paid to or retained by third parties in connection with the liquidation of Related Security related to such Acquired Advance.

"Liquidation Ratio" means the ratio (expressed as a percentage) determined in respect of a calendar year, computed as of the last day of such calendar year (or with respect to the then current year, as of the last day of each calendar month of such year) by dividing:

(a) the greater of (x) the Liquidation Costs for the current calendar year and
(y) the Liquidation Costs for the immediately preceding calendar year;

 by

(b) the Greatest Amount of Eligible Advances for the calendar year that is two years prior to the current calendar year (or with respect to the then current year, the greater of (x) the Greatest Amount of Eligible Advances on such date and (y) the aggregate outstanding Principal Balance of Eligible Advances included in Pledged Advances at such time minus the aggregate outstanding Principal Balance of Remarketing Loans included in Pledged Assets at such time).

"Liquidation Reserve" means, one and one-half (1.5) times the product of (i) the Greatest Amount of Net Eligible Advances at such time and (ii) the greatest of (x) the most recently calculated Liquidation Ratios, (y) the Liquidation Ratio for the immediately preceding calendar year and (z) the average of the Liquidation Ratios for the three immediately preceding calendar years.

"Loan" means a loan receivable evidenced by a Obligor Note and comprised of one or more discretionary advances, arising from the extension of credit to an Obligor by the Originator in the ordinary course of its business (exclusive of any loan receivables in respect of "seed financing" or "intermediate loans" as such terms are generally used in the Credit and Collection Policy), and shall include, without limitation, all monies due or owing and all Collections and other amounts received from time to time with respect to such loan receivable and all proceeds (including, without limitation, "proceeds" as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest on the Loans subject to this Indenture) thereof.

"Loan Document" means, with respect to any Loan, the related Obligor Note and any related loan agreement, security agreement, mortgage, Assignment of Indemnity, financing statements and other documents, instruments, certificates or assignments (including amendments or modifications thereof) executed by the Obligor thereof or by another Person on the Obligor's behalf in respect of such Loan and related Obligor Note, including, without limitation, general or limited guaranties.

"Lock-Box Account" has the meaning specified in Section 4.02(b).

"Lock-Box Agreement" has the meaning specified in Section 4.02(c).

"Lock-Box Bank"has the meaning specified in Section 4.02(b).

"Loss Reserve" means, at any time, an amount equal to the greatest of:

(i) an amount equal to the product of (a) the Greatest Amount of Eligible Advances at such time and (b) the greater of (x) the average of the three (3) Loss Reserve Ratios calculated as of February 1st of the three immediately preceding years, and (y) the most recently calculated Loss Reserve Ratio;

(ii) an amount equal to the product of (a) the Greatest Amount of Eligible Advances at such time and (b) two (2) times the average of the following ratios (computed as of the most recent February 1st (the "Target Date")) for each of the three (3) twelve month periods (each a "Computation Period") which end on February 1st of the Computation Periods that are 5, 6 and 7 years, respectively, prior to the Target Date (each such year a "Reference Year"): for each Reference Year, the ratio (expressed as a percentage) computed by dividing:

(I) the sum of:

(a) the aggregate outstanding Principal Balances of Acquired Advances in respect of Loans whose Due Date occurred during such Reference Year, but were unpaid on the fifth anniversary of February 1st of such Reference Year (the "Measurement Date") plus

(b) the Principal Balance of Acquired Advances with Due Dates in such Reference Year that were written off as uncollectible on or prior to such Measurement Date;

by

(II)the Greatest Amount of Net Eligible Advances on February 1st of such Reference Year; and

(iii) five (5) times the Obligor Concentration Limit at such time.

"Loss Reserve Ratio" means the ratio (expressed as a percentage) computed as of any day by dividing:

(a) (without duplication) the sum of:

(i) the aggregate outstanding Principal Balances of Acquired Advances in respect of Loans that were Defaulted Loans as of the immediately preceding February 1st, plus

(ii) the aggregate outstanding Principal Balances of Acquired Advances in respect of Loans on such day that would have become Defaulted Loans as of the immediately preceding February 1st if such Loans had not become Defaulted Loans during the twelve month period immediately preceding such February 1st, plus

(iii) the aggregate outstanding Principal Balances of Acquired Advances in respect of Loans that became Defaulted Loans during the 12 month period immediately preceding such day;

by

(b) the Greatest Amount of Net Eligible Advances as of the immediately preceding February 1st.

"Majority in Interest" means with respect to each Series the Holders of Notes evidencing 51% or more of the Outstanding Principal Balance of such outstanding Series.

"Majority Noteholders" means, at any time, the Noteholders holding Notes evidencing 51% or more of the aggregate Outstanding Principal Balance for all outstanding Notes of all Series at such time.

"Master Insurance Agreement" means that certain Master Insurance and Reimbursement Agreement, dated the date hereof, among the Insurer, the Issuer, the Originator and the Trustee.

"Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on

(a) the business, properties, operations, profits, prospects, or condition (financial or otherwise) of the Originator and its Subsidiaries (taken as a whole), the Issuer, the Noteholders, the Insurer or the Trustee;

(b) the ability of any of the Servicer, the Issuer or the Originator to perform its respective obligations under any of the Transaction Documents to which it is a party;

(c) the validity or enforceability of, or collectibility of amounts payable under, any of the Transaction Documents;

(d) the status, existence, perfection or priority of (i) the Trustee's security interest in the Pledged Assets, (ii) the Issuer's interest in and title to the Pledged Assets, or (iii) the Originator's interest in the Pledged Assets, in each case free of any Lien (other than the Primary Lien and the Permitted Encumbrances);

(e) the value, validity, enforceability or collectibility of the Notes, the Loan Documents, or any of the other Pledged Assets (as applicable).

"Monthly Report" means a report substantially in the form set forth in Exhibit E attached hereto.

"Moody's" means Moody's Investors Service, Inc. or its successor.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001
(a)(3) of ERISA to which, either Originator or an ERISA Affiliate of either of them is making, is obligated to make or has within the last six years made or been obligated to make contributions on behalf of participants who are or were employed by any such entity.

"Net Aggregate Eligible Advances" means, at any time, the aggregate outstanding Principal Balance of the Eligible Advances included in Pledged Assets at such time minus the Aggregate Concentration Limit Excess at such time minus the Credit Factor Adjustment at such time.

"Net Eligible Advance Balance" means, as of any date of determination, the sum of (A) the Net Aggregate Eligible Advances at such time, minus (B) the Required Reserves at such time.

"Net Outstanding Amount" means at any time the Aggregate Outstanding Amount minus the amount of Cure Funds on deposit in the Reserve Account as of such time minus the amount of funds on deposit in any Defeasance Account to be distributed to Noteholders in reduction of the Outstanding Principal Balance of their Notes.

"Note" means any one of the Notes executed by the Issuer and authenticated by or on behalf of the Trustee, in substantially the form attached to the related Supplement.

"Noteholder" means, with respect to a Note, the Holder of such Note.

"Noteholder Insurance Policy" means any financial guaranty insurance policy (other than the Trust Insurance Policy) delivered by the Insurer for the benefit of any Person pursuant to which the payment of principal and interest on any Note is guaranteed, or any successor agreement, instrument or document.

"Noteholders" means all Holders of all the Notes.

"Note Obligations" means the aggregate unpaid principal of and premium, if any, on, and accrued but unpaid interest on, the Notes, regardless of whether such obligations and liabilities are absolute or contingent, due or not due, liquidated or unliquidated and whether or not for the payment of money or the performance or nonperformance of any act.

"Note Rate" means, with respect to any Series, the interest rate specified therefor in the related Supplement.

"Note Register" has the meaning specified in Section 6.03(a).

"Notices" means all demands, notices, instructions, directions, requests, authorizations and communications required or permitted to be given under this Indenture.

"Obligor" means, with respect to any Loan, the Person or Persons obligated to make payments in respect of the Advances arising thereunder (including, without limitation, any co-signer or guarantor for a Person so obligated).

"Obligor Claim" means any dispute, claim, offset or defense of the Obligor of a Loan, including, without limitation, the defense of usury, or any other claim of such Obligor against or adjustment to such Loan resulting from the transaction out of which such Loan arose or any related or unrelated transaction.

"Obligor Concentration Limit" means for any Obligor at any time, 1.25% of the Greatest Amount of Eligible Advances at such time; provided, however, the Concentration Limit shall be calculated as if such Obligor and all of such Obligor's Affiliates were one Obligor.

"Obligor Concentration Limit Excess" means, at any time, with respect to an Obligor, the amount (if any) by which the aggregate outstanding Principal Balances of Eligible Advances to such Obligor included in Acquired Advances exceeds the Obligor Concentration Limit.

"Obligor Note" means any promissory note evidencing the indebtedness of an Obligor under a Loan and each Advance made in respect thereof, together with any modifications thereto.

"Officer's Certificate" means, unless otherwise specified in this Indenture, a certificate signed by the President, any Vice President, the Chief Financial Officer, the Treasurer or Controller, the Assistant Treasurer or the Secretary or Assistant Secretary of the Issuer, or of a Servicer, or of any Successor Servicer, as the case may be, and delivered to the Trustee.

"Opinion of Counsel" means a written opinion, in form and substance reasonably satisfactory to the Trustee and from counsel reasonably satisfactory to the Trustee, which counsel, except where this Indenture otherwise provides, may be counsel for, or an employee of, either the Person providing such opinion or an Affiliate of such Person.

"Originator" means Ag Services of America, Inc., an Iowa corporation, in its individual capacity.

"Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent

(other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Notes which have been replaced pursuant to Section 6.04 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite Outstanding Principal Balance of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee's right so to act with respect to such Notes and
(B) that the pledgee is not the Issuer or an Affiliate of the Issuer.

"Outstanding Principal Balance" means, at any time (a) with respect to any Note, the outstanding principal balance of such Note at such time and (b) with respect to any Series of Notes, the aggregate outstanding principal balance of all Notes in such Series at such time.

"Paying Agent" means any paying agent appointed pursuant to Section 6.06.

"PBGC" means the Pension Benefit Guaranty Corporation, or any other Governmental Authority succeeding to the functions thereof.

"Permitted Encumbrances" means, with respect to any Related Security constituting Crops, (a) Liens against such Crops which are by statute granted priority over the Lien granted to the Originator pursuant to the Loan Documents, or (b) which secure Debt to Persons other than parties hereto which have been deducted by the Originator in setting the credit limit for the related Obligor.

"Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity of similar nature.

"Plan" means any plan, program, arrangement, agreement, practice or contract that provides or is intended to provide benefits or compensation to or on behalf of one or more employees or former employees of the Originator or an ERISA Affiliate of the Originator, whether formal or informal, whether or not written, including, but not limited to, any employee benefit plan as defined in Section 3(3) of ERISA, any employee pension benefit plan and any retiree welfare plan.

"Pledged Assets" has the meaning ascribed to such term in the Granting Clause of this Indenture.

"Prepayment Premium" with respect to any Series, shall have the meaning specified in the related Supplement, if applicable.

"Primary Custodial Documents" has the meaning specified in Section 2.05(j)(ii).

"Primary Lien" has the meaning ascribed to such term in the Granting Clause of this Indenture.

"Principal Balance" means, with respect to an Advance, and as of a date of determination, the unpaid principal balance of such Advance on such date.

"Principal Terms" means, with respect to any Series: (a) the name or designation; (b) the Initial Outstanding Principal Balance or maximum principal amount (or method for calculating such amount); (c) the Note Rate (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating collections to Noteholders; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts;
(g) the Issuer and terms of any form of enhancement with respect thereto; (h) the terms, if any, on which the Notes of such Series may be exchanged for Notes of another Series, repurchased or redeemed by the Issuer or remarketed to other Noteholders; (i) the Special Wind Down Date; (j) the Amortization Events with respect thereto, if any; (k) the Amortization Date with respect thereto, if any; and (l) if such Series is designated as a Series of Variable Funding Notes, the Termination Date for such Series.

"Prior Transaction Documents" means the Credit Agreement dated as of March 12, 1997 among the Issuer as the "Borrower", Ag Services of America, Inc. , as the "Servicer", Triple-A One Funding Corporation, CapMAC Financial Services, Inc., as the "Administrative Agent" and Capital Markets Assurance Corporation, as the "Collateral Agent" (as amended, supplemented or otherwise modified from time to time prior to the date hereof), together with the documents, agreements and instruments executed by the Issuer in connection therewith.

"Purchase" means the purchase of Advances by the Issuer from the Originator pursuant to the terms of the Purchase and Contribution Agreement.

"Purchase and Contribution Agreement" means that certain Amended and Restated Purchase and Contribution Agreement, dated as of [________], 1999 by and among the Originator and the Issuer, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

"Purchase Price" has the meaning specified in the Purchase and Contribution Agreement.

"Rating Agency" means each nationally recognized rating agency which, at the request of the Issuer, has rated any Series of Notes, as set forth in the related Supplement.

"Rating Agency Condition" means, with respect to any action, that each Rating Agency, upon the written request of the Issuer, the Servicer, the Insurer or the Trustee, shall have notified such parties in writing that such action in and of itself will not result in a reduction or withdrawal of the rating of any Outstanding Series with respect to which it is a Rating Agency.

"Record Date" means, with respect to any Distribution Date, the last day of the preceding calendar month.

"Records" means all Loan Documents and other documents, books, credit files, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related security and rights) maintained with respect to Loans and the related Obligors.

"Redemption Date" has the meaning specified in Section 13.02.

"Redemption Price" has the meaning specified in Section 13.04.

"Related Security" means, with respect to any Advance, (i) all of the Originator's and/or the Issuer's right, title and interest in and to the payments to be made by the Obligor and any other rights which are assignable under the related Loan Documents; (ii) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Advance, whether pursuant to the Loan Documents related to such Advance or otherwise, including without limitation, all interests in Crop Insurance with respect to such property; (iii) all Records; (iv) guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Advance whether pursuant to the Loan Documents related to such Advance or otherwise; (v) in the case of the Issuer, all of its right, title and interest in and to the Purchase and Contribution Agreement and (vi) all rights under warranties, indemnities, or insurance with respect to the Advances, related Loan Documents or other Related Security described above, including without limitation any such warranties, indemnities made by the Originator under the Purchase and Contribution Agreement.

"Remarketing Loan" means a Loan (i) which is not a Defaulted Loan, (ii) which remains unpaid in whole or part after the Due Date for such Loan, (iii) which, on or prior to the Due Date for such Loan, the Issuer has elected to classify such Loan as a "Remarketing Loan", and (iv) with respect to which, on or prior to the date that is four weeks after the Due Date for such Loan, the Issuer or the Servicer has notified the Obligor thereof that such Loan is past due and that the Issuer's election not to demand payment of such Loan at the time of such notice neither constitutes an extension of the Due Date nor a waiver of the Issuer's right to demand immediate payment.

"Remarketing Ratio" means the ratio (expressed as a percentage) computed as of any day by dividing (a) the sum of the aggregate Principal Balances of Remarketing Loans on the immediately preceding February 1st by (b) the Greatest Amount of Eligible Advances.

"Reportable Event" means any of the reportable events set forth in Section 4043(b) of ERISA and the regulations issued from time to time thereunder (other than a reportable event not subject to the provisions for 30-day notice to the PBGC under such regulations).

"Required Reserves" means, as of any date of determination, the greater of:

(i) the sum of (A) the Loss Reserve at such time, plus (B) the Servicing Reserve at such time, plus (C) the Interest Reserve at such time, plus (D) the Dilution Reserve at such time, plus (E) the Liquidation Reserve at such time; or

(ii) 15% of the Greatest Amount of Eligible Advances at such time.

"Requirements of Law" means any law, treaty, rule or regulation, final determination of an arbitrator or Governmental Authority, or order of any judicial authority, and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

"Reserve Account" has the meaning specified in Section 4.02(a).

"Responsible Officer" means, (i) when used with respect to the Trustee, any officer within the corporate trust department of the Trustee including any vice president, assistant vice president, senior trust officer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and
(ii) when used with respect to the Issuer or the Servicer, any of the President, Chief Executive Officer, Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer or Chief Financial Officer of such Person.

"Revolving Period" means, with respect to any Series of Notes, the period during which such Series is outstanding prior to the occurrence of the Amortization Period for such Series or the Wind Down Date.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

"Scheduled Wind Down Date" means, the Distribution Date occurring in ____, 2004, as such date may from time to time be extended pursuant to
Section 12.01 hereof.

"Secured Obligations" means, collectively, (a) the Note Obligations, (b) the Insurance Obligations and (c) the Trustee Obligations.

"Secured Party" means any of the Insurer, the Trustee and any of the Noteholders, as the case may be.

"Seller Note" has the meaning assigned to such term in Section 2.2 of the Purchase and Contribution Agreement.

"Series" means any series of Notes.

"Series Account" means any deposit, trust, escrow, reserve or similar account maintained for the benefit of the Noteholders of any Series, as specified in any Supplement and including, with respect to any Series, any Defeasance Accounts maintained for the benefit of the applicable Noteholders.

"Series Allocation Percentage" shall mean, with respect to each Series,

(i) on any Business Day prior to the Wind Down Date:

(a) if such Series is in the Revolving Period and no Set-Aside Period has occurred and is continuing, zero;

(b) if such Series is in the Amortization Period and no Set-Aside Period has occurred and is continuing, a fraction (expressed as a percentage) (x) the numerator of which equals the Net Outstanding Amount of all Notes of such Series, as of the applicable Amortization Date, and (y) the denominator of which equals the Net Outstanding Amount of all Series in their respective Amortization Periods as of the applicable Amortization Date for each such Series;

(c) if a Set-Aside Period has occurred and is continuing, a fraction (expressed as a percentage) (x) the numerator of which equals the Net Outstanding Amount of all Notes of such Series as of the Business Day immediately preceding the commencement of such

Set-Aside Period and (y) the denominator of which equals the Net Outstanding Amount of all outstanding Series as of the Business Day immediately preceding the commencement of such Set-Aside Period; and

(ii) on any Business Day after the Wind Down Date, a fraction (expressed as a percentage)(a) the numerator of which equals the sum of the Net Outstanding Amount of all Notes of such Series as of the Wind Down Date and (b) the denominator of which equals the Net Outstanding Amount of all outstanding Series of Notes as of the Wind Down Date.

"Service Transfer" has the meaning specified in Section 10.01.

"Servicer" means, at any time, the Person which is authorized to act as Servicer under Section 3.01 to administer, collect and service the Acquired Advances, including any Successor Servicer appointed pursuant to
Section 10.02.

"Servicer's Daily Report" has the meaning specified in Section 3.04(g).

"Servicer Default" has the meaning specified in Section 10.01.

"Servicing Fee" means, with respect to any Collection Period, an amount equal to the product of a (i) per annum fee of one percent (1.00%) (calculated on the basis of actual days in such Collection Period over 360 days) multiplied by (ii) the aggregate outstanding Principal Balance of the Acquired Advances constituting Pledged Assets as of the beginning of such Collection Period.

"Servicing Officer" means any officer, employee or other agent of the Servicer who in any case is involved in, or responsible for, the administration and servicing of the Loans and whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

"Servicing Reserve" means, as of any date of determination, an amount equal to the product of (i) one percent (1%) multiplied by (ii) the Greatest Amount of Eligible Advances on such date.

"Set-Aside Period" means the period beginning on any Business Day on which an Asset Deficiency exists if the Issuer shall begin depositing Collections or funds to the Reserve Account on the day collected (all such funds so deposited from time to time by the Issuer being "Cure Funds"), and continuing until the earlier of (a) the date on which the Asset Deficiency is reduced to zero and
(b) the fifth consecutive Business Day on which such Asset Deficiency shall exist.

"Special Wind Down Date" means, with respect to any Series, the "Special Amortization Date" specified in the applicable Supplement.

"Stated Amount" means, with respect to any Variable Funding Note, the maximum principal amount that may be required to be funded by the Holder of such Variable Funding Note pursuant to the applicable Supplement.

"Stated Maturity Date" means, with respect to any Series, the "Stated Maturity Date" specified in the applicable Supplement relating thereto.

"Successor Servicer" means a "Successor Servicer" appointed pursuant to
Section 10.02(a).

"Supplement" means, with respect to any Series, a supplement to this Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Article VI, and all amendments, modifications or supplements to this Indenture.

"Tax Opinion" means, with respect to the original issuance of any Notes, an Opinion of Counsel who is not an employee of the Originator or any Affiliate thereof to the effect that, for federal and [Iowa] (and any other State where substantial servicing activities in respect of Loans are conducted by the Issuer or the Servicer if there is a substantial change from present servicing activities) state income and franchise tax purposes, to the effect that such Notes should properly be characterized as debt of the Issuer.

"Term Note" means any Note, the principal amount of which is fixed on the date of its issuance pursuant to the related Supplement and which by its terms is not subject to any future increase.

"Termination Date" means, with respect to any Series of Variable Funding Notes, the termination date specified in the related Supplement.

"Termination Notice" means any termination notice delivered by the Trustee or the Insurer to the Servicer pursuant to Section 10.01 following a Servicer Default or Event of Default.

"Transaction Documents" means the Purchase and Contribution Agreement, this Indenture each Supplement, the Trust Insurance Policy, the Master Insurance Agreement, the Notes and, with respect to any Series, any other agreement specified in the applicable Supplement relating thereto as being a "Transaction Document" and, in addition, any other document executed by the parties hereto which specifically recites that it is a "Transaction Document" for purposes of this Indenture.

"Transfer Agent and Registrar" has the meaning specified in Section 6.03.

"Transfer Date" for any Series means the Business Day immediately preceding a Distribution Date for such Series, or, if the last day of an Interest Period for such Series is other than a Distribution Date, the Business Day immediately preceding such last day of such Interest Period.

"Trust Accounts" means the Collection Account, the Reserve Account, the Carrying Cost Account, each Defeasance Account and any other Series Account established pursuant to the terms of any Supplement.

"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1939, as in force on the Closing Date, except as set forth in Section 6.09(c) of this Indenture.

"Trust Insurance Policy" means that certain financial guaranty insurance policy, delivered by the Insurer in favor of the Trustee on behalf of the Noteholders, or any successor agreement, instrument or document pursuant to which the payment of principal and interest on the Notes is guaranteed.

"Trustee" means ______________, a _______, in its capacity as trustee on behalf of the Noteholders, or its successor in interest, or any successor trustee appointed as herein provided.

"Trustee Obligations" means the fees, costs, expenses and indemnification obligations of the Issuer to the Trustee provided for under Section 7.03 of this Indenture, regardless of whether such fees, costs, expenses or indemnification obligations are absolute or contingent, due or not due, liquidated or unliquidated and whether or not for the payment of money or the performance or nonperformance of any act.

"Trustee's Fee" has the meaning specified in Section 11.10.

"UCC" means the Uniform Commercial Code, as amended from time to time, as in effect in any applicable or specified jurisdiction.

"Unmatured Event of Default" means any event which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

"Unmatured Servicer Default" means any event which, with the giving of notice or the passage of time or both, would constitute a Servicer Default.

"Variable Funding Note" means any Notes of any Series the principal amount of which may be increased and/or reduced from time to time and which is designated as a "Variable Funding Note" in the Supplement pursuant to which such Series is issued.

"Wind Down Date" means, the earlier of (x) the Scheduled Wind Down Date and
(y) the date on which an Event of Default is deemed to have occurred,  and
(z) the
occurrence of any Special Wind Down Date under any Series as specified in the applicable Supplement. The Wind Down Date for any Series shall cause a Wind Down Date for all Series to occur.

"Wind Down Period" means, with respect to all Series, the period beginning on the Wind Down Date for any Series, and ending upon the payment in full to the Noteholders of all such Series of the Aggregate Outstanding Balance with respect to such Series, all accrued and unpaid interest thereon and all other amounts owed to the Noteholders hereunder and under each applicable Supplement.

"Year 2000 Issues" means, anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations, and financial condition of the Issuer or the Servicer and of the Issuer's or the Servicer's material customers, suppliers and vendors.

SECTION 1.02. Incorporation by Reference to Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms incorporated by reference in this Indenture have the following meanings:

"indenture securities" means the Notes.

"indenture security holder" means a Noteholder.

"indenture to be qualified" means this Indenture.

"indenture trustee" or "institutional trustee" means the Trustee.

"obligor" on the indenture securities means the Issuer or any other obligor on the Notes, if any.

All other Trust Indenture Act terms used or incorporated by reference in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act's reference to another statute or defined by Commission rule shall, in each case, have the meanings assigned to them therein.

SECTION 1.03. Compliance Certificates and Opinions. (a) Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee (x) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and (y) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with; provided that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the annual certificate provided pursuant to Section 3.04(g)(v) shall include:

(1)a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)a statement as to whether, in the opinion of each such Person, such covenant or condition has been complied with.

SECTION 1.04. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.05.  Acts of Noteholders.  (a)	Any request, demand, authorization,
direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by any Noteholders, or a specified percentage or number of Noteholders, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders, in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee as herein provided and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Action" of the Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be
sufficient for any purpose of this Indenture and (subject to Section 11.02)
conclusive in favor of the Trustee and the Issuer if made in the manner provided in this Section.

(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by an acknowledgment of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)The ownership of the Notes shall be proved by the Note Register.

(d)Any request, demand, authorization, direction, notice, consent, waiver or other Action of any Noteholder or the Noteholders of any Series of Notes shall bind every future holder of the same Note or Series of Notes and the holder of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to take any action under this Indenture by vote or consent. Such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Noteholders, furnished by or to the Trustee prior to such solicitation. If a record date is fixed, those persons who were Noteholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be so after such record date.

SECTION 1.06. Conflict with Trust Indenture Act. If at any time this Indenture becomes or is required to become qualified under the Trust Indenture Act and any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, such imposed duties shall control.

SECTION 1.07. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person (other than the parties hereto or thereto and their successors hereunder, any Paying Agent and the Noteholders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.08. Incorporation of Recitals. The Recitals of the Issuer set forth above in this Indenture are hereby incorporated by this reference hereto as if, and to the same extent that, such Recitals were contained in the body of this Indenture.

SECTION 1.09. Other Definitional Provisions. (a) All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)	 As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture, and accounting terms partly defined in this Indenture to the extent not completely defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and in effect from time to time. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

(c)	 The words "hereof", "herein" and "hereunder" and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; and Section, Schedule and Exhibit references contained in this Indenture are references to Sections, Schedules and Exhibits in or to this Indenture unless otherwise specified; and the term "including" shall mean "including without limitation".


	ARTICLE II

	GRANT OF LIEN OF CERTAIN ASSETS;
	ISSUANCE OF NOTES

SECTION 2.01. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Noteholders of the security interest in all Pledged Assets granted pursuant to the Granting Clause of this Indenture and declares that it shall maintain such security interest upon the trust herein set forth, for the benefit of the Secured Parties on the terms and subject to the conditions hereinafter set forth.

SECTION 2.02. Certain Matters Regarding the Grant. (a) In connection with the grant to the Trustee as described in the Granting Clause above, the Issuer and the Servicer have on or prior to the Initial Closing Date recorded and filed or caused to be recorded and filed, at the Issuer's expense, financing statements (including assignments of pre-existing financing statements and continuation statements with respect to any such financing statements when applicable) with respect to the Pledged Assets (whether now existing or hereafter created) meeting the requirements of applicable state law in such manner and in such jurisdictions as the Issuer and the Servicer reasonably determined where necessary or desirable to perfect, and maintain perfection of, the security interests granted hereunder and the ownership interests of the Issuer in the Acquired Advances and Related Security purchased from the Originator. The Trustee shall have no obligation whatsoever to file such financing statements, or continuation statements to such financing statements, or to make any other filing under the UCC in connection with such transfer or grant. In connection with the grant to the Trustee as described in the Granting Clause above, the Issuer and the Servicer further agree to deliver to the Custodian each Primary Custodial Document in accordance with the terms of this Indenture and the Custodial Agreement.

(b)In connection with the grant to the Trustee as described in the Granting Clause above, the Servicer shall, on behalf of the Issuer, on or prior to the Initial Closing Date, mark (or cause the marking of) the master data processing records of the Originator evidencing that the Acquired Advances have been sold or contributed to the Issuer pursuant to the Purchase and Contribution Agreement.

(c)The Servicer agrees to request from the Issuer, and the Issuer agrees to record and file from time to time, at its own expense, financing statements and other documents (and amendments thereto, assignments thereof and continuation statements, when applicable) with respect to the Acquired Advances and the other Pledged Assets now existing and hereafter created meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the grant of a security interest hereunder in the Acquired Advances and the other Pledged Assets to the Trustee. The Issuer shall deliver a file-stamped copy of each such financing statement or other document or other evidence of such filing to the Trustee as soon as available after filing. The Trustee shall be under no obligation whatsoever to file such financing statements, documents, amendments, assignments or continuation statements, or to make any other filing under the UCC in connection with such Transfer. In the event that any of the Acquired Advances and other Pledged Assets become evidenced by an instrument, the Issuer agrees to (or to cause the Originator or the Servicer to) deliver to the Custodian the original of such instrument as required by
Section 2.05(j) hereof. Within 30 days after the Issuer makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with the terms of this Indenture seriously misleading within the meaning of Section 9-402(7)
(or any comparable provision) of the UCC as in effect in the jurisdiction the law of which governs the perfection of the interest in the Pledged Assets created hereunder, the Issuer shall give the Trustee notice of such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's interest in the Pledged Assets and the proceeds thereof contemplated by this Section 2.02.

The Issuer and the Servicer will give the Trustee and the Insurer 30 days prior written notice of any relocation of any office from which any of them service the Acquired Advances or keep Records concerning the Acquired Advances or of their principal executive offices and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trustee's interest in the Acquired Advances and the other Pledged Assets and the proceeds thereof contemplated by this Section 2.02. The Issuer and the Servicer will at all times maintain each office from which they service Loans and their principal executive offices within the United States of America.

The Issuer further agrees herein, at its own expense, on or prior to the Initial Closing Date to indicate in its computer records that the Acquired Advances have been pledged to the Trustee hereunder.

(d) The Trustee hereby agrees not to disclose to any Person any information delivered to the Trustee from time to time with respect to the Pledged Assets or any Obligor except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trustee, (ii) as required in the performance of the Trustee's duties hereunder, (iii) as required in enforcing the rights of the Secured Parties hereunder or (iv) as provided in any Supplement. The Trustee agrees to protect and maintain the security and confidentiality of such information in accordance with reasonable and customary industry standards and, in connection therewith, will allow the Issuer to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. The Trustee shall use its best efforts to provide the Issuer written notice at least five Business Days prior to any disclosure pursuant to this Section 2.02 and in any event will provide written notice whenever disclosure is made.

(e) If (i) the Issuer or the Servicer fails to perform any of its agreements or obligations under any Transaction Document to which it is a party and does not remedy such failure within the applicable cure period, if any, and (ii) the Trustee in good faith reasonably believes that the performance of such agreements and obligations is necessary or appropriate to protect the interests of the Secured Parties under this Indenture, then the Trustee or its designees may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Trustee or such designee incurred in connection therewith shall be payable by the Issuer. If, at any time, the Issuer or the Servicer fails to file or cause to be filed any financing statement or continuation statement, or amendment thereto or assignment thereof, that is required to be filed pu0suant to this Indenture or any of the other Transaction Documents, the Trustee may (but shall not be obligated to), and the Issuer and the Servicer hereby authorize the Trustee to, file such financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pledged Assets now existing or hereafter arising in the name of the Issuer, the Servicer or, to the extent permitted under the Purchase and Contribution Agreement, the Originator, in any case, at the expense of the Servicer to be paid out of the Servicing Fee.

SECTION 2.03. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants as of the date hereof and, by accepting the proceeds of each issuance of Notes hereunder and each other distribution hereunder, as of such date, and with respect to any Series, as of the date of any Supplement and the related Closing Date, unless otherwise stated in such Supplement, that:

(a)Due Incorporation and Good Standing. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party. The Issuer is duly qualified to do business and is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses and approvals would render any Acquired Advance or related Loan Document unenforceable by the Issuer or would otherwise have a Material Adverse Effect.

(b)Due Authorization and No Conflict. The execution, delivery and performance by the Issuer of each of the Transaction Documents to which it is a party, and the consummation of each of the transactions contemplated hereby and thereby, including the Transfer of all property hereunder and the acquisition of the Advances under the Purchase and Contribution Agreement and the grant of the security interests hereunder, have in all cases been duly authorized by the Issuer by all necessary corporate action, and do not contravene (i) the Issuer's charter or by-laws, (ii) any law, rule or regulation applicable to the Issuer, (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, deed of trust, security agreement, bond, note, or other agreement or instrument binding on or affecting the Issuer or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Issuer or its property (except where such contravention would not have a Material Adverse Effect), and do not, except as otherwise expressly contemplated hereunder and except with respect to Permitted Encumbrances on Related Security acquired by the Issuer, result in or require the creation of any Lien upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(c)Governmental and Other Consents. All approvals, authorizations, consents, orders or other actions of, and all registration, qualification, designation, declaration, notice to or filing with, any Person or of any governmental body or official required in connection with the execution and delivery of any of the Transaction Documents to which the Issuer is a party, the consummation of the transactions contemplated hereby or thereby, the performance of and the compliance with the terms hereof or thereof, have been obtained, except where the failure so to do would not have a Material Adverse Effect.

(d)Enforceability of Transaction Documents. Each of the Transaction Documents to which the Issuer is a party have been duly and validly executed and delivered by the Issuer and constitute the legal, valid and binding obligation of the Issuer, enforceable in accordance with their respective terms, except as enforceability may be subject to or limited by Debtor Relief Laws or by general principles of equity (whether considered in a suit at law or in equity).

(e)No Litigation. There are no proceedings or investigations pending or, to the best knowledge of the Issuer, threatened against the Issuer before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Indenture or any of the other Transaction Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture or any of the other Transaction Documents, (iii) seeking any determination or ruling that would adversely affect the performance by the Issuer of its obligations under this Indenture or any of the other Transaction Documents, (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Indenture or any of the other Transaction Documents, or (v) seeking any determination or ruling that would, if adversely determined, be reasonably likely to have a Materially Adverse Affect.

(f)Use of Proceeds. All proceeds of the issuance of any Note shall be used by the Issuer exclusively to fund a Purchase of Advances from the Originator under the Purchase and Contribution Agreement, or to otherwise fund costs and expenses permitted to be paid under the terms of the Transaction Documents in connection with the transactions contemplated to take place hereunder.

(g)Perfection of Security Interests in Pledged Assets.

(i)The Trustee has a legal, valid, and enforceable Lien upon all Pledged Assets and a first priority perfected security interest in all Pledged Assets in which a security interest can be created under Article 9 of the UCC, as security for the repayment of the Aggregate Outstanding Amount with respect to all Series, all accrued and unpaid interest thereon and all other amounts owed to the Noteholders hereunder and under the applicable Supplement and all amounts owing to the Insurer in connection herewith and therewith, which Lien upon and security interest in the Pledged Assets is free and clear of all Liens (other than with respect to any Related Security, any Permitted Encumbrances);

(ii)The Issuer has good and valid title to (and, to the extent that Article 9 of the UCC is applicable to the Issuer's acquisition thereof under the Purchase and Contribution Agreement, a valid and perfected security interest
in) the Pledged Assets, which interest in and title to the Pledged Assets is free and clear of all Liens (other than the Primary Lien and any Permitted Encumbrances); and

(iii)No effective financing statement or other instrument similar in effect that covers all or part of the Pledged Assets or any interest therein is on file in any recording office except such as may be filed (A) in favor of the Issuer as "Purchaser" pursuant to the Purchase and Contribution Agreement, and
(B) in favor of the Trustee, for the benefit of the Noteholders and the Trustee, in accordance with this Indenture or otherwise filed by or at the direction of the Trustee.

(h)Accuracy of Information. All certificates, reports, financial statements and similar writings furnished by or on behalf of the Issuer to Noteholders, the Trustee, or the Insurer at any time pursuant to any requirement of, or in response to any request of any such party under this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby, have been, and all such certificates, reports, financial statements and similar writings hereafter furnished by the Issuer to such parties will be, true and accurate in every respect material to the transactions contemplated hereby on the date as of which any such certificate, report, financial statement or similar writing was or will be delivered, and shall not omit to state any material facts or any facts necessary to make the statements contained therein not materially misleading.

(i) Governmental Regulations. The Issuer is not an "investment company", an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act.

(j) Margin Regulations. The Issuer is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in any of Regulations T, U, or X of the Board of Governors of the Federal Reserve System, as in effect from time to time). No part of the proceeds of any of the issuance of any Note has been used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of any of Regulations T, U, or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

(k) Location of Chief Executive Office and Records. The principal place of business and chief executive office of the Issuer, and the offices where the Issuer's Records are maintained are at the addresses of the Issuer referred to in Section 14.04 and on Schedule 2 hereto, and the Issuer does not operate its business or maintain the Records at any other location (provided that, at any time after the Initial Closing Date, upon 30 days' prior written notice to the Trustee and the Insurer, the Issuer may relocate its principal place of business and chief executive office, and/or the office where the Issuer maintains all of its Records, to such other locations within the United States, notified to the Trustee in jurisdictions with respect to which all applicable action required by Section 2.02 has been taken and completed).

(l) Lock-Box Accounts. The account numbers of all Lock-Box Accounts, together with the names, addresses, ABA numbers and names of contact persons of all the Lock-Box Banks maintaining such Lock-Box Accounts are specified in
Schedule 1. From and after the Initial Closing Date, none of the Originator or the Issuer shall have any rights, title and/or interest (except for the Originator's right as Servicer) in or to any of the Lock-Box Accounts and maintain no lock-box accounts in their own names for the collection of payments in respect of any Advances. The Issuer has no other lock-box accounts for the collection of the Advances except for the Lock-Box Accounts.

(m) No Trade Names. Since the date of its formation, the Issuer has not (i) been known by any legal name other than its corporate name as of the date hereof, (ii) been the subject of any merger or other corporate reorganization that resulted in a change of name, identity or corporate structure, or (iii) used any trade names, fictitious names, assumed names or "doing business as" names other than its actual corporate name.

(n) Separate Identity. The Issuer is operated as an entity separate from the Originator and the Originator's other Affiliates and:

(i) has its own board of directors;

(ii) has at least two independent directors, each of which (A) is reasonably acceptable to the Insurer and not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, customer or supplier of any of the Originator or any of the Originator's other Affiliates or relative of any thereof, nor a trustee in bankruptcy for any thereof and
(B) is an individual with at least three years' prior experience in transactions involving the securitization of financial assets, and prior experience as an independent director for a corporation (other than the Issuer) whose charter documents require the unanimous consent of all independent directors before such corporation could file a bankruptcy proceeding or consent to the institution of bankruptcy proceedings against it;

(iii) maintains its assets in a manner which facilitates their identification and segregation from those of its Affiliates, has a separate telephone number from that of the Originator and any of the Originator's other Affiliates and has separately leased office space for the maintenance of its Records;

(iv) has all office furniture, fixtures and equipment necessary to operate its business and such furniture, fixtures, and equipment are either owned by the Issuer or leased pursuant to written leases;

(v) conducts all intercompany transactions with each of the Originator and the Originator's other Affiliates on terms which the Issuer reasonably believes to be on an arm's-length basis;

(vi) has not guaranteed any obligation of any of the Originator or any of the Originator's other Affiliates, nor has it had any of its obligations guaranteed by any such entities and has not held itself out as responsible for debts of any such entity or for the decisions or actions with respect to the business and affairs of any such entity;

(vii) has not permitted the commingling or pooling of its funds or other assets with the assets of any of the Originator or any of the Originator's other Affiliates (other than in respect of items of payment which are not material in the aggregate and which have been mistakenly forwarded by an Obligor directly to the Originator or any of the Originator's other Affiliates);

(viii) has separate deposit and other bank accounts to which neither the Originator (except in its capacity as Servicer) nor any of the Originator's other Affiliates has any access and does not at any time pool any of its funds with those of the Originator or any of the Originator's other Affiliates;

(ix) maintains financial records which are separate from those of the Originator or any of the Originator's other Affiliates;

(x) compensates all employees, consultants and agents, or reimburses the Originator from the Issuer's own funds, for services provided to the Issuer by such employees, consultants and agents other than the services covered under the terms of the Administrative Services Agreement;

(xi) has agreed with the Originator pursuant to the terms of the Administrative Services Agreement to allocate among themselves shared corporate operating services and expenses which are not reflected in the Servicing Fee (including, without limitation, the services of shared employees, consultants and agents, and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered;

(xii) pays for its own account any incidental administrative costs and expenses not covered under the terms of the Administrative Services Agreement;

(xiii) conducts all of its business (whether in writing or orally) solely in its own name;

(xiv) is not, except with respect to insurance policies concerning the Pledged Assets and covering any liability which may be incurred in connection with ownership of any Pledged Assets, directly or indirectly, named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of the Originator or any of the Originator's other Affiliates and has entered into no agreement to be named as such a beneficiary or payee;

(xv) acknowledges that the Noteholders, the Insurer and the Trustee are entering into the transactions contemplated by this Indenture and the other Transaction Documents in reliance on the Issuer's identity as a separate legal entity from the Originator and each of the Originator's other Affiliates; and

(xvi) practices and adheres to corporate formalities such as complying with its By-laws and corporate resolutions and the holding of regularly scheduled board of directors meetings.

(o) Subsidiaries. The Issuer has no Subsidiaries and does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

(p) Transaction Documents. The Purchase and Contribution Agreement is the only agreement pursuant to which the Issuer purchases or otherwise acquires Advances or otherwise acquires any rights under any Loan Documents. The Issuer has furnished to the Insurer true, correct and complete copies of each Transaction Document to which the Issuer is a party, each of which is in full force and effect. Neither the Issuer nor any Affiliate thereof is in default of any of its obligations thereunder in any material respect. Upon each Purchase pursuant to the Purchase and Contribution Agreement the Issuer shall be the lawful owner of, and have good title to, each Advance so purchased or otherwise acquired and all of the Pledged Assets relating thereto, free and clear of any Liens (other than the Primary Lien and any Permitted Encumbrances). All such Advances and other Pledged Assets are purchased or otherwise acquired without recourse to the Originator except as described in the Purchase and Contribution Agreement. The Purchases by the Issuer under the Purchase and Contribution Agreement constitute valid and true sales and transfers for consideration (and not merely a pledge of assets for security purposes), enforceable against creditors of the Originator and no Advances or Related Security, whether purchased from or contributed by the Originator, shall constitute property of the Originator.

(q) Business. Since its incorporation, the Issuer has conducted no business other than the execution, delivery and performance of the Transaction Documents contemplated hereby and by the Prior Transaction Documents, the purchase of Advances thereunder and such other activities as are incidental to the foregoing. The Issuer has no Debt except that expressly incurred hereunder and under the other Transaction Documents.

(r) Ownership of the Issuer. One hundred percent (100%) of the outstanding capital stock of the Issuer is directly owned (both beneficially and of record) by the Originator. Such stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire capital stock from the Issuer.

(s) Taxes. The Issuer has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Issuer has set aside adequate reserves on its books in accordance with GAAP and which proceedings have not given rise to any Lien.

(t) Solvency. The Issuer, both prior to and after giving effect to each conveyance of Pledged Assets, (i) is not "insolvent" (as such term is defined in Sec. 101(32)(A) of the Bankruptcy Code); (ii) is able to pay its debts as they become due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage. All Purchases and contributions under the Purchase and Contribution Agreement constitute true transfers for reasonably equivalent value given to the Originator, and shall not be voidable under any preference or fraudulent conveyance laws.

(u) Reporting and Accounting Treatment. For reporting and accounting purposes, and in its books of account and records, the Issuer will treat each Purchase of any Advance pursuant to the Purchase and Contribution Agreement as a purchase of, or absolute assignment of, the Originator's full right, title and ownership interest in each such Advance, and the Issuer has not in any other manner accounted for or treated the transactions. All Acquired Advances and related Pledged Assets shall be at all times represented in the financial statements and records of the Issuer as accounts receivable or amounts owed from Obligors in accordance with GAAP consistently applied by the Originator.

(v) ERISA. There has been no (i) occurrence or expected occurrence of any Reportable Event with respect to any Plan of the Issuer or any ERISA Affiliate, or any withdrawal from, or the termination, Reorganization or Plan Insolvency of any Multiemployer Plan, or (ii) institution of proceedings or the taking of any other action by PBGC or the Issuer or any ERISA Affiliates or any such Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Plan Insolvency of, any such Plan.

(w) No Material Adverse Change. The financial statements delivered to the Issuer by the Originator under the Purchase and Contribution Agreement fairly present the assets, liabilities and financial condition of the Originator and its Subsidiaries as of February 28, 1999 and fairly present the results of operations of the Originator and its Subsidiaries for the fiscal year then ended and the other periods therein referred to, in accordance with GAAP consistently applied for such periods and, since February 28, 1999, there has been no material adverse change in the financial condition, operations and/or business of the Originator nor any other event or circumstance which has had a Material Adverse Effect.

(x) Insurance. The Issuer maintains insurance as is reasonably customary and advisable for companies in its business and has caused the Originator to name it and the Trustee as loss payee on all insurance policies maintained by the Originator which relate to or otherwise provide casualty and liability coverage with respect to Acquired Assets and any Related Security relating thereto.

(y)  Environmental.  To the best of the Issuer's knowledge,

(i) There have been no past (other than as disclosed to the Noteholders, the Insurer and the Trustee prior to the Initial Closing Date), and there are no pending or threatened:

(A) claims, complaints, notices or requests for information received by the Issuer or any of its Affiliates with respect to any alleged violation of any Environmental Law in relation to any Related Security or any real property owned or leased by the Issuer or any of its Affiliates, or

(B) claims, complaints, notices or requests for information to the Issuer or any of its Affiliates regarding potential liability under any Environmental Law in relation to any Related Security or any real property owned or leased by the Issuer or any of its Affiliates;

(ii) there have been no releases (as defined in CERCLA) of Hazardous Materials at, on or under any property constituting Related Security or any real property owned or leased by the Issuer or any of its Affiliates;

(iii) the Issuer and its Affiliates have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable in relation to any real property owned or leased by the Issuer or any of its Affiliates;

(iv) there are no underground storage tanks, active or abandoned, on or under any real property owned or leased by the Issuer or any of its Affiliates that contain or have contained any Hazardous Material; and

(v) no conditions exist, at, on or under any real property owned or leased by the Issuer or any of its Affiliates which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

(z) Offering of Notes. Neither the Issuer nor any agent acting on its behalf has, directly or indirectly, offered any Note or any similar security of the Issuer for sale to, or solicited any offer to buy any Note or any similar security of the Issuer from, or otherwise approached or negotiated with respect thereto, with any Person which, and neither the Issuer nor any agent acting on its behalf has taken or will take any action which, would subject the issuance or sale of any Note to the provisions of Section 5 of the Securities Act or to the qualification provisions of any securities or Blue Sky law of any applicable jurisdiction.

(aa) Event of Default. As of the Closing Date for any Series, no Event of Default, and no condition that with the giving of notice and/or the passage of time would constitute an Event of Default, has occurred and is continuing.

(bb) Year 2000 Compliance. The Issuer has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis. Based on such assessment and program, the Issuer does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

The representations and warranties set forth in this Section 2.03 shall survive the issuance of the Notes and shall cease and be of no effect upon repayment in full of the Outstanding Principal Balance of the last outstanding Series and all other obligations of the Issuer hereunder. Upon discovery by the Issuer, any Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto and to the Insurer. The Trustee's obligations in respect of any such breach are limited as provided in Section 11.02(g).

SECTION 2.04. Representations and Warranties of the Issuer Relating to this Indenture and the Pledged Assets. The Issuer hereby represents and warrants as of the date hereof and, by accepting the proceeds of each issuance of Notes hereunder and each other distribution hereunder, as of such date, and with respect to each Series, as of the date of any Supplement and the related Closing Date, unless otherwise specified in such Supplement, that:

(a) Information Regarding Advances. The information delivered by the Issuer hereunder shall be true and correct in all material respects.

(b) Eligibility. Each Acquired Advance is, as of the date it became a Pledged Asset, and on each Business Day thereafter unless otherwise reflected in a Servicer's Daily Report or Monthly Report delivered to the Trustee and the Insurer, an Eligible Advance.

(c) Origination. Each Eligible Advance was originated by the Originator in the ordinary course of its business and was purchased or otherwise acquired by the Issuer from the Originator pursuant to the terms of the Purchase and Contribution Agreement, in the ordinary course of their respective businesses in a transaction constituting a "true sale".

(d) Lawful Assignment. No Eligible Advance nor any related Loan Document was originated in nor is subject to the laws of any jurisdiction the laws of which would make unlawful the transfer of such Eligible Advance or Loan Documents under the Purchase and Contribution Agreement or the grant of any interest therein under this Indenture.

(e) Compliance with Law. The requirements of any federal, state or local law (including, without limitation, usury, truth in lending and equal credit opportunity laws) applicable to each Eligible Advance and Loan Document have been complied with.

(f) Loan Documents in Force. The Loan Documents in respect of each Eligible Advance are in full force and effect and have not been satisfied in whole or in part, or rescinded.

(g) Form. The Loan Documents in respect of each Eligible Advance were executed in substantially the form of Loan Documents attached hereto as Exhibit C (as such Exhibit C may be amended from time to time with the consent of the Trustee and the Insurer) except for changes required by applicable law which do not, individually or in the aggregate, affect the enforceability or collectibility of the Eligible Advances arising under such Loan Documents.

(h) Asset Deficiency. As of each Closing Date, there is no Asset Deficiency (after giving effect to the issuance of all Notes on such date).

The representations and warranties set forth in this Section 2.04 shall survive the issuance of the Notes, and shall cease and be of no effect upon repayment in full of the Outstanding Principal Balance of the last outstanding Series and all other obligations of the Issuer hereunder. Upon discovery by the Issuer, any Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto and to the Insurer. The Trustee's obligations in respect of any such breach are limited as provided in Section 11.02(g).

SECTION 2.05. Affirmative Covenants of the Issuer. The Issuer hereby covenants that, until the termination of this Indenture, unless the Control Party shall otherwise consent in writing:

(a) Compliance with Laws, Etc. The Issuer will comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, and all Pledged Assets and all Transaction Documents to which it is a party.

(b) Preservation of Corporate Existence. The Issuer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation, and maintain all necessary licenses and approvals, in each jurisdiction, except where the failure to preserve and maintain such existence, rights, franchises, privileges, qualifications, licenses and approvals would not have a Material Adverse Effect.

(c) Audits. The Issuer will, at any time and from time to time during regular business hours, permit the Insurer, so long as the Insurer is the Control Party, and otherwise the Trustee (the "Audit Control Party"), or its agents or representatives, access

(i) to the offices and properties of the Issuer (including, without limitation, any repository used by the Issuer, or the Servicer on the Issuer's behalf, to store the computer tapes or other computer records constituting the Servicer's Daily Report), in order to examine and make copies of and abstracts from all books, correspondence and Records of the Issuer as appropriate to verify the Issuer's compliance with this Indenture, the Purchase and Contribution Agreement, any other Transaction Documents to which it is a party and any other agreement contemplated hereby or thereby, and the Audit Control Party and/or respective agents and representatives may examine and audit the same, and make photocopies and computer tape or other computer replicas thereof (as appropriate), and Issuer agrees to render to the Audit Control Party and/or its agents and representatives, at Issuer's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; and

(ii) to the officers or employees of the Issuer in order to discuss matters relating to the Pledged Assets or the Issuer's performance hereunder with any of the officers or employees of the Issuer having knowledge of such matters.

The number and frequency of any such audits shall be limited to such number and frequency as shall be reasonable in the exercise of the Audit Control Party's reasonable commercial judgment. Each such audit shall be at the sole expense of the Issuer (subject to the Issuer's right under the Purchase and Contribution Agreement to recover such expenses from the Originator). The Audit Control Party and its agents and representatives shall also have the right to discuss the Issuer's affairs with the officers and employees of the Issuer and Issuer's independent accountants and to verify under appropriate procedures the validity, amount, quality, quantity, value and condition of, or any other matter relating to, the Pledged Assets.

(d) Keeping of Records and Books of Account. The Issuer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Acquired Advances, Loan Documents and other Related Security in the event of the destruction or loss of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all such Advances, Loan Documents and other Related Security (including, without limitation, records adequate to permit the daily identification of all Collections with respect to, and adjustments of amounts payable under, each Advance).

(e) Performance and Compliance with Advances and Loan Documents. The Issuer, in its capacity as purchaser of the Advances under the Purchase and Contribution Agreement, will at its expense, timely and fully perform and comply, in all material respects, with all provisions, covenants and other promises required to be observed by it under the Loan Documents.

(f) Credit and Collection Policy. The Issuer will comply in all material respects with the Credit and Collection Policy in regard to each Loan Document and Advance and the related Pledged Assets.

(g) Collections. From and after the occurrence of an Event of Default, the Issuer will instruct all Obligors to send all Collections directly to a Lock-Box Account. If the Issuer, or any Affiliate thereof receives any Collections in form suitable for deposit, the Issuer agrees to hold, or to cause such Affiliate to hold, all such Collections in trust and to deposit, or cause such Affiliate to deposit, such Collections into the Collection Account, or from and after the occurrence of an Event of Default deposit such Collections into a Lock-Box Account within two Business Days following receipt thereof; provided that prior to the Wind Down Date, if the Issuer, the Servicer or an Affiliate of the Issuer receives any Collections under any insurance policies relating to any Acquired Advance and/or any Related Security, and the Originator elects not to remit, or requests the Issuer or the Servicer not to remit such Collections to the Collection Account solely in an effort to avoid prejudice to any dispute relating to the insurance claim by the related Obligor, the Issuer shall not be deemed to be in violation of this provision as a result of such failure if the Originator deposits the amount of such Collections to the Collection Account upon the earlier of its receipt of a waiver from the related insurance company or the date required pursuant to
Section 2.6 of the Purchase and Contribution Agreement. If the amount of any Collection is in excess of the aggregate amount owed by the related Obligor, the Issuer shall remit, or shall cause the Servicer to remit such excess amount to the appropriate party within seven days of receipt of such excess amount.

(h) Compliance with ERISA. The Issuer will comply in all material respects with the provisions of ERISA, the Internal Revenue Code, and all other applicable laws, and the regulations and interpretations thereunder.

(i) No Release. The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any Loan Documents or other document, instrument or agreement included in the Pledged Assets, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such Loan Document or other document, instrument or agreement, except as expressly provided in this Indenture or such other instrument or document.

(j)  Custody of Loan Documents.

(i) Within five (5) Business Days after the effective date of any documents, instruments and agreements evidencing or otherwise relating to any Acquired Advance or related Pledged Assets received by the Issuer or the Originator, the Issuer shall deliver or cause to be delivered directly to the Custodian for the benefit of the Noteholders and the Insurer pursuant to the Custodial
Agreement:

(a) the original Obligor Note relating to each such Advance duly endorsed by the Originator (directly on such Obligor Note or by means of an allonge to such Obligor Note) in blank or in the name of the Issuer, with all prior and intervening endorsements showing a complete chain of endorsement to the Originator;

(b) the executed agricultural security agreement duly executed by the Obligor, as debtor, granting a security interest in favor of the Originator, as secured party, in the property of the Obligor securing the Obligor Note;

(c) a copy of the related Assignment of Indemnity duly executed by the Obligor, together with a Statement of Insurance, substantially in the form included in Exhibit C hereto, appropriately completed and duly executed by an agent of the insurer;

(d) a copy of the related Assignment of Payment (substantially in the form included in Exhibit C hereto) applicable to each county in which Crops constituting Related Security are located, duly executed by the Obligor with respect to each Obligor where such Assignment of Payment has been relied on as collateral for the Obligor Note of such Obligor in determining whether or not to extend the Loan to such Obligor evidenced by such Obligor Note;

(e) copies of each financing statement filed with the appropriate state or county office as necessary to perfect the security interest (to the extent such security interest can be perfected by filing a financing statement) granted pursuant to the security agreement described in clause (b) above;

(f) if received, warehouse receipts and other documents (negotiable and non-negotiable), if any, issued for storage of Crops which secure the Obligor Note; and

(g) executed originals or copies of the other Loan Documents related to such Advances included in the Pledged Assets.

The Custodian shall hold, maintain and keep custody of all such Notes, Loan Documents, Crop Insurance policies, Assignments of Crop Insurance and other documentation for the benefit of the Insurer in a secure, fire proof location at its storage facility, as set forth in the Custodial Agreement.

(ii) The Custodian shall at all times maintain control of the Obligor Notes, Loan Documents, Crop Insurance policies, Assignments of Crop Insurance and other documents described in clause (i) above (the "Primary Custodial Documents") for the benefit of the Secured Parties pursuant to the Custodial Agreement. Each of the Originator and the Issuer may access the Primary Custodial Documents at the Custodian's location only for the purposes and upon the terms and conditions set forth herein and in the Custodial Agreement.

(iii) The Issuer shall at all times comply with the terms of, and its obligations under, the Custodial Agreement, and shall not enter into any modification, amendment or supplement of or to, and shall not terminate, the Custodial Agreement, without the Insurer's prior written consent.

(iv) The Issuer shall deliver, or cause the Custodian to deliver, to the Servicer, the Trustee and the Insurer, a notice from the Custodian in substantially the form of Exhibit A to the Custodial Agreement confirming that the Custodian has received the Primary Loan Documents for each Acquired Advance within five (5) Business Days after such Primary Loan Documents are required to be delivered to the Custodian pursuant to Section 2.05(j)(i) hereof.

(k) Separate Identity. The Issuer will take all actions required to maintain the Issuer's status as a separate legal entity. Without limiting the foregoing, the Issuer will:

(i) conduct all of its business, and make all communications to third parties (including all invoices (if any), letters, checks and other instruments) solely in its own name (and not as a division of any other Person), and require that its employees, if any, when conducting its business identify themselves as such and not as employees of any other Affiliate of the Issuer (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Issuer's employees);

(ii) compensate all employees, consultants and agents directly or indirectly through reimbursement of the Originator from the Issuer's bank accounts, for services provided to the Issuer by such employees, consultants and agents (except to the extent provided under the Administrative Services Agreement) and, to the extent any employee, consultant or agent of the Issuer is also an employee, consultant or agent of any Affiliate of the Issuer, allocate the compensation of such employee, consultant or agent between the Issuer and such Affiliate on a basis which reflects the respective services rendered to the Issuer and such Affiliate;

(iii) (A) pay its own incidental administrative costs and expenses not covered under the terms of the Administrative Services Agreement, from its own funds, (B) allocate all other shared overhead expenses (including, without limitation, telephone and other utility charges, the services of shared employees, consultants and agents, and reasonable legal and auditing expenses) which are not reflected in the Servicing Fee, and other items of cost and expense shared between the Issuer and any Affiliate, pursuant to the terms of the Administrative Services Agreement, on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use or the value of services rendered, and
(C) allocate taxes on the basis set forth in the Administrative Services Agreement;

(iv) at all times have at least two "Independent Directors", both of which satisfy the requirements set forth in Section 2.03(n)(ii) hereof and under the Issuer's Certificate of

Incorporation, and have at least one officer responsible for managing its day-to-day business and manage such business by or under the direction of its board of directors;

(v)  maintain its books and records separate from those of any Affiliate;

(vi) prepare its financial statements separately from those of its Affiliates and use its best efforts to ensure that any consolidated financial statements of the Originator have notes to the effect that the Issuer is a separate corporate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders and therefore to any creditors of the Originator;

(vii) not commingle its funds or other assets with those of any of its Affiliates (other than in respect of items of payment which are not material in the aggregate and which have been mistakenly forwarded by an Obligor directly to the Originator or any of its other Affiliates), and not to hold its assets in any manner that would create an appearance that such assets belong to the Originator or any such Affiliate, not maintain bank accounts or other depository accounts to which the Originator or any such Affiliate is an account party, into which the Originator or any such Affiliate makes deposits or from which the Originator or any such Affiliate has the power to make withdrawals, and not act as an agent or representative of the Originator or any of its Affiliates in any capacity;

(viii) not permit any of its Affiliates to pay the Issuer's operating expenses (except pursuant to allocation arrangements that comply with the requirements of subsection (ii) or (iii) of this Section 2.05(k) or pursuant to the terms of the Purchase and Contribution Agreement);

(ix) not guarantee any obligation of any of its Affiliates nor have any of its obligations guaranteed by any such Affiliate, (either directly or by seeking credit based on the assets of such Affiliate) or otherwise hold itself out as responsible for the debts of any Affiliate;

(x) maintain at all times stationery and a telephone number separate from that of any Affiliate and which telephone number will be answered in its own name, and have all its officers and employees conduct all of its business solely in its own name;

(xi) hold regular meetings of its board of directors in accordance with the provisions of its Certificate of Incorporation and otherwise take such actions as are necessary on its part to ensure that all corporate procedures required by its Certificate of Incorporation and by-laws are duly and validly taken;

(xii) maintain a separate office from the offices of any of its Affiliates and identify such office by a sign in its own name;

(xiii) not advance funds or other assets to, or commit to advance funds or other assets to (other than by way of payments in respect of a Purchase under the Purchase and Contribution Agreement), or accept funds from (other than by way of contributions to capital) the Originator or any of its other Affiliates for any purpose or transaction (other than in compliance with the provisions of Section 2.06(j) with respect to transactions with Affiliates), or permit the Originator or any of its other Affiliates to be involved in the management of the Issuer;

 (xiv) respond to any inquiries with respect to ownership of an Advance by stating that it is the owner of such Advance, and that an interest in such Advance has been granted to the Trustee for the benefit of the Secured Parties;

(xv) on or before May 31 of each year, deliver to the Insurer an Officer's Certificate stating that Issuer has, during the preceding year, observed all of the requisite corporate formalities and conducted its business and operations in such a manner as required for the Issuer to maintain its separate corporate existence from any other entity; and

(xvi) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the non-consolidation opinion described in the List of Closing Documents attached as Exhibit F remain true and correct at all times.

(l) Computer Files. The Issuer will mark or cause to be marked each Advance in its computer files to indicate the interest of the Trustee in such Advance and other Related Security relating thereto.

(m) Taxes. The Issuer will file or cause to be filed, and cause each of its Affiliates with whom it shares consolidated tax liability to file, all federal, state and local tax returns which are required to be filed by it, except where the failure to file such returns could not reasonably be expected to have a Material Adverse Effect, or which could otherwise be reasonably expected to expose the Issuer to a material liability. The Issuer will pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Issuer or the applicable Affiliate shall have set aside adequate reserves on its books in accordance with GAAP, and which proceedings could not reasonably be expected to have a Material Adverse Effect, or which could otherwise be reasonably expected to expose the Issuer to a material liability.

(n) Transaction Documents. The Issuer will comply in all material respects with the terms of, employ the procedures outlined in and enforce the obligations of the Originator under the Purchase and Contribution Agreement, and all of the other Transaction Documents to which the Issuer is a party, and take all such action to such end as may be from time to time reasonably requested by the Insurer, maintain all Transaction Documents to which the Issuer is a party in full force and effect and make to the Originator such reasonable demands and requests for information and reports or for action as the Issuer is entitled to make thereunder and as may be from time to time reasonably requested by the Insurer.

(o) Segregation of Collections. The Issuer will prevent the deposit into any of the Lock-Box Accounts or the Collection Account of any funds other than Collections in respect of the Advances (provided that this covenant shall not have been breached to the extent that items other than Collections, which are not material in the aggregate, have been mistakenly forwarded by an Obligor directly to any of the Lock-Box Accounts or the Collection Account) and, to the extent that any such funds are nevertheless deposited into any of such Lock-Box Accounts or the Collection Account, promptly identify any such funds to the Servicer for segregation and remittance to the owner thereof. In furtherance of the foregoing, the Issuer shall (or shall cause the Servicer to) promptly file all required notices under the Food Securities Act of 1985 (or any successor statute) in respect of its interests in the Related
Security relating to all Acquired Advances.

(p) Insurance. The Issuer will maintain insurance with respect to all of its property and maintain liability insurance so that the representations and warranties set forth in Section 2.03(x) shall remain true and correct at all times.

(q) Legal Opinion. On or before May 31st of each calendar year, the Issuer shall furnish to the Trustee and the Insurer an Opinion of Counsel stating that, in the opinion of such counsel, such action has been taken with respect to the execution, recording, filing, re-recording and refiling of any financing statements, continuation statements or other requisite documents as is necessary to maintain a perfected security interest in the Pledged Assets created under the Purchase and Contribution Agreement or by this Indenture
(to the extent that Article 9 of the UCC is applicable to the sale of such Pledged Assets under the Purchase and Contribution Agreement or the creation under this Indenture of a security interest in such Pledged Assets) and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such Liens. Such Opinion of Counsel shall also describe the recording, filing, rerecording and refiling of any financing statements, continuation statements or other requisite documents that will, in the opinion of such counsel, be required to maintain any such perfected security interests until May 31st in the following calendar year.

(r)  Reporting Requirements.  The Issuer will furnish to the Trustee and the
Insurer:

(i) as soon as available and in any event within 120 days after the end of each fiscal year of the Issuer, a copy of the balance sheets of the Issuer as of the end of such year and the related statements of income and retained earnings of the Issuer for such year, each certified by the chief financial officer or chief accounting officer of the Issuer;

(ii) (A) immediately after becoming aware of the occurrence of any Event of Default or any Unmatured Event of Default the statement of the chief financial officer or chief accounting officer of the Issuer setting forth details of such Event of Default or Unmatured Event of Default and the action which the Issuer has taken and proposes to take with respect thereto, and (B) as soon as possible and in any event within two Business Days after the occurrence thereof, notice of any other event, development or information which is reasonably likely to materially adversely affect the condition (financial or otherwise), business, operations, property or, prospects of the Issuer or the ability of the Issuer to perform its obligations under this Indenture or any Supplement; and

(iii) promptly and in any event within five Business Days after the Issuer's receipt of written request therefore, any certificates or other documents reasonably requested by the Trustee or the Insurer.

(s) Tax and Usury Treatment. The Issuer has entered into this Indenture, and the Notes have been (or will be) issued to and acquired by the Noteholders, with the intention that, for federal, state, foreign and local income and franchise tax and usury law purposes, the Notes will be indebtedness of the Issuer secured by the Acquired Advances and the other Pledged Assets. The Issuer, by entering into this Indenture, and each Noteholder, by the acceptance of its Note, agree to treat the Notes for purposes of federal, state and local income and franchise taxes and for any other tax imposed on or measured by income and usury law purposes as indebtedness of the Issuer.
In accordance with the foregoing, the Issuer agrees that it will report its income for such federal, state, foreign and local income or franchise taxes, or for purposes of any other taxes on or measured by income, on the basis that it is the owner of the Acquired Advances. Furthermore the Trustee hereby agrees to treat this Indenture as a security device only, and not to file tax returns or obtain an employer identification number in respect of this
Indenture (except as may be required as a result of changes in law).   If at
any time the Note Rate for any Series exceeds the maximum non-usurious interest rate permissible for borrowers under applicable law
(the "Maximum Rate"), the Note Rate charged with respect to such Note shall be limited to the Maximum Rate.

(t) Rating Maintenance. For so long as the Notes of any Series are Outstanding, the Issuer shall use all reasonable efforts to enable each Rating Agency to maintain its rating of the Notes of each such Series; provided, however, that such efforts shall not require the Issuer to adversely affect its economic position.

(u) Year 2000 Compliance. The Issuer will take all actions reasonably necessary to assure that the Year 2000 Issues will not have a Material Adverse Effect. Upon the Trustee or the Insurer's request, the Issuer will provide the Trustee and the Insurer with a description of its Year 2000 program, including updates and progress reports. The Issuer will advise the Trustee and the Insurer of any reasonably anticipated Material Adverse Effect as a result of Year 2000 Issues.

SECTION 2.06. Negative Covenants of the Issuer. The Issuer hereby further covenants that, until the termination of this Indenture:

(a) Sales, Liens, Etc. Against Advances and Related Security. The Issuer will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Lien (other than pursuant to a pledge hereunder) upon or with respect to, any Pledged Asset, whether now existing or hereafter created, or assign any right to receive income in respect thereof. The Issuer shall immediately notify the Trustee and the Insurer of the existence of any Lien on any Pledged Asset, and the Issuer shall defend the right, title and interest of the Trustee in and to the Pledged Assets whether now existing or hereafter created, against all claims of third parties.

(b) Extension or Amendment of Loan Document Terms. The Issuer will not extend, amend, waive or otherwise modify (or consent or fail to object to any such extension, amendment or modification by the Originator to the Servicer) the terms of any Advance or related Loan Documents, or permit the rescission or cancellation of any Advance or related Loan Documents, whether for any reason relating to a negative change in the related Obligor's creditworthiness or inability to make any payment under any such Advance or otherwise, except for: (i) extensions of any past-due Advances entered into by the Servicer in order to maximize Collections thereof and (ii) amendments entered into in accordance with the Credit and Collection Policy, which do not reduce the amount or interest rate or extend the maturity of required payments; provided that no such amendments described above shall (x) modify, in any manner adverse to the Issuer or any Secured Party, the provisions of the Loan Documents relating to assignability, indemnification, the rights of the Trustee to demand payment thereunder, or (y) otherwise affect or impair in any material respect the rights of the Trustee to receive payment under the applicable Loan Documents.

(c) Change in Business or Credit and Collection Policy. The Issuer will not make any change in the character of its business or in the Credit and Collection Policy, or, unless previously approved by the Insurer in writing, deviate from the requirements thereof, which change or deviation would, in either case, in the sole discretion of the Insurer, impair the value or collectibility of any Advance in any amount which is material.

(d) Change in Payment Instructions to Obligors. The Issuer will not add or terminate any bank as a Lock-Box Bank from those listed in Schedule 1 or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account at a Lock-Box Bank, unless the Trustee and the Insurer shall have received (i) 30 days' prior notice of such addition, termination or change; (ii) written confirmation from the Issuer that after the effectiveness of any such termination, there shall be at least one (1) Lock-Box Account in existence; and (iii) prior to the effective date of such addition, termination or change, (x) executed copies of Lock-Box Agreements executed by each new Lock-Box Bank, the Issuer, the Trustee and the Insurer (and, at the option of the Control Party, the Servicer) and (y) copies of all agreements and documents signed by either the Issuer or the respective Lock-Box Bank with respect to any new Lock-Box Account.

(e) Stock, Merger, Consolidation, Etc. The Issuer will not sell any shares of any class of its capital stock to any Person (other than the Originator) or consolidate with or merge into or with any other corporation, or purchase or otherwise acquire all or substantially all of the assets or capital stock, or other ownership interest of, any Person or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except for the granting of the Lien pursuant to the Granting Clause hereunder.

(f) Change in Corporate Name, etc. The Issuer will not make any change to its corporate name, or use any trade names, fictitious names, assumed names or "doing business as" names.

(g) ERISA Matters. The Issuer will not (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the DOL; (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Internal Revenue Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Issuer or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability of the Issuer or any ERISA Affiliate under ERISA or the Internal Revenue Code.

(h) Debt. Except for as expressly contemplated hereunder, the Issuer or will not create, incur, assume or suffer to exist any Debt other than (i) Debt arising under the Purchase and Contribution Agreement and evidenced by the Seller Note and (ii) Debt to the Insurer under the Master Insurance Agreement.

(i) Guarantees. The Issuer will not guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement or indemnification obligations in favor of the Insurer, the Trustee or any Noteholder as provided for under this Indenture.

(j) Limitation on Transactions with Affiliates. The Issuer will not enter into, or be a party to any transaction with any Affiliate, except for:

(i) the transactions contemplated hereby and by the Purchase and Contribution Agreement;

(ii) transactions related to the allocation of shared overhead expenses or taxes as described in clause (xi) of Section 2.03(n) or transactions otherwise evidenced by the Administrative Services Agreement; and

(iii) to the extent not otherwise prohibited under this Indenture, other transactions in the nature of employment contracts and directors' fees, upon fair and reasonable terms materially no less favorable to the Issuer than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

(k) Purchase and Contribution Agreement. The Issuer will not (i) cancel or terminate the Purchase and Contribution Agreement or consent to or accept any cancellation or termination thereof, (ii) amend or otherwise modify any terms or condition of the Purchase and Contribution Agreement or give any consent, waiver or approval thereof or (iii) exercise any discretionary rights granted to the Issuer under the Purchase and Contribution Agreement pursuant to provisions thereof providing for certain actions to be taken "with the consent of the Purchaser", "acceptable to the Purchaser" as "specified by the Purchaser", "in the reasonable judgment of the Purchaser" or similar provisions (it being understood that inaction by the Issuer shall not be considered to be an exercise of such discretionary rights), to the extent that, in each of clauses (ii) or (iii) above, such amendment, modification, consent, waiver, approval or other action would impair the value of any Pledged Asset or the rights or interests of the Issuer thereunder or of the Trustee, the Insurer or the Noteholders hereunder.

(l) Charter and By-Laws. The Issuer will not amend or otherwise modify its Certificate of Incorporation or By-laws in any manner which requires the consent of an "Independent Director" (as defined in the Issuer's Certificate of Incorporation).

(m) Lines of Business. The Issuer will not conduct any business other than that described in Section 2.03(q), or enter into any transaction with any Person which is not contemplated by or incidental to the performance of its obligations under the Transaction Documents to which it is a party.

(n) Accounting Treatment. The Issuer will not prepare any financial statements or other statements, (subject to the rules under GAAP for consolidated financial reporting and any tax filings made on a consolidated basis with those of the Originator) which shall account for the Acquired Advances and the Related Security as property of the Originator or otherwise account for the purchase transactions contemplated by the Purchase and Contribution Agreement in any manner other than as the sale to the Issuer of, or a capital contribution of, the Acquired Advances and the Related Security purported to be transferred by the Originator thereunder.

(o) Limitation on Loan and Investments. The Issuer will not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other

ARTICLE III

ADMINISTRATION AND SERVICING OF LOANS

SECTION 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer. (a) Ag Services of America, Inc. agrees to act as a Servicer for the benefit of the Noteholders under this Indenture until appointment of a Successor Servicer under Article X, and each Noteholder by its acceptance of its Note consents to Ag Services of America, Inc. so acting as Servicer. The Servicer hereby disclaims all right, title and interest in and to the Acquired Advances and the proceeds thereof, except for the payment of its fees and expenses hereunder.

(b) The Servicer shall, subject to Article X, enforce the Issuer's respective rights and interests in, to and under the Acquired Advances and the Pledged Assets on behalf of the Issuer, the Trustee, the Insurer and the Noteholders. The Servicer, on behalf of the Trustee and the Issuer, shall service, administer and collect the Acquired Advances and, in connection therewith, the Servicer shall take or cause to be taken all such actions as may be necessary or advisable to attempt to collect each Acquired Advance from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

(c) The Servicer may sue to enforce or collect upon Acquired Advances, in its own name, if possible, or as agent of the Trustee; provided that the Servicer may not name the Trustee or the Insurer as a party to any such litigation without each such party's prior written consent. The Servicer, upon obtaining the prior written consent of the Trustee and the Insurer, may grant to the Obligor on any Loan Document any rebate, refund or adjustment out of the Collection Account that the Servicer in good faith believes is required as a matter of law; provided that, on any Business Day on which such rebate, refund or adjustment is to be paid hereunder, such rebate, refund or adjustment shall only be paid to the extent of funds otherwise available for distribution from the Collection Account pursuant to clause sixth of Section 4.03(c).

(d) The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01, (i) the Servicer or its designee is hereby authorized and empowered to instruct the Trustee to make withdrawals and payments from the Trust Accounts, subject to the limitations set forth in Section 4.03 and Section 4.04 and as otherwise set forth in this Indenture and to instruct the Trustee to take any action required or permitted under the Trust Insurance Policy and (ii) the Servicer or its designee is hereby authorized and empowered (x) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Commission and any state securities authority as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements, and (y) to subcontract with or delegate to any other Person (at such Servicer's expense) for servicing, administering or collecting the Acquired Advances, provided that the Servicer shall give the Trustee and the Insurer notice of any such subcontracting and such other Person shall not become a Servicer hereunder and the subcontracting or delegating Servicer shall remain liable for the performance of its duties and obligations as a Servicer pursuant to the terms hereof. Each subservicing agreement will be upon such terms and conditions as are not inconsistent with this Indenture and the standard of care set forth herein. All compensation payable to a subservicer under any subservicing agreement shall be payable by the Servicer from the Servicing Fee received by it or otherwise from its own funds, and neither the Trustee, the Insurer, nor the Noteholders shall have any obligations, duties or liabilities of any kind whatsoever under any such subservicing agreements. Upon the written request of the Servicer and receipt of an Officer's Certificate setting forth the facts underlying such request, the Trustee shall execute any documents furnished by the Servicer which are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder and acceptable in form and substance to the Trustee and shall furnish the Servicer with any documents then in the Trustee's possession which are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(e) The relationship of the Servicer (including any Successor Servicer) to the Trustee under this Indenture is intended by the parties to be that of an independent contractor to or with the Trustee and shall not be construed to be that of a joint venturer, partner, or agent, such that the acts of the Servicer are in any way vicariously attributable to the Trustee in its individual capacity prior to such time as the Trustee may serve as Servicer pursuant to the provisions of Article X.

(f) The Servicer will not permit any modification, amendment, waiver, rescission or cancellation of any Acquired Advance or related Loan Documents by the Obligor, whether for any reason relating to a negative change in the related Obligor's creditworthiness or inability to make any payment under a Acquired Advance or related Loan Documents or otherwise, without the prior written consent of the Insurer; provided, however, that the following modifications may be made to an Acquired Advance from time to time without the necessity of obtaining such consent: extensions of any past due Acquired Advances which are intended to maximize Collections thereof and
(ii) amendments, entered into in accordance with the Credit and Collection Policy, which do not reduce the amount of required payments.

SECTION 3.02. Servicing Compensation; Servicer's Expenses. (a) As full compensation for its servicing activities hereunder, the Servicer shall be entitled to receive a Servicing Fee for each Collection Period (or portion thereof) from the Initial Closing Date until the termination of the Wind Down Period, payable in arrears on the Settlement Date with respect to such Collection Period (or portion). The Servicing Fee shall be payable only from Collections.

(b)	Expenses.  The Servicer's expenses include:  first, the Trustee's Fee
(to the extent not paid from the Carrying Cost Account, Collections or other funds on deposit in the Trust Accounts or the Issuer's Account) and second, all documented expenses and liabilities (other than any liability of the Trustee with respect to any amount payable solely out of Collections) not expressly stated herein to be for the account of the Noteholders, including without limitation expenses related to enforcement of the Acquired Advances and the other amounts due to the Trustee pursuant to Section 11.10, the reasonable fees and disbursements of independent accountants, counsel and other fees and documented expenses including but not limited to the costs of filing UCC continuation statements; provided that, in no event shall any Servicer be liable for any federal, state or local income, franchise or other tax, or any interest or penalties with respect thereto, assessed on this Indenture, the Trustee or the Noteholders except as expressly provided herein. Such expenses shall be payable, first, from the Servicing Fee, and, second, to the extent not paid from the Servicing Fee, by the Issuer for its own account (subject to the limitations set forth below). In addition, to the extent not paid from the Servicing Fee, the Issuer shall pay for its own account, and, if the Issuer fails to do so, the Servicer will pay, all fees and expenses incurred by or on behalf of the Servicer in connection with the servicing activities hereunder (including without limitation expenses related to enforcement of the Acquired Advances, the costs of a Service Transfer and expenses otherwise relating to a Servicer Default), and the Servicer will not be entitled to any fee or other payment from, or claim on, any of the Pledged Assets (other than the Servicing Fee and reimbursement from the Issuer). The Issuer's and Servicer's covenant to pay the expenses and disbursements provided for in this Section 3.02(b) shall survive the termination of this Indenture. Any payments from the Issuer under this Section 3.02(b) shall be made solely from funds available to make such payments after all other allocations and/or payments to be made for the benefit of the Secured Parties pursuant to Section 4.03(b), 4.03(c) or 4.03(d), as applicable, shall have been made, and there shall be no other recourse to, and no Person shall have any Claim against, the Issuer for the payment of all or any part of any such obligations under this Section 3.02(b).

SECTION 3.03. Representations and Warranties of the Servicer. Ag Services of America, Inc., as the initial Servicer, hereby makes, and each Successor Servicer by acceptance of its appointment hereunder shall make, the following representations and warranties, in the case of the initial Servicer, as of the date hereof and, as of the date of the initial issuance of Notes hereunder and with respect to any Series as of the date of any Supplement and the related Closing Date or, in the case of any Successor Servicer, the date of such appointment and, with respect to any Series issued after such date, as of the date of the related Supplement and the related Closing Date, in each case unless otherwise stated in such
Supplement:

(a) Due Incorporation and Good Standing. The Servicer is a corporation (or, in the case of any Successor Servicer, a corporation or an Eligible Institution) duly organized, validly existing and in good standing under the applicable laws of its jurisdiction of organization or incorporation and has, in all material respects, full corporate power and authority and legal right to own its properties and conduct its business (including the servicing of Loan Documents) as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party. The Servicer is duly qualified to do business and is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Acquired Advances and Loan Documents in accordance with the terms of this Indenture requires such qualification, except where failure to qualify or to obtain such licenses and approvals would not have a Material Adverse Effect.

(b) Due Authorization and No Conflict. The execution, delivery and performance by the Servicer of each of the Transaction Documents to which it is a party, and the consummation of each of the transactions contemplated hereby and thereby, have in all cases been duly authorized by the Servicer by all necessary corporate action, and do not contravene (i) the Servicer's charter or by-laws, (ii) any law, rule or regulation applicable to the Servicer, (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Servicer or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property. Each of the Transaction Documents to which the Servicer is a party have been duly executed and delivered on behalf of the Servicer.

(c) Governmental and Other Consents. All approvals, authorizations, consents, orders or other actions of, and all registration, qualification, designation, declaration, notice to or filing with, any Person or of any governmental body or official required in connection with the execution and delivery by the Servicer of any of the Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby or thereby, the performance of and the compliance with the terms hereof or thereof, have been obtained, except where the failure to do so would not have a Material Adverse Effect.

(d) Enforceability of Transaction Documents. Each of the Transaction Documents to which the Servicer is a party have been duly and validly executed and delivered by the Servicer and constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with their respective terms, except as enforceability may be subject to or limited by Debtor Relief Laws or by general principles of equity (whether considered in a suit at law or in equity).

(e) No Litigation. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Indenture or any of the other Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or any of the other Transaction Documents, (iii) seeking any determination or ruling that would adversely affect the performance by the Servicer of its obligations under this Indenture or any of the other Transaction Documents,
(iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Indenture or any of the other Transaction Documents, or (v) seeking any determination or ruling that would, if adversely determined, be reasonably likely to have a Material Adverse Effect.

(f) Information. Each certificate, information, exhibit, financial statement, document, book or record or report furnished by the Servicer to the Trustee, the Issuer, the Insurer or any Noteholder shall be true and correct in all material respects as of its date, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements to make the statements contained therein not materially misleading as of its date.

(g) Year 2000 Compliance. The Servicer has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis. Based on such assessment and program, the Servicer does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

(h)  Servicer Default.  No Servicer Default has occurred and is continuing.

The representations and warranties set forth in this Section 3.03 shall survive the issuance of the Notes, and shall cease and be of no effect upon repayment in full of the Outstanding Principal Balance of the last outstanding Series and all other obligations of the Issuer hereunder.
Upon a discovery by the Issuer, the Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties. The Trustee's obligations in respect of any such breach are limited as provided in Section 11.02(g).

SECTION 3.04. Covenants of the Servicer. The Servicer hereby covenants that, until the termination of the Wind Down Period, unless the Control Party shall otherwise consent in writing:

(a) Change in Trust Accounts and Lock-Box Accounts. The Servicer will not (i) terminate or substitute any Trust Account except as required pursuant to Section 4.02 or to the applicable Supplement or (ii) add or terminate any bank as a Lock-Box Bank from those listed in Schedule 1 or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account at a Lock-Box Bank, unless the Trustee and the Insurer shall have received (A) 30 days' prior notice of such addition, termination or change; (B) written confirmation from the Issuer and the Servicer that after the effectiveness of any such termination, there shall be at least one (1) Lock-Box Account in existence; and (B) prior to the effective date of such addition, termination or change, (x) executed copies of Lock-Box Agreements executed by each new Lock-Box Bank, the Issuer, the Trustee and the Insurer (and, at the option of the Control Party, the Servicer) and (y) copies of all agreements and documents signed by either the Issuer or the respective Lock-Box Bank with respect to any new Lock-Box Account.

(b)  Collections.  Subject to Section 4.03(c) and the proviso set forth in
Section 2.05(g) hereof, if the Servicer or any Affiliate thereof shall receive any Collections, the Servicer agrees to hold, or cause such Affiliate to hold, all such Collections in trust and to deposit, or cause such Affiliate to deposit, such Collections into a Lock-Box Account or the Collection Account within two Business Days following receipt thereof.

(c) Compliance with Loan Documents and Requirements of Law. The Servicer will duly satisfy in all material respects all obligations on its part to be fulfilled under or in connection with each Acquired Advance and the related Loan Documents, will maintain in effect all qualifications required under all relevant laws, rules, regulations and orders in order to service each Acquired Advance and Loan Document and will comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, and the servicing of the Acquired Advances and Loan Documents.

(d) Extension or Amendment of Loans. Except as permitted by Section 3.01(f), the Servicer will not extend, amend or otherwise modify (or consent or fail to object to any such extension, amendment or modification by the Issuer) the terms of any then existing Acquired Advance, or amend, modify or waive (or consent or fail to object to any such amendment, modification or waiver by the Issuer) any payment term or condition of any Loan Document related thereto. The Servicer will not rescind or cancel, or permit the rescission or cancellation of, any Acquired Advance except as ordered by a court of competent jurisdiction or other Governmental Authority.

(e) Protection of Noteholders' Rights. Except as authorized by this Indenture and the applicable Supplement, the Servicer will take no action which would materially impair the rights of Noteholders in any Acquired Advance or other Pledged Asset (determined without reference to the availability of any amounts under any Insurance Policy).

(f) Deposits to Collection Account. The Servicer will not deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit, to any Lock-Box Account or the Collection Account cash or cash proceeds other than Collections, proceeds of Eligible Investments, amounts paid under any Trust Insurance Policy or other funds constituting Pledged Assets.

(g) Reporting Requirements. The Servicer will furnish to the Trustee and the Insurer:

(i) Daily Reports. By not later than 2:30 p.m. (New York time), on each Business Day, a report substantially in the form of Exhibit G, by facsimile, containing such information with respect to daily Collections and other performance criteria concerning the Pledged Assets, and in such format, as the Trustee, the Paying Agent and the Insurer may reasonably request from time to time (each such report being referred to herein as a "Servicer's Daily Report"). Such Daily Report shall set forth, among other things, (i) the Collections in respect of the Acquired Advances processed by the Servicer on the immediately preceding Business Day, (ii) the amount of Eligible Advances as of the close of business on the immediately preceding Business Day, (iii) the Net Aggregate Eligible Advances and Net Eligible Advance Balance at the close of business on the immediately preceding Business Day and (iv) if the Issuer or the Servicer has requested the Outstanding Principal Balance of any Variable Funding Note to be increased on the day of delivery of such report the Net Outstanding Amount after giving effect to any such increases. Any transmission or other delivery of each Servicer's Daily Report to the Trustee or the Insurer, or a repository therefor, as the case may be, shall be deemed to be a representation and warranty by the Servicer to the Trustee, the Insurer and the Noteholders that the information contained therein is true and correct in all material respects.

(ii) Monthly Reports. On or before the 20th calendar day of each month, and if such day is not a Business Day, the immediately preceding Business Day, a report substantially in the form of Exhibit E (each such report being referred to herein as a "Monthly Report"), appropriately filled-out, containing current information with respect to the then most recently concluded Collection Period. Such Monthly Report shall set forth, among other things, any payments to be made to Noteholders on the related Distribution Date, such other matters as may be required by any Supplement and (at all times prior to the Wind Down Date) calculations of the Required Reserves. Any transmission of such report to the Trustee or the Insurer shall be deemed to be a representation and warranty by the Servicer to the Trustee, the Insurer and the Noteholders that the information contained therein is true and correct in all material respects.

(iii) Certificate of Servicing Officer. Simultaneously with the delivery of the Monthly Report, as contemplated in the form thereof, a certificate of a Servicing Officer, certifying the accuracy of such report and that no Event of Default or Unmatured Event of Default has occurred, or if such event has occurred and is continuing, specifying the event and its status.

(iv) Other Data. At the request of the Trustee or the Insurer, such underlying data in respect of the Acquired Advances, in addition to the data described in Sections 3.04(g)(i), (ii) and (iii) above, as can be generated by the Servicer's existing data processing system without undue modification or expense.

(v) Annual Servicer's Certificate. On or before May 31 of each calendar year, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding fiscal year (or, in the case of the first such Officer's Certificate, the period since the Initial Closing
Date) and of its performance under this Indenture was made under the supervision of the officer signing such certificate and (ii) to the best of such Servicing Officer's knowledge, based on such review, the Servicer has fully performed all of its obligations under this Indenture throughout such year, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(vi) Annual Report of Accountants. On or before May 31 of each calendar year, a report prepared and delivered by a firm of nationally recognized independent public accountants (who may also render other services to the Servicer, the Issuer or the Originator), or any other accounting or auditing firm acceptable to the Insurer, which report shall contain (A) a report relative to the servicing of the Acquired Advances, on internal control policies and procedures placed in operation by the Servicer and tests of operating effectiveness in accordance with Statement of Auditing Standards No. 70, Processing of Transactions by Servicer Organizations and (B) a report on agreed-upon procedures in accordance with Statement on Standards for Attestation Engagements No. 4, Agreed-Upon Procedures Engagements, comparing amounts set forth in the Servicer's Daily Reports and Monthly Reports to supporting underlying documentation with the specific procedures and the adequacy thereof being agreed to by the Servicer and the Insurer.

(vii) Servicer Default. As soon as possible and in any event (A) within three Business Days after a Servicing Officer becomes aware of the occurrence of a Servicer Default, Unmatured Servicer Default, other Event of Default or Unmatured Event of Default, the statement of the chief financial officer or chief accounting officer or other Servicing Officer setting forth details of such event and the action which the Servicer has taken and proposes to take with respect thereto, and (B) within three Business Days after a Servicing Officer becomes aware of the occurrence thereof, notice of any other event, development or information which is reasonably likely to materially and adversely affect the ability of the Servicer to perform its obligations under this Indenture.

(viii) Officer's Certificate of Acknowledgment of Assignments of Indemnity. As soon as possible and in any event not later than October 15th of each year as of the immediately preceding October 1st, an Officer's Certificate by an officer of the Issuer certifying the percentage of Eligible Advances for the related crop year for which either (x) written acceptance of the related Assignment of Indemnity or (y) other written evidence that the Issuer has been named loss payee under the related Crop Insurance have been received from the related insurer.

(h) Filing of Continuation Statements. The Servicer shall prepare and file such continuation statements and any other documents reasonably requested by the Trustee or the Insurer or which may otherwise be required by law to fully preserve and protect the interest of the Trustee or any of the Noteholders hereunder in and to the Acquired Advances. The Trustee shall be under no obligation whatsoever to file (or to request the filing of) such continuation statements or other documents.

(i) Credit and Collection Policy. The Servicer shall comply in all material respects with the Credit and Collection Policy in regard to each Acquired Advance and each Loan Document.

(j) Notice to Obligors. From and after the occurrence of an Event of Default, the Servicer shall ensure that the Obligor of each Acquired Advance shall have been instructed to remit payments thereunder directly to a Lock-Box Account.

(k) Relocation of Servicer. The Servicer shall give the Trustee and the Insurer at least 30 days prior written notice of any relocation of any office from which it services Acquired Advances or keeps records concerning the Acquired Advances or related Loan Documents or of its principal place of business and chief executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statement or amendments as may be necessary to continue the perfection of the Trust's security interests in the Advances and the other Pledged Assets and the proceeds thereof. The Servicer shall at all times maintain each office from which it services Acquired Advances or related Loan Documents and its principal place of business and chief executive office within the United States of America.

(l) Segregation of Collections. The Servicer shall prevent the deposit into any of the Lock-Box Accounts or Collection Account of any funds other than Collections in respect of the Acquired Advances and, to the extent that any such funds are nevertheless deposited into any of such Lock-Box Accounts or the Collection Account, promptly segregate such funds and provide for the remittance of such funds to the owner thereof.

(m) Year 2000 Compliance. The Servicer will take all actions reasonably necessary to assure that the Year 2000 Issues will not have a Material Adverse Effect. Upon the Trustee or the Insurer's request, the Servicer will provide the Trustee and the Insurer with a description of its Year 2000 program, including updates and progress reports. The Servicer will advise the Trustee and the Insurer of any reasonably anticipated Material Adverse Effect as a result of Year 2000 Issues.

SECTION 3.05. Annual Noteholders' Statement. On or before February 15 of each calendar year, beginning with February 15, 2000, the Servicer
(so long as it is an Affiliate of the Originator and, following any Service Transfer, the Issuer) shall provide to the Paying Agent and the Paying Agent shall forward or cause to be forwarded to any Person who at any time during the preceding calendar year was a Noteholder, a statement prepared by the Servicer containing any information which is required to be provided under the Internal Revenue Code by an issuer of indebtedness to the holders thereof and such other customary information in the possession of the Issuer or the Servicer as is necessary to enable the Noteholders to prepare their federal income tax returns. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

ARTICLE IV

RIGHTS OF NOTEHOLDERS AND ALLOCATION AND APPLICATION OF COLLECTIONS

SECTION 4.01. Rights of Noteholders. (a) Each Note shall represent fractional undivided interests in the Pledged Assets, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Notes of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Noteholders of such Series pursuant to this Indenture and the related Supplement from funds on deposit in the Collection Account and the Reserve Account allocable to Noteholders of such Series.

SECTION 4.02. Establishment of Collection Account, Other Trust Accounts and Lock-Box Accounts. (a) On or prior to the Initial Closing Date, the Servicer, for the benefit of the Secured Parties, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Secured Parties, with an Eligible Institution a segregated Trust Account accessible by the Trustee and, subject to the limitations set forth in this Section 4.02, the Servicer (such account being the "Collection Account" and such institution holding such account being the "Collection Account Bank"), such account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. Except as otherwise contemplated in Section 2.05(g), all

Collections of Acquired Advances shall be remitted to the Collection Account on a daily basis. On or prior to the Initial Closing Date, the Trustee, the Servicer, the Insurer and the Collection Account Bank shall have executed and delivered to the Trustee a letter agreement in substantially in the form of Exhibit D-2 hereof with respect to the Collection Account (the "Collection Account Agreement"). In addition, on or prior to the Initial Closing Date, the Servicer shall establish or cause to be established at the Collection Account Bank (i) an administrative sub-account of the Collection Account or a separate Trust Account (such account, the "Reserve Account") into which funds on deposit in the Collection Account may be withdrawn from time to time as described in this Article IV; (ii) an administrative sub-account of the Collection Account or a separate Trust Account (such account, the "Carrying Cost Account") into which funds shall be set aside for the payment of Carrying Costs as described in Section 4.03 and (iii) to the extent required by any Supplement for any Series, an administrative sub-account of the Collection Account or a separate Trust Account (each, a "Defeasance Account") into which funds from other Trust Accounts may be deposited as described in the related Supplement. The Trustee shall possess all right, title and interest in and to all funds from time to time on deposit in the Collection Account, the Reserve Account, the Carrying Cost Account and all other Trust Account and in all proceeds thereof. Each Trust Account shall be under the sole dominion and control of the Trustee for the benefit of the Secured Parties; provided, however, that, pursuant to the authority granted to the Servicer in Section 3.01, but subject to the terms of any applicable Supplement, the Servicer shall have the power, revocable by the Trustee as set forth below, to make withdrawals and payments from the Trust Accounts and to instruct the Trustee to make withdrawals and payments from the Trust Accounts for the purposes of carrying out the Servicer's or the Trustee's duties hereunder or under any Supplement. If so requested by the Control Party upon the occurrence of an Event of Default, the Trustee shall cease to permit the Servicer to make withdrawals and payments from the Trust Accounts but shall itself make such withdrawals and payments pursuant to, unless the Control Party shall otherwise direct, instructions from the Servicer. If so requested by the Control Party upon the occurrence of an Event of Default, the Trustee shall immediately revoke the Servicer's power to make withdrawals and payments from the Trust Accounts. Except as expressly provided in this Indenture, the Servicer agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Trust Accounts for any amount owed to it by the Trustee, or any Noteholder.

If, at any time, the institution holding the any of the Trust Accounts or Lock-Box Accounts ceases to be an Eligible Institution, the Servicer, for the benefit of the Secured Parties, shall within 30 Business Days (i) establish a new Trust Accounts meeting the conditions specified above with an Eligible Institution, (ii) transfer any cash and/or any investments held therein or with respect thereto to such new Trust Accounts or Lock-Box Accounts, as the case may be, and (iii) in the case of any new Collection Account or Lock-Box Account, deliver to all relevant Collection Account Banks or Lock-Box Banks, as applicable, new Lock-Box Agreements or Collection Account Agreements, as the case may be (with copies thereof to the Trustee) referring to such new Collection Account or Lock-Box Account, as applicable, and from the date such new Collection Account or Lock-Box Account is established, it shall be the "Collection Account" or a "Lock-Box-Account."

Funds on deposit in any Trust Account shall at the direction of the Servicer be invested by the Trustee in Eligible Investments as instructed by the Servicer in writing (which may be a standing instruction) (or if not so instructed, then held by the Trustee on deposit in such Trust Account). All such Eligible Investments shall be held by the Trustee for the benefit of the Noteholders. Such funds shall be invested in Eligible Investments that will mature so that such funds will be available in amounts sufficient for the Servicer to make each distribution required hereunder or under any Supplement on the applicable Distribution Date.
On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Trust Accounts shall be payable as Collections to the Noteholders.

(b) The Issuer has, prior to the execution and delivery of this Indenture, established one or more accounts with one or more Eligible Institutions in the sole name of the Issuer (each such account, being a "Lock-Box Account" and each such institution holding such an account being a "Lock-Box Bank"). From and after the occurrence of an Event of Default, all Collections are to be deposited by such Lock-Box Bank (as holder of the related lock-box or the recipient of payments by electronic funds transfers), the Servicer, the Originator or the Issuer, as applicable, into a Lock-Box Account within two Business Days following receipt thereof (subject to the limitations set forth in Section 2.05(g). The name, location and account number of each Lock-Box Account is attached to this Indenture on Schedule 1 attached hereto. After an Obligor has been instructed to remit Collections to a Lock-Box Account, neither the Issuer nor the Servicer shall change any such instructions at any time so long as the Trustee has any interest in the Acquired Advances.

(c) The Issuer, the Servicer and the applicable Lock-Box Bank have executed and delivered to the Trustee a letter agreement substantially in the form of Exhibit D-1 hereto with respect to each Lock-Box Account (the "Lock-Box Agreement") and (ii) the Issuer, the Servicer and the applicable Lock-Box Bank shall execute and deliver a substantially similar Lock-Box Agreement prior to the establishment by the Servicer, the Issuer or the Originator of any additional or alternative Lock-Box Account. Pursuant to the applicable Lock-Box Agreement, each Lock-Box Account has been assigned by the Issuer to the Trustee and is maintained in the name of the Trustee for the benefit of the Noteholders. Pursuant to each Lock-Box Agreement, the Issuer, the Servicer, the Trustee and the applicable Lock-Box Bank have agreed that pending further notice from the Trustee to such Lock-Box Bank, such Lock-Box Bank may accept instructions from the Servicer or its designee regarding the disposition of funds held in the applicable Lock-Box Account. The Issuer and the Servicer hereby agree that the Trustee may (but without obligation so to act except as required pursuant to the following sentence) at any time require each Lock-Box Bank to cease accepting the Servicer's instructions regarding the disposition of funds from the applicable Lock-Box Account and require that all such funds be deposited into the Collection Account on a daily basis. The Trustee shall so instruct each Lock-Box Bank immediately following a request to such effect from the Control Party to the Trustee.

SECTION 4.03.  Daily Calculations and Allocation of Collections.

(a) Calculation of Carrying Cost Amount and Net Eligible Advance Balance. On or prior to 4:00 p.m. (New York City time) on each Business Day prior to the Wind Down Date on which any funds are to be released from any Trust Account, the Servicer shall deliver the Servicer's Daily Report to the Trustee and the Paying Agent as contemplated by Section 3.04(g); provided that if the Trustee has not received the Servicer's Daily Report for any Business Day on or prior to 2:00 p.m. (New York City time) on such Business Day, the Trustee shall not have any obligation to release any funds on such Business Day from the Trust Accounts to the Issuer or its Affiliates. If, on any day on which the Trustee is open for business, the Trustee has not received the Servicer Daily Report as provided above, then the Trustee shall have no duty to allocate funds pursuant to Section 4.03(c) below on such day, and shall not on such day release any funds from the Trust Accounts to the Issuer or its Affiliates. No increases shall be made to the Outstanding Principal Balance of any Variable Funding Note if, as a result thereof (and after giving effect to the application of funds therefrom), the resulting Net Outstanding Amount as reflected in such Servicer's Daily Report would be greater than the Net Eligible Advance Balance.

(b) Daily Allocation of Funds in the Collection Account, Carrying Cost Account and Reserve Account Prior to the Wind Down Date, Event of Default or Set-Aside Period. Prior to the Wind Down Date, so long as no Event of Default shall have occurred or be continuing and no Set-Aside Period shall be in effect, the Servicer shall, on each Business Day, shall remit the Collections of Pledged Assets received on such day to the Issuer; provided that out of the amounts that would otherwise be remitted to the Issuer as described above, the Servicer shall hold for the benefit of the Noteholders and the Trustee an amount equal to the Carrying Cost Amount accrued through such day to the extent not previously set aside. On or prior to 9:00 a.m. (New York City time) on the last Business Day of each Interest Period (or in respect of fees and expenses due and payable on each Distribution Date, not later than the 9:00 a.m. (New York City time) on such Distribution Date) prior to the Wind Down Date, so long as no Event of Default shall have occurred or be continuing and no Set-Aside Period shall be in effect, the Servicer shall deposit to the Collection Account, the amounts held for the benefit of Noteholders and the Trustee as described in the first sentence of this Section 4.03(b). All remaining amounts may be remitted to the Issuer for any purposes not otherwise prohibited under this Indenture, including, without limitation, the payment of the Purchase Price of any Eligible Advances pursuant to the terms of the Purchase and Contribution Agreement. Upon receipt of such funds in the Collection Account, the Trustee shall, at the direction of the Servicer, distribute such funds in the following order of priority:

First, to the Trustee for payment of the Trustee's Fee;

Second, to the payment of the Servicing Fee to the extent owed to a Successor Servicer which is not an Affiliate of the Originator or of the Issuer;

Third, to the payment of accrued and unpaid interest on all Notes;

Fourth, to the payment of any other costs, fees, expenses or other obligations included in the calculation of the Carrying Cost Amount;

Fifth, to the extent required by this Indenture or any Supplement, funds on deposit in the Collection Account shall be deposited to the Trustee's own account, any Defeasance Account or any other Series Account for the payment of any fees, costs, expenses or other obligations (including prepayment premiums, if applicable) owed to the Trustee and/or the Noteholders which are not payable from funds in the Carrying Cost Account; and

Sixth, to the payment of the Servicing Fee to the extent owed to the Issuer or any Affiliate of it.

If, on any day prior to the Wind Down Date, the funds available for distribution from the Carrying Cost Account under any of the immediately preceding clauses First through the Sixth above are less than the amount of costs, fees, expenses or other obligations to be paid pursuant to any such clause, then, in any such case, such available funds shall be allocated by the Servicer pro rata for distribution to the Persons to whom such amounts are owed according to the respective amounts of such obligations held by such Persons and all obligations in lower priority categories shall remain unsatisfied until the obligations in the preceding category have been satisfied.

(c) Daily Allocation of Funds in the Collection Account, Carrying Cost Account and Reserve Account Prior to the Wind Down Date, But After an Event of Default or During a Set-Aside Period. On each Business Day prior to the Wind Down Date, but after the occurrence of an Event of Default or during a Set-Aside Period, if the Servicer receives any Collections, the Servicer shall remit all such Collections to the Collection Account on the Business Day on which such Collections are received. The Servicer shall instruct the Trustee in the applicable Servicer's Daily Report to, and the Trustee shall, allocate all Collections and other funds then on deposit in the Trust Accounts (other than funds which are required to be returned pursuant to Section 4.02(a) or are required by the terms of any Supplement to be dealt with in some other manner) to the following items, in the following order of priority:

First, to the extent that the funds in the Carrying Cost Account are less than the Carrying Cost Amount, funds shall be transferred from the Collection Account to the Carrying Cost Account up to the amount of such deficiency. Funds which are on deposit in the Carrying Cost Account shall be withdrawn solely for the purpose of paying the applicable Carrying Costs and any other fees and expenses included in the calculation of the Carrying Cost Amount; provided, that if on any day, the amount of Collections on deposit in the Carrying Cost Account exceeds the Carrying Cost Amount, then funds on deposit in the Carrying Cost Account up to the amount of such excess shall, if so requested by the Servicer in the Servicer's Daily Report, be transferred to the Reserve Account and/or the Collection Account for distribution in accordance with the remaining provisions of this Section 4.03(c).

Second, if a Set-Aside Period has occurred and is continuing, funds on deposit in the Collection Account shall be transferred into the Reserve Account until the Net Outstanding Amount is less than or equal to the Net Eligible Advance Balance. If the Net Eligible Advance Balance is greater than the Net Outstanding Amount and funds are on deposit in the Reserve Account, then funds on deposit in the Reserve Account up to the amount of such excess shall, if so requested by the Servicer in the Servicer's Daily Report, be transferred to the Collection Account for distribution in accordance with the remaining provisions of this Section 4.03(c).

Third, if the Net Eligible Advance Balance is greater than or equal to the Net Outstanding Amount, funds on deposit in the Reserve Account shall, if requested by the Servicer in the Servicer's Daily Report and permitted by the Supplement relating to any Notes, or if otherwise required under any Supplement relating to any Notes, be withdrawn to reduce the Outstanding Principal Balance of any such Notes as described below and in accordance with the terms of the applicable Supplements;

Fourth, to the extent the Servicer has so requested in the Servicer's Daily Report if permitted by the Supplement relating to any Notes or to the extent otherwise required under the Supplement relating to any Notes, any funds on deposit in the Collection Account shall be withdrawn to reduce the Outstanding Principal Balance of any such Notes (or to deposit such amounts in any Defeasance Account for the purpose of making such reduction) as described below and in accordance with the terms of the applicable Supplements;

Fifth, to the extent required by this Indenture or any Supplement, funds on deposit in the Collection Account shall be deposited to the Trustee's own account, any Defeasance Account or any other Series Account for the payment of any fees, costs, expenses or other obligations (including prepayment premiums, if applicable) owed to the Trustee and/or the Noteholders which are not payable from funds in the Carrying Cost Account;

Sixth, any remaining funds on deposit in the Collection Account shall be deposited into the Issuer's Account to be used by the Issuer to pay the Originator the "Purchase Price" under the Purchase and Contribution Agreement for Eligible Advances, towards the payment of ordinary costs and expenses of the Issuer and towards the payments of any other amounts specified or permitted under the Purchase and Contribution Agreement or this Indenture; provided that, if the Issuer so directs, amounts owed to the Originator under this clause Sixth may be paid directly to the Originator.

If, on any day prior to the Wind Down Date during which the provisions of this Section 4.03(c) are in effect, funds are to be distributed under clauses Third or Fourth above to the Noteholders of more than one Series, such funds shall be distributed among such Noteholders ratably in accordance with their Series Allocation Percentages until the amount of the required or requested payments to be distributed to such Noteholders has been paid in full. If, on any day prior to the Wind Down Date, the funds to be distributed under clause Fifth are less than the fees, costs, expenses and other obligations to be paid pursuant to such clause, such funds shall be allocated pro rata for distribution to the Persons to whom such amounts are owed according to the respective amounts of such obligations held by such Persons.

Funds on deposit in the Carrying Cost Account shall be distributed in the following order of priority: first, to the Trustee for payment of the Trustee's Fee; second, to the payment of the Servicing Fee to the extent owed to a Successor Servicer which is not an Affiliate of the Originator or of the Issuer; third, to the payment of accrued and unpaid interest on all Notes; fourth, to the payment of any other costs, fees, expenses or other obligations included in the calculation of the Carrying Cost Amount and fifth, to the payment of the Servicing Fee to the extent owed to the Issuer or any Affiliate of it. If, on any day prior to the Wind Down Date, the funds available for distribution from the Carrying Cost Account under any of the immediately preceding clauses first through the fifth above are less than the amount of costs, fees, expenses or other obligations to be paid pursuant to any such clause, then, in any such case, such available funds shall be allocated by the Servicer pro rata for distribution to the Persons to whom such amounts are owed according to the respective amounts of such obligations held by such Persons and all obligations in lower priority categories shall remain unsatisfied until the obligations in the preceding category have been satisfied.

All Collections and other funds distributed for the benefit of Noteholders of any Series pursuant to this Section 4.03(c) will be deposited and distributed as specified in the related Supplement, and amounts so allocated to any Series will not, except as specified in the related Supplement or as provided in the first paragraph of Section 4.03(d)(i), be available to the Noteholders of any other Series.

All obligations in lower priority categories shall remain unsatisfied until the obligations in the preceding category have been satisfied.

(d)  Allocation of Funds in the Trust Accounts During the Wind Down Period.
(i) On the Wind Down Date, the outstanding principal amount of the Variable Funding Note shall no longer be subject to increase and the Series Allocation Percentage for all Series shall, become fixed as computed as of the close of business on the Business Day immediately preceding the Wind Down Date, and all funds on deposit in the Carrying Cost Account, the Reserve Account and any Defeasance Account shall be reallocated to the Collection Account for distribution in accordance with the remaining provisions of this Section 4.03(d).

(ii) On the Wind Down Date and on each Business Day thereafter during the Wind Down Period, the Servicer shall direct the Trustee in the Servicer's Daily Report to, and the Trustee shall, allocate all Collections and other funds received or held in the Collection Account (other than any such funds which are required to be returned pursuant to Section 4.02(a) or are required by the terms of any Supplement to be dealt with in some other manner), based on the Series Allocation Percentage for the Wind Down Period as funds allocable to the Noteholders. The Trustee shall set aside and hold in trust in the Collection Account, for the benefit of the Noteholders, all Collections held in the Carrying Cost Account, the Reserve Account and/or any Defeasance Account as of the close of business on the Business Day immediately preceding the Wind Down Date, and all other Collections.

(iii) Collections and other funds set aside and held for the benefit of the Noteholders shall be allocated to the Noteholders in the following order of priority:

First, to be distributed for payment of accrued Carrying Costs in the same order of priority described for the payment thereof in Section 4.03(c);

Second, to be distributed to Noteholders to reduce the Outstanding Principal Balance of all Notes in accordance with their Series Allocation Percentages (as calculated on the Wind Down Date) until the Outstanding Principal Balances of such Notes have been reduced to zero; and

Third, to be deposited to the Trustee's own account or any Series Account or otherwise paid to any Successor Servicer for the payment of any accrued and unpaid fees, costs, expenses or other obligations (including prepayment premiums, if applicable) owed to such Persons under this Indenture or any Supplement.

Notwithstanding the foregoing, to the extent set forth in any Supplement, Collections which are identified as having been received in respect of Advances which are not Eligible Advances or which are otherwise not included in the calculation of the Net Eligible Advance Balance may be distributed first to the Noteholders of any Series which elected to give value to the Issuer on account of such Advances before being distributed to the Noteholders of any other Series.

(iv) If, on any Business Day during the Wind Down Period, the amount of funds on deposit in the Collection Account and available for allocation under any of clauses First or Third above is less than the amount of the obligations described in such clause, then the available Collections shall be allocated by the Servicer pro rata for distribution to the Persons to whom such amounts are owed according to the respective amounts of such obligations held by such Persons. All obligations in lower priority categories shall remain unsatisfied until the obligations in the preceding category have been satisfied.

After the payment in full of all amounts described above in priority categories First through Third, all remaining funds received or held in the Collection Account and/or any of the other Trust Accounts shall be remitted to the Issuer.

Collections and other funds distributed for the benefit of Noteholders of any Series pursuant to this Section 4.03(d) will be deposited and distributed as specified in the related Supplement, and amounts so allocated to any Series will not, except as specified in the related

Supplement, be available to the Noteholders of any other Series.
Allocations among the Series or the Insurer shall be set forth in the related Supplement or Supplements.

SECTION 4.04. Optional Prepayment. (a) On any Distribution Date during the Revolving Period, the Trustee, acting upon the direction of the Servicer, shall have the option to prepay, in whole or in part but subject to the payment of any Breakage Costs and Prepayment Premium, the Outstanding Principal Balance of any Variable Funding Notes. If so provided in the applicable Supplement or in any Term Note issued pursuant thereto, the Trustee, upon the direction of the Servicer, shall have the option to prepay the Outstanding Principal Balance of any Term Note, together with any Breakage Costs and Prepayment Premium provided for under the applicable Supplement in connection with such prepayment. Such prepayments shall only be made with and to the extent of Collections on deposit in the Collection Account as of such Distribution Date and/or proceeds from other Notes. Following such prepayment, during the Revolving Period, the Outstanding Principal Balance of the Variable Funding Notes may be increased to an amount not in excess of the Stated Amount. Any prepayment of a Term Note shall permanently reduce the Outstanding Principal Balance thereof.

(b) All monthly distributions to be made to the Noteholders on any Distribution Date shall be made to the Noteholders of record on the preceding Record Date and all payments to be made to the Noteholders or the Insurer shall be made either in immediately available funds (by wire transfer or otherwise) to the account of such Person at a bank or other entity having appropriate facilities therefor, if such Person has so notified the Trustee (by standing instruction or otherwise) at least five Business Days prior to the related Record Date, or, if such Person has not so notified the Trustee by such date, by check mailed to such Noteholder at its address appearing in the Note Register or, in the case of the Insurer, mailed to the Insurer at its address set forth for notices herein. Notwithstanding the foregoing, the final payment on any Note shall be made only against presentation and surrender of the applicable Note at the Corporate Trust Office of the Trustee.

ARTICLE V

DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

Distributions shall be made to, and reports shall be provided to, Noteholders as set forth in Section 3.05 hereof and in the applicable Supplement.

ARTICLE VI

THE NOTES

SECTION 6.01. The Notes. The Notes of any Series shall be issued in the form contemplated by the applicable Supplement and shall upon issue be executed and delivered by the Issuer to the Trustee for authentication and redelivery as provided in Section 6.02. Except to the extent otherwise provided in an applicable Supplement, the Notes shall be issued in minimum denominations of $1,000,000 and in integral multiples of $250,000 in excess thereof (except that one Note may be issued in a denomination that includes any residual amount); provided, however, that if such Notes are issued in Book-Entry Form, the Trustee shall have no liability to any Person for the issuance of such Notes in a denomination not permitted by this Section 6.01. The Notes shall be issued upon initial issuance as one or more Notes in an aggregate original principal amount equal to the Initial Outstanding Principal Balance or, in the case of any Variable Funding Note, in its applicable Stated Amount. Each Note shall be executed by manual or facsimile signature on behalf of the Issuer by the President, any Vice President, the Chief Financial Officer, the Chief Operating Officer, Treasurer or the Secretary of the Issuer, or by any other officer or assistant officer duly authorized to execute such Note on behalf of the Issuer. Notes bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Notes or does not hold such office at the date of such Notes. No Notes shall be entitled to any benefit under this Indenture or the applicable Supplement or be valid for any purpose, unless there appears on such Note a Note of authentication in substantially the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such Note upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. All Notes shall be dated the date of their authentication.

SECTION 6.02. Authentication of Notes. The Trustee shall authenticate and deliver the Notes of each Series to, and upon the written order of, the Issuer against payment to the Issuer of the purchase price therefor. The Notes of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) the Initial Outstanding Principal Balance or Stated Amount, as applicable, of such Series.

SECTION 6.03. Registration of Transfer and Exchange of Notes. (a) The Trustee shall cause to be kept at its Corporate Trust Office, such office or agency to be maintained in accordance with the provisions of Section
11.21 a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Notes and of transfers and exchanges of the Notes as herein provided. The Transfer Agent and Registrar shall initially be the Trustee, together with any co-transfer agent and co-registrar chosen by the Trustee and acceptable to the Servicer, and any reference in this Indenture to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise. The provisions of Sections 11.01, 11.02, 11.03 and 11.05 shall apply to the Trustee also in its role as Transfer Agent and Registrar, for so long as the Trustee shall act as Transfer Agent and Registrar.

The Trustee may revoke the appointment of and remove any Person serving as Transfer Agent and Registrar if the Trustee determines in its sole discretion that such Person failed to perform its obligations under this Indenture in any material respect. Any Person serving as Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon 30 days' (60 days' during the Wind Down Period) written notice to the Issuer, the Servicer and the Insurer. Upon receiving such notice of resignation, the Trustee shall appoint a successor Transfer Agent and Registrar reasonably acceptable to the Issuer and the Insurer. If no successor Transfer Agent and Registrar shall have been appointed and have accepted appointment within 30 days (60 days during the Wind Down Period) after the giving of such notice of resignation, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Transfer Agent and Registrar; provided, however, that such resignation shall not be effective and such Person shall continue to perform its duties as Transfer Agent and Registrar until a successor Transfer Agent and Registrar has been appointed in accordance with this paragraph, and such successor has assumed its duties under this Indenture.

It is intended that the registration of Notes which is described in this
Section 6.03 comply with the registration requirements contained in Section 163 of the Internal Revenue Code.

Upon surrender for registration of transfer of any Note at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes (of the same Series) in authorized denominations of like tenor.

Except as otherwise expressly provided in the Supplement relating to any Series of Notes and subject to Section 6.11, Notes may, at the option of an Noteholder, be exchanged for other Notes (of the same Series) of authorized denominations of like tenor, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive.

Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Holder thereof or his attorney-in-fact duly authorized in writing. Each Holder must satisfy the transfer restrictions set forth in the applicable Notes.

Each Note shall be registered at all times as herein provided, and any transfer or exchange of such Note will be valid for purposes hereunder only upon registration of such transfer or exchange by the Trustee or the Transfer Agent and Registrar as provided herein. Payments on any Distribution Date shall be made to Holders of record on the immediately preceding Record Date.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Transfer Agent and Registrar or any co-transfer agent and co-registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Notes.

All Notes surrendered for registration of transfer or exchange, or for payment, shall be canceled and disposed of in a manner reasonably satisfactory to the Trustee.

(b) The Transfer Agent and Registrar will maintain at its expense, an office or offices or agency or agencies where Notes may be surrendered for registration of transfer or exchange which office, so long as the Trustee acts as Transfer Agent and Registrar, shall be the Corporate Trust Office designated in Section 11.21.

SECTION 6.04. Mutilated, Destroyed, Lost or Stolen Notes. If (a) any mutilated Note is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note and (b) there is delivered to the Transfer Agent and Registrar, the Trustee and the Issuer such indemnity (provided that a letter of indemnity from an insurance company or an institutional Noteholder in either case of investment grade credit rating shall satisfy such requirement) as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor. In connection with the issuance of any new Note under this
Section 6.04, the Trustee or the Transfer Agent and Registrar may require the payment by the Noteholder of a sum sufficient to pay any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Note issued pursuant to this Section 6.04 shall be entitled to all the benefits of this Indenture equally and proportionately with any and all Notes of the same Series issued hereunder whether or not the lost, stolen or destroyed Note shall be found at any time.

SECTION 6.05. Persons Deemed Owners. At all times prior to due presentation of a Note for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them shall treat the Person in whose name any Note is registered as the owner of such Note as of the most recent Record Date for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded and may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, the Servicer or an Affiliate thereof.

SECTION 6.06. Appointment of Paying Agent. The Paying Agent shall make distributions to the Noteholders, the Insurer, the Servicer and the Trustee pursuant to the applicable Supplement and shall report the amounts of such distributions to the Trustee. The Trustee shall make available to the Paying Agent funds from the applicable Trust Account on the day on which they are to be distributed pursuant to the applicable Supplement. The Paying Agent shall initially be the Trustee. The Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer and the Insurer. In the event that the Trustee shall no longer be the Paying Agent, the Servicer shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Servicer shall cause such successor Paying Agent to execute and deliver to the Trustee an instrument in which such successor Paying Agent shall agree with the Trustee that, as Paying Agent, such successor Paying Agent will hold all sums, if any, held by it for payment to the Noteholders, the Servicer or the Trustee in trust for the benefit of the Noteholders entitled thereto, the Servicer or the Trustee, respectively, until such sums shall be paid to such Noteholders, the Servicer or the Trustee, respectively. The
Paying Agent shall return all unclaimed funds to the Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Trustee. The provisions of Sections 11.01, 11.02,
11.03 and 11.05 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent.

SECTION 6.07. Access to List of Noteholders' Names and Addresses. (a) The Trustee will, within five Business Days after receipt by the Trustee of a written request therefor from the Servicer, the Issuer, the Insurer, any Noteholder or the Paying Agent, respectively, furnish (or cause the Transfer Agent and Registrar to furnish) a list of the names and addresses of the Noteholders.

(b)	The Noteholders may communicate as provided in Section 312(b) of the
Trust Indenture Act (without regard as to whether this Indenture has been or at such time remains qualified under the Trust Indenture Act) with all other Noteholders with respect to their rights under this Indenture, the other Transaction Documents or under the Notes; provided that application by the Noteholders under such Section of such Act shall be made to the [Insurer in lieu of the Trustee] as provided under such Act. The [Insurer] shall comply in all material respects with the provisions of such Act to facilitate such communications by and among Noteholders.

(c)	Each Noteholder by receiving and holding a Note, agrees with the
Trustee and the Issuer that neither the Trustee, the Transfer Agent and Registrar, the Issuer, the Servicer, the Originator nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with Section 312(b) of the Trust Indenture Act, regardless of the sources from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

SECTION 6.08. Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents with respect to the Notes which shall be authorized to act on behalf of the Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Indenture to the authentication of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Issuer and the Servicer.

(b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent.

(c)	An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Issuer, the Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Issuer.

(d)	The Issuer agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 6.08.

(e)	The provisions of Sections 11.01, 11.02, 11.03 and 11.05 shall be applicable to any authenticating agent.

(f)	Pursuant to an appointment made under this Section 6.08, the Notes may have endorsed thereon, in lieu of or in addition to the Trustee's certification of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Notes described in the Master Trust Indenture and Security Agreement.



_______________________
as Authenticating Agent
   for the Trustee


By: _____________________
   Authorized Officer


SECTION 6.09. New Issuances. (a) The Issuer may from time to time direct the Trustee, to (i) issue one or more new Series of Notes pursuant to a Supplement, and (ii) to the extent permitted under any Supplement, issue additional Notes of the related Series. The Notes of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and the applicable Supplement except, with respect to any Series, as provided in the related Supplement.

(b)	On or before the Closing Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Indenture solely as applied to such new Series. The obligation of the Trustee to issue the Notes of such new
Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

(i) on or before the 30th Business Day immediately preceding the applicable Closing Date (or such later date preceding the Closing Date as shall be acceptable to the Trustee, each Rating Agency and the Insurer), the Issuer shall have given the Trustee, the Servicer, each Rating Agency and the Insurer written notice of such issuance and such Closing Date;

(ii) the Issuer shall have delivered to the Trustee the related Supplement in a form satisfactory to the Trustee and in form and substance satisfactory to the Insurer, executed by each party hereto other than the Trustee;

(iii) the Trust Insurance Policy shall be in full force and effect, the sum of the Aggregate Outstanding Amount plus the excess, if any, of the

Stated Amount of each Variable Funding Note over its Outstanding Principal Balance shall not be greater than the "Insured Amount" thereunder, and to the extent required in the related Supplement, the required Noteholder Insurance Policy shall be in full force and effect;

(iv) each Rating Agency shall have notified the Issuer, the Servicer, the Trustee and the Insurer in writing that the issuance of such new Series will not result in a reduction or withdrawal of the rating of any outstanding Series (if rated) and will not result in the Notes being deemed below investment grade (without giving effect to the Trust Insurance Policy) or, to the extent required in the related Supplement will not result in a reduction or withdrawal of any rating of the rated securities issued by the Noteholder of any outstanding Series in order to fund or maintain its interest in any Note of such Series, in each case, with respect to which Series or securities it is a Rating Agency;

(v) such issuance will not result in the occurrence of an Event of Default and the Issuer shall have delivered to the Trustee and the Insurer an Officer's Certificate, dated the applicable Closing Date (upon which the Trustee may conclusively rely), to the effect that the Issuer reasonably believes that such issuance will not in and of itself result in the occurrence of an Event of Default and is not reasonably in and of itself expected to result in the occurrence of an Event of Default;

(vi) the Issuer shall have delivered to the Trustee and the Insurer an Opinion of Counsel to the effect that the issuance of the Notes of such Series (A) has been, or need not be, registered under the Act and will not result in the requirement that any other Series of Notes not registered under the Act be so registered (unless the Issuer has elected, in its sole discretion, to register such Notes), (B) will not result in the Issuer becoming subject to registration as an investment company under the Investment Company Act and (C) will not require this Indenture or the related Supplement to be qualified under the Trust Indenture Act;

(vii) the Issuer shall have delivered to the Trustee a Tax Opinion, dated the applicable Closing Date, with respect to such issuance;

(viii) such issuance will not cause an Asset Deficiency (after giving effect to such new issuance and the deposit of any proceeds into the Reserve Account) to occur;

(ix) if such issuance is in exchange for any outstanding Notes, the Issuer shall have delivered to the Trustee the Notes to be canceled in connection with such exchange;

(x)  the Issuer shall have delivered to the Trustee an Officer's
Certificate that the foregoing conditions have been satisfied.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and the Issuer shall execute and deliver the Notes of such

Series for authentication and redelivery to or upon the order of the Issuer. Notwithstanding the provisions of this Section 6.09(b), prior to the execution of any Supplement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such Supplement is authorized or permitted by this Indenture and any Supplement related to any outstanding Series. The Trustee may, but shall not be obligated to, enter into any such Supplement which adversely affects the Trustee's own rights, duties or immunities under this Indenture.

(c) In the event this Indenture shall become qualified under the Trust Indenture Act, every Supplement executed pursuant to this Article VI shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 6.10. Changes in Variable Funding Notes. The Outstanding Principal Balance of any Variable Funding Note shall at no time exceed the Stated Amount then applicable to such Note. The Stated Amount and the Outstanding Principal Balance of any Variable Funding Notes may be increased or decreased from time to time, subject to any terms set forth in the applicable Supplement and the allocation of Collections set forth in Article IV hereof, provided that the Outstanding Principal Balance of any Variable Funding Notes may not be increased in any manner which would cause the Net Outstanding Amount to exceed the Base Amount as in effect prior to such increase.

SECTION 6.11. Book-Entry Notes. If the Issuer shall establish pursuant to any Supplement that the Notes to be issued thereunder are to be issued in Book-Entry Form, then the Issuer shall, in accordance with the other provisions of this Indenture, execute and the Trustee shall authenticate and deliver one or more Global Notes, evidencing the Notes of such Series which (i) shall be in an aggregate Outstanding Principal Balance equal to the Initial Outstanding Principal Balance of such Series, (ii) shall be registered in the name of the Clearing Agency therefor or its nominee, which shall initially be Cede & Co., as nominee for The Depositary Trust Company, the initial Clearing Agency, (iii) shall be delivered by the Trustee to such Clearing Agency or such nominee pursuant to such Clearing Agency's or such nominee's instructions, and (iv) shall bear a legend substantially to the following effect: "Transfers of this Global Note shall be limited to transfers in whole, but not in part, to the Clearing Agency or a nominee of the Clearing Agency or to a successor thereof or such successor's nominee and transfers of portions of this Global Note shall be limited to transfers made in accordance with the restrictions set forth in the Master Trust Indenture and Security Agreement pursuant to which these Notes were issued."

Each Clearing Agency designated pursuant to this Section 6.11 must, at the time of its designation and at all times while it serves as Clearing Agency hereunder, be a "clearing agency" registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.

No Holder of any Notes issued in Book-Entry Form shall receive a Definitive Note except as provided in Section 6.13 or in the applicable Supplement relating to such Notes. Unless (and until) fully registered Notes of any Series (the "Definitive Notes") have been issued to the Noteholders of such Series pursuant to Section 6.13 or pursuant to any applicable Supplement relating thereto:

(a)  the provisions of this Section 6.11 shall be in full force and effect;

(b) the Issuer, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Notes of such Series) as the authorized representatives of the Noteholders of such Series;

(c) to the extent that the provisions of this Section 6.11 conflict with any other provisions of this Indenture, the provisions of this Section 6.11 shall control; and

(d) the rights of Noteholders of such Series shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Noteholders and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to
Section 6.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Book-Entry Notes to such Clearing Agency Participants.

SECTION 6.12. Notices to Clearing Agency. Unless and until Definitive Notes shall have been issued to Noteholders of such Series pursuant to
Section 6.13 or the applicable Supplement relating to such Notes, whenever notice, payment, or other communication to the holders of Book-Entry Notes of any Series is required under this Indenture, the Trustee, the Servicer and the Paying Agent shall give all such notices and communications specified herein to be given to Noteholders of such Series to the Clearing Agency.

SECTION 6.13. Definitive Notes. If (i)(A) the Issuer advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under any Letter of Representations and (B) the Issuer is unable to locate a qualified successor Clearing Agency, (ii) the Issuer, at its option, advises the Trustee in writing that, with respect to any Series, it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of a Servicer Default, a Majority in Interest of the Noteholders of any Series of Notes maintained as Book-Entry Notes advise the Trustee and the Clearing Agency (through the Clearing Agency Participants) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Noteholders of such Series, the Trustee shall notify the Clearing Agency and all such Noteholders of such Series of the occurrence of any such event and of the availability of Definitive Notes of such Series to the Noteholders of such Series requesting the same. Upon surrender to the Trustee of the Global Notes of such Series by the Clearing Agency accompanied by registration instructions from such Clearing Agency for registration, the Trustee shall authenticate and deliver Definitive

Notes of such Series. None of the Issuer, the Transfer Agent and Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of any Series, all references herein to obligations with respect to such Series imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes and the Trustee shall recognize the holders of the Definitive Notes as the Noteholders hereunder.

SECTION 6.14.  Temporary Notes.  Pending the preparation of Definitive
Notes of any Series to be issued in accordance with Section 6.13, the Issuer may execute and, in accordance with the terms of Section 6.02, the Trustee shall authenticate and deliver, temporary Notes for such Series which are printed, lithographed, typewritten or otherwise produced and are in any authorized denomination and substantially in the forms of the Definitive Notes of such Series, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer as evidenced by the execution thereof by the authorized officers of the Issuer. Temporary Notes may contain such references to any provisions of this Indenture as may be appropriate.
Every temporary Note of any Series shall be executed by the Issuer and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the Definitive Notes of such Series. If temporary Notes are issued, the Issuer, without unreasonable delay, shall cause Definitive Notes to be executed and delivered to the Trustee for authentication; and thereupon the temporary Notes of such Series shall be exchangeable for Definitive Notes without charge at each office or agency to be maintained for such purpose in accordance with Section 6.03. The Trustee shall authenticate and deliver in exchange for temporary Notes of such Series so surrendered Definitive Notes of equal tenor and denomination. Until so exchanged, the temporary Notes of any Series shall be entitled to the same benefits under this Indenture as the Definitive Notes of such Series.

SECTION 6.15. CUSIP Number. The Issuer in issuing any Notes or Series of Notes may use a "CUSIP" number and, if so used, the Trustee shall use the CUSIP number in any notices to the Noteholders thereof as a convenience to such Noteholders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.
The Issuer shall promptly notify the Trustee of any change in the CUSIP number with respect to any Note.

SECTION 6.16. Letter of Representations. Notwithstanding anything to the contrary in this Indenture or any Supplement, the parties hereto shall comply with the terms of each Letter of Representations.

ARTICLE VII

OTHER MATTERS RELATING TO THE ISSUER

SECTION 7.01. Obligations not Assignable. The obligations of the Issuer hereunder shall not be assignable nor shall any Person succeed to the obligations of the Issuer hereunder.

SECTION 7.02. Limitations on Liability. None of the directors, officers, shareholders, employees or agents of the Issuer, past, present or future, shall be under any liability to the Trustee, the Insurer, the Noteholders or any other Person for any action taken or for refraining from the taking of any action in such capacities pursuant to this Indenture or for any obligation or covenant under this Indenture; provided, however, that this provision shall not protect any such Person against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence, in the performance by such Person of such Person's duties or the reckless disregard by such Person of any of his, her or its obligations and duties hereunder. The Issuer and any director, officer, employee or agent of the Issuer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Issuer or any Affiliate thereof) respecting any matters arising hereunder.

SECTION 7.03. Indemnification of the Trustee, the Insurer and the Noteholders. Without limiting any other rights which the Trustee, the Insurer or any Noteholder (each, an "Indemnified Party") may have hereunder or under applicable law, the Issuer hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (except to the extent that such claims, losses and liabilities arise from any action by such Indemnified Party) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Indenture, the activities of the Trustee or the Insurer in connection herewith, the Issuer's use of proceeds from the issuance of Notes, the interest conveyed hereunder in the Pledged Assets, or in respect of any Loan Document, any Acquired Advances or the Purchase and Contribution Agreement, excluding, however, (a) Indemnified Amounts to the extent resulting from willful misconduct, bad faith, gross negligence, the reckless disregard by such Indemnified Party of any of his, her or its obligations and duties, (b) recourse for uncollectible Acquired Advances,
(c) indemnification for lost profits or for consequential, special or punitive damages or (d) any income or franchise taxes (or any interest or penalties with respect thereto) or other taxes on or measured by the gross or net income or receipts of such Indemnified Party or (except as otherwise provided in any Supplement) any withholding taxes, in each case to the extent such Indemnified Amounts are incurred by such Indemnified Party arising out of or as a result of this Indenture or the interest conveyed hereunder in Pledged Assets or in respect of any Loan Document or any Acquired Advances or the Purchase and Contribution Agreement. Without limiting or being limited by the foregoing (other than clauses
(a), (b), (c) and (d)) the Issuer shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

(i) reliance on any representation or warranty or statement made or deemed made by the Issuer under or in connection with this Indenture or the Purchase and Contribution Agreement which shall have been incorrect in any material respect when made;

(ii) the failure by the Issuer to comply with this Indenture or the Purchase and Contribution Agreement, or the failure by the Issuer to comply with any applicable Requirement of Law with respect to any Advance or the related Loan Documents or the Purchase and Contribution Agreement, or the nonconformity of any Advance or the related Loan Documents or the Purchase and Contribution Agreement with any Requirement of Law;

(iii) the failure to vest and maintain vested in the Issuer a first priority perfected ownership interest in the Advances and the Related Security therefor as against the Originator and the failure to vest and maintain vested in the Trustee, for the benefit of the Secured Parties, first priority perfected security interest in the Advances and the other Pledged Assets, free and clear of any Lien other than Permitted Encumbrances;

(iv) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Advance or any other Pledged Asset, whether at the time of pledge thereof or reinvestment of the proceeds thereof or at any subsequent time;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or other defense relating to such Obligor's inability to pay) of any Obligor to the payment of any Advance;

(vi) any investigation, litigation or proceeding related to this Indenture or the Purchase and Contribution Agreement or the use of proceeds from the issuance of Notes, or in respect of any Advance or other Pledged Asset, other than any litigation or proceeding between the Issuer or any Affiliate thereof, on the one hand, and the Trustee or any Noteholder or any Affiliate thereof, on the other hand, in which the Issuer or an Affiliate thereof prevails in a final non-appealable judgment by a court of competent jurisdiction;

(vii) the failure of the Issuer or the Originator to perform any of its duties or obligations under or in connection with any Advance or other Pledged Asset;

(viii) any failure by the Issuer or the Originator to be duly qualified to do business or be in good standing in any jurisdiction in which such qualification or good standing is necessary for the enforcement of any Advance;

(ix) the failure of the Issuer or the Originator to remit Collections as required under this Indenture or the commingling of Collections of Advances at any time with other funds prior to distribution under the applicable Supplement;

(x) the use, possession, ownership or operation by the Issuer or the Servicer or any Affiliate thereof of any of the Pledged Assets that constitute real property or any environmental liability claim allegedly arising out of or in connection with any such real property;

(xi) any act or omission by the Issuer impairing the security interest of the Trustee or the Noteholders in the Pledged Assets; or

(xii) any tax (other than any taxes excluded by reason of clause (d) in the first paragraph of this Section 7.03) imposed by reason of the security interest of the Trustee in the Advances or other Pledged Assets.

In case any proceeding shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 7.03 the Indemnified Party shall promptly notify the Issuer in writing and the Issuer, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Issuer may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Issuer and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Issuer and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual conflicts of interests between them. It is understood that the Issuer shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Parties. It is further understood that the Issuer shall not be liable to any Indemnified Party until or unless such Indemnified Party promptly notifies the Issuer in writing of its request for indemnification.

Indemnification pursuant to this Section 7.03 shall only be payable from Collections and other funds in the Trust Accounts remaining after all other obligations payable under clause Fourth of Section 4.03(c) or clause Third of Section 4.03(d)(iii) have been paid, as applicable, or from other assets of the Issuer, and there shall be no recourse to, and no Person shall have any Claim against, the Issuer for payment of all or any part of any such indemnification to the extent that such Collections and other funds and any assets of the Issuer are insufficient to pay the applicable Indemnified Amounts. In addition, any indemnification payable under clause (vii),
(viii), (ix), (x) or (xii) of this Section 7.03 shall be payable only to the extent that the Issuer has received payment from the Originator under the equivalent indemnification provision of the Purchase and Contribution Agreement and there shall be no recourse to, and no Person shall have any

Claim against, the Issuer for payment of any all or any part of any such indemnification to the extent that the amounts so received are insufficient to pay the applicable Indemnified Amounts arising under such clauses. The agreement contained in this Section 7.03 shall survive the collection of all Acquired Advances, the termination of this Indenture and the payment of all amounts otherwise payable hereunder.


ARTICLE VIII

OTHER MATTERS RELATING TO THE SERVICER

SECTION 8.01. Liability of the Servicer. The Servicer shall be liable under this Indenture only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

SECTION 8.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:

(a) (i) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and such successor corporation shall have expressly assumed, by an agreement supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder;
(ii) the Servicer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel stating that such consolidation, merger, conveyance or transfer complies with this Section 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with; (iii) immediately after giving effect to such action, no Servicer Default and no Unmatured Servicer Default shall have occurred or be continuing and (iv) the Rating Agency Condition shall have been satisfied with respect thereto; and

(b) if the Servicer is the Originator, all conditions for such merger or consolidation or conveyance or transfer, as the case may be, contained in the Purchase and Contribution Agreement shall be satisfied and the Insurer shall have given its prior written approval (such approval not to be unreasonably withheld), and

(c) the corporation formed by such consolidation or into which the Servicer is merged or which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall have all licenses and approvals of Governmental Authorities required to service the Acquired Advances, as evidenced by an Officer's Certificate of the Servicer, except to the extent the failure to have any such license would not have a material adverse effect on its ability to perform the obligations of the Servicer hereunder.

SECTION 8.03. Limitations on Liability. None of the directors, officers, shareholders, employees or agents of the Servicer, past, present or future, shall be under any liability to the Trustee, the Insurer, the Noteholders or any other Person for any action taken or for refraining from the taking of any action in such capacities pursuant to this Indenture or any other Transaction Document or for any obligation or covenant under this Indenture or any other Transaction Document, it being understood that, with respect to the Servicer, this Indenture and the obligations created hereunder are solely the corporate obligations of the Servicer; provided, however, that this provision shall not protect the Servicer or any such other Person against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, gross negligence or the reckless disregard by such Person of any of his, her or its obligations and duties. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer or any Affiliate thereof) respecting any matters arising hereunder. The Servicer shall be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as the Servicer in accordance with this Indenture and which in its reasonable judgment may involve it in any material expense or liability.

SECTION 8.04. Servicer Indemnification. (a) The Servicer shall indemnify and hold harmless each Indemnified Party from and against Indemnified Amounts suffered or sustained by reason of any breach by the Servicer of its representations and warranties or obligations under this Indenture, excluding, however, Indemnified Amounts to the extent resulting from (i) willful misconduct, bad faith, gross negligence, the reckless disregard by such Indemnified Party of any of his, her or its obligations and duties,
(ii) recourse for uncollectible Acquired Advances, (iii) lost profits or for consequential, special or punitive damages or (iv) any income or franchise taxes (or any interest or penalties with respect thereto) or other taxes on or measured by the gross or net income or receipts of such Indemnified Party or (except as otherwise provided in any Supplement) any withholding taxes, in each case to the extent such Indemnified Amounts are incurred by such Indemnified Party arising out of or as a result of this Indenture or the security interest conveyed hereunder in Pledged Assets or in respect of any Loan Document or any Acquired Advance or the Purchase and Contribution Agreement. Indemnification pursuant to this Section 8.04 shall not be payable from the Pledged Assets. The agreement contained in this Section 8.04 shall survive the collection of all Acquired Advances, the termination of this Indenture and the payment of all amounts otherwise due hereunder.

(b) In case any proceeding shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 8.04, the Indemnified Party shall promptly notify the Servicer in writing and the Servicer, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Servicer and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Servicer and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Servicer shall, in connection with any proceeding or related proceedings in the same jurisdiction, not be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Parties. It is further understood that the Servicer shall not be liable to any Indemnified Party unless such Indemnified Party promptly notifies the Servicer in writing of its request for indemnification.

SECTION 8.05. The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) its performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make its performance of its duties hereunder permissible under applicable law. Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel with respect to clause (i) above, delivered to the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the resigning Servicer in accordance with Section 10.02 hereof. If within 60 days of the date of the determination that the resigning Servicer may no longer act as Servicer hereunder for any reason and the Trustee has not appointed a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution that is an Eligible Servicer (other than the Trustee) as the Successor Servicer hereunder.

SECTION 8.06. Examination of Records. The Servicer shall indicate in its computer records that a security interest in the Acquired Advances and other Pledged Assets has been granted to the Trustee, pursuant to this Indenture for the benefit of the Secured Parties. The Servicer (and the Issuer) shall, prior to the sale or transfer to a third party of any advance held in its custody, examine its records to determine that such advance is not an Acquired Advance.

ARTICLE IX

EVENTS OF DEFAULT

SECTION 9.01. Events of Default. If any one of the following events shall occur:

(a)  the occurrence of any Servicer Default; or

(b) the Issuer or the Servicer shall fail to make any payment, transfer or deposit required to be paid by it under the terms of this Indenture, the Purchase and Contribution Agreement, any Supplement, any Note or any other Transaction Document, or, if applicable, shall fail to give instructions or notice to the Trustee to make such payment, transfer or deposit, and, solely in the case of any such payment, transfer or deposit, which does not constitute payment, transfer or deposit of principal or interest on the Notes, such failure shall remain unremedied for three Business Days after written notice from the Trustee; or

(c) the Issuer (i) shall fail to perform or observe any term, covenant or agreement contained in Section 2.05(a), (d), (e), (h), (i), (j), (k), (l),
(n), or (o), or (ii) shall fail to perform or observe any other term, covenant or agreement contained in Sections 2.05 or 2.06 which failure described in this clause (ii) shall remain unremedied for five Business Days after written notice from the Trustee or the Insurer; or

(d) any representation or warranty made or deemed to be made by the Issuer, or any of its officers or employees, under or in connection with this Indenture, any other Transaction Document, any Servicer's Daily Report, Monthly Report or other information or report delivered pursuant hereto, shall prove to have been false or incorrect in any material respect when made or deemed made; or

(e) the Issuer shall fail to perform or observe any other term, covenant or agreement contained in this Indenture or in any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for ten Business Days after written notice from the Trustee or the Insurer; or

(f) the Issuer shall cease or otherwise fail to have a good and valid title to (or, to the extent Article 9 is applicable to the Issuer's acquisition thereof, a valid perfected security interest in) the Acquired Advances and the Related Security; or the security interest granted to the Trustee hereunder shall, for any reason, cease or otherwise fail to be a valid and perfected Lien on, and, to the extent Article 9 applies thereto, a first priority security interest in, the Acquired Advances and the Related Security in favor of the Trustee; or

(g) (i) an Insolvency Event shall occur with respect to any of the Issuer or the Originator; or (ii) either of the Issuer or the Originator shall take any corporate action to authorize the filing of any such Insolvency Proceeding; or

(h) as of the close of business on any Business Day, there shall exist any Asset Deficiency which shall have not been cured within two Business Days after the date such Asset Deficiency has been determined to exist; or

(i) the Originator shall cease to own 100% of the issued and outstanding stock of the Issuer; or

(j) there shall have occurred, since the Closing Date, in the reasonable judgment of the Insurer, a material adverse change in the operations, management or financial condition of the Originator or the Issuer or there shall have occurred any event which materially and adversely affects the collectibility of the Acquired Advances generally or the ability of the Issuer to perform hereunder; or

(k) the Issuer shall become (1) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or under the control of such an "investment company", (2) a "public utility company" or a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, or (3) otherwise subject to any other federal or state statute or regulation limiting its ability to incur or pay indebtedness; or

(l) there shall have occurred a "Termination Event" under the Purchase and Contribution Agreement; or

(m) as of any date of determination, either of the following shall have occurred: (i) the Default Ratio shall exceed eight percent (8.0%) or (ii) the Remarketing Ratio shall exceed thirty percent (30.0%); or

(n) the Originator shall pay or declare any dividend or other distribution with respect to its capital stock after giving effect to which, the aggregate amount of dividends made in such fiscal year would exceed 10% of Consolidated Net Income; or

(o) the excess of (x) the per annum interest rate (calculated on a weighted average basis) accruing at any time in respect of outstanding Acquired Advances over (y) the sum of (i) the Note Rate (calculated on a weighted average basis) then accruing under the Notes, plus (ii) the percentage set forth in clause (i) of the defined term "Servicing Fee; [plus (iii) the Program Fees,] shall be less than two percent (2.0%); or

(p) (i) as of the end of any of the first three fiscal quarters of any year or for any fiscal year, the Originator's Consolidated Pre-Tax Margin shall be less than three percent (3.0%), or (ii) as of the end of any fiscal quarter, the Originator's Consolidated Net Worth shall be less than $45,000,000; or

(q) the Issuer or the Originator shall fail to pay any principal of or interest on any Debt having a principal amount of $50,000 or greater in the case of the Issuer, or $250,000 or greater in the case of the Originator, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt of the Originator or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

(r) the percentage certified to pursuant to Section 3.04(g)(viii) hereof shall be less than 95%; or

(s) the Insurer shall have a long-term debt rating of A or lower by S&P or A-2 or lower by Moody;.

then, in the case of any such event either the Trustee (unless otherwise directed by the Control Party), or the Control Party, by notice then given in writing to the Issuer and the Servicer (and to the Trustee if given by the Control Party), may declare (provided such event shall not have been remedied) that an Event of Default has occurred as of the date of such notice and as of such notice date the Notes shall become immediately due and payable and the Wind Down Date shall occur; provided that, in the case of any event described in clause (d), the Wind Down Date shall occur, and the Notes and all other Secured Obligations shall immediately and automatically become due and payable, in each case, without any notice or other action on the part of the Trustee or the Noteholders, immediately upon the occurrence of such event. Promptly and in any event within one Business Day after the Servicer becomes aware of any Event of Default, the Servicer shall notify the Trustee and the Insurer of the occurrence of such Event of Default.


SECTION 9.02. Additional Rights Upon the Occurrence of any Event of Default. Upon the occurrence and during the continuance of any Event of Default, the Insurer shall have the right to replace the Servicer and the Trustee shall have, in addition to all other rights and remedies available to the Trustee under this Indenture or otherwise, (a) the right to apply Collections to the payment of the Obligations of the Issuer and the Servicer under this Indenture or under any of the other Transaction Documents as provided herein, and (b) all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws (which rights shall be cumulative). The Trustee shall exercise such rights at the direction of the Control Party pursuant to (and subject to the limitations of) Section 11.19; provided, however, that without the consent the Insurer and of all of the Noteholders the Trustee shall not be permitted to sell, transfer or otherwise convey the Pledged Assets to any third party for an amount less than the Aggregate Outstanding Amount of all of the Notes, together with accrued but unpaid interest thereon.

ARTICLE X

SERVICER DEFAULTS

SECTION 10.01. Servicer Defaults. If any one of the following events (each being a "Servicer Default") shall occur and be continuing:

(a) any failure by the Servicer (i) to deliver any information to the Trustee required pursuant to Section 3.04(g)(vi) on or before the date such information is required to be given under the terms of this Indenture and such failure shall remain unremedied for three Business Days after written notice from the Trustee or the Insurer, (ii) to deliver any other information or reports to the Trustee required pursuant to Section 3.04(g) (including, without limitation, the failure to deliver any Servicer's Daily Report or Monthly Report) on or before the date such information, Servicer's Daily Report or Monthly Report is required to be given or made under the terms of this Indenture and such failure shall (in the case of any report other than a Servicer's Daily Report or Monthly Report) remain unremedied for ten Business Days after written notice from the Trustee or the Insurer, or (iii) to make any payment, transfer or deposit on or before the date such payment, transfer or deposit is required to be made under the terms of this Indenture or any of the other Transaction Documents to which it is a party; or

(b) any failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Indenture or any of the other Transaction Documents to which it is a party, which failure continues unremedied for a period of ten days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by any Noteholder or the Insurer; assignment by the Servicer of its duties without (i) an express assumption of the Servicer's obligations hereunder by such assignee, (ii) to the extent the Servicer is the Originator, continued performance of its obligations under the Purchase and Contribution Agreement, and/or (iii) rating agency consent; or

(c) any representation, warranty or certification made by the Servicer in this Indenture or any other Transaction Document to which it is a party or in any certificate delivered pursuant to this Indenture or any other Transaction Document to which it is a party shall prove to have been incorrect in any material respect when made; or

(d)  the Servicer shall become subject to an Insolvency Event; or

(e) a final judgment is rendered against the Originator while acting as Servicer in an amount greater than $1,000,000 and, within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 10 days after the expiration of any such stay, such judgment is not discharged; or

(f) the Servicer or any Affiliate of the Servicer shall fail to pay any principal of or premium or interest on any Debt for which the Servicer is liable (whether as a primary or secondary party) if the aggregate principal amount of such Debt is $250,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

(g) if the Servicer is the Originator or an Affiliate of the Originator, the occurrence of any Wind Down Event specified in Section 9.01(l) or (p); or

(h) the Trustee or the Insurer (A) shall receive notice from the Servicer that the Servicer is no longer able to discharge its duties under this Indenture or (B) shall determine, in their respective reasonable judgment and based upon published reports (including wire services), which they reasonably believe in good faith to be reliable, that the Servicer (1) has experienced a material adverse change in its business, assets, liabilities, operations, or financial condition, (2) has defaulted on any of its material obligations (other than those included in this Indenture), or (3) has ceased to conduct its business in the ordinary course; or

(i) the Servicer shall fail to comply in any material respect with the Credit and Collection Policy in the performance of its duties hereunder;

Following the occurrence of a Servicer Default, the Control Party may among other things, declare an Event of Default, deliver a Termination Notice to the Servicer and effect a Service Transfer.

The Control Party may waive any default by the Issuer or the Servicer in the performance of their obligations under this Indenture and its consequences, provided, however, that the Control Party shall not have the right to forgive the payment of principal or interest on any Note. Upon any such waiver of a past default, such default shall cease to exist, and any such default shall be deemed to have been remedied for every purpose of this Indenture. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer shall have been appointed pursuant to Section 10.02, all authority and power of the Servicer under this Indenture shall pass to and be vested in such Successor Servicer (a "Service Transfer"); and, without limitation, the Trustee is hereby authorized, empowered and instructed (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate, at its expense, with the Trustee and such Successor Servicer in (i) effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Acquired Advances as provided under this Indenture, including all authority over all Collections which shall on the date of such Service Transfer be held by the Servicer for deposit to the Collection Account, the Reserve Account or the Issuer's Account, or which have been deposited by the Servicer to the Collection Account, or any other account, or which shall thereafter be received with respect to the Acquired Advances, and (ii) assisting the Successor Servicer until all servicing activities have been transferred to such Successor Servicer, such assistance to include, without limitation,
(x) assisting any accountants selected by the Successor Servicer to verify collection records and reports made prior to the Service Transfer and (y) assisting the Successor Servicer in making the computer systems of the Servicer and the Successor Servicer compatible to the extent necessary to effect the Service Transfer. The Servicer shall, at its expense, within five Business Days of such Service Transfer, (A) assemble such documents, instruments and other records (including computer tapes and discs), which evidence the Acquired Advances and the other Pledged Assets, and which are necessary or desirable to collect the Acquired Advances and shall make the same available to the Successor Servicer or the Trustee or its designee at a place selected by the Successor Servicer or the Trustee and in such form as the Successor Servicer or the Trustee may reasonably request, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Acquired Advances in a manner acceptable to the Successor Servicer and the Trustee, and, promptly upon receipt, remit all such cash, checks and instruments to the Successor Servicer or the Trustee or its designee.

At any time following a Termination Notice:

(1)	The Servicer shall, at the Trustee's request and at the Servicer's expense, give notice of the Trustee's security interest in the Acquired Advances to the related Obligors and direct that payments be made directly to the Trustee or its designee;

(2)	If the Servicer fails to provide the notice to Obligors required in paragraph (1) above, the Trustee may direct the Obligors of Acquired Advances or any of them, that payment of all amounts payable under any such Acquired Advances be made directly to the Trustee or its designee;

(3)	Each of the Issuer and Noteholder hereby authorizes the Trustee to take any and all steps in the Issuer's name and on behalf of the Issuer and the Noteholders necessary or desirable, in the determination of the Trustee, to collect all amounts due under any and all Acquired Advances, including, without limitation, endorsing the Issuer's name on checks and other instruments representing Collections in respect of such Acquired Advances and enforcing such Acquired Advances.

SECTION 10.02. Trustee to Act; Appointment of Successor Servicer. (a) On and after the receipt by the Servicer of a Termination Notice pursuant to
Section 10.01 or upon a resignation by the Servicer pursuant to Section 8.05, the Servicer shall continue to perform all servicing functions under this Indenture until (i) in the case of any such receipt, the date specified in such Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice or otherwise specified by the Trustee, until the earlier of a date agreed upon by the Servicer and the Trustee or a date specified by the Trustee in a written notice to the Servicer, and (ii) in the case of any such resignation, until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer pursuant to this
Section 10.02. The Trustee shall as promptly as possible after the giving of a Termination Notice or such a resignation appoint a Successor Servicer, subject to the acceptance by the Successor Servicer of such appointment by written acceptance in a form acceptable to the Trustee. In the event such Person is unable to accept such appointment, the Trustee shall as promptly as possible appoint an Eligible Servicer as a Successor Servicer, subject to the consent of the Control Party, which consent shall not be unreasonably withheld, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee.
In the event that the Successor Servicer has not been appointed or has not accepted its appointment by the earlier of 60 days after the date of such Termination Notice or at the time when the Servicer ceases to act, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an affiliate or agent in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act as Successor Servicer, petition a court of competent jurisdiction to appoint any established institution that is an Eligible Servicer (other than the Trustee) as the Successor Servicer hereunder.

(b)	Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer being terminated with respect to servicing functions under this Indenture performed by the Servicer and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Indenture to the Servicer shall be deemed to refer to such Successor Servicer; provided, however, that neither the Trustee (solely in its capacity as such) nor any Successor Servicer shall be deemed in default hereunder as a result of any predecessor Servicer's failure to deliver necessary Pledged Assets, documents, or records to the Trustee (solely in its capacity as such) or to such Successor Servicer.
The Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of the Master Insurance Agreement and the Trust Insurance Policy.

(c)	In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the Servicing Fee.

(d)	All authority and power granted to the Successor Servicer under this
Indenture shall automatically terminate upon satisfaction and discharge of this Indenture pursuant to Section 12.02, and shall pass to and be vested in the Issuer and, without limitation, the Issuer is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Issuer in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Acquired Advances. The Successor Servicer shall transfer its electronic records relating to the Acquired Advances to the Issuer in such electronic form as the Issuer may reasonably request and shall transfer all other records, correspondence and documents to the Issuer in the manner and at such times and the Issuer shall reasonably request.

SECTION 10.03. Notification to Noteholders. Promptly and in any event within three Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give written notice thereof to a Responsible Officer of the Insurer and Trustee, and the Trustee shall promptly deliver a copy of such notice to the Noteholders and each Rating Agency. Upon any termination of the initial Servicer or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to the Issuer, the Insurer and the Noteholders.


ARTICLE XI

THE TRUSTEE

SECTION 11.01. Duties of Trustee. (a) The Trustee, prior to the occurrence of a Servicer Default of which one of its Responsible Officers has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied duties or covenants shall be read into this Indenture against the Trustee. If a Servicer Default to the actual knowledge of a Responsible Officer of the Trustee has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)	The Trustee, upon receipt of any resolutions, certificates,
statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Indenture or any Supplement, shall examine them to determine whether they substantially conform to the requirements of this Indenture or any Supplement. The Trustee shall give prompt written notice to the Noteholders and each Rating Agency of any material lack of conformity of any such instrument to the applicable requirements of this Indenture or any Supplement discovered by the Trustee which would entitle a specified percentage of the Noteholders to take any action pursuant to this Indenture or any Supplement.

(c)	Subject to Section 11.01(a), no provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)	the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Control Party relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iii) the Trustee shall not be charged with knowledge for any failure by the Servicer to comply with the obligations of the Servicer referred to in
Section 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee received written notice of such failure from the Servicer, the Insurer or from Holders of Notes evidencing not less than 10% of the Outstanding Principal Balance of any Series.

(d)	The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or under any Supplement or in the exercise of any of its rights or powers. None of the provisions contained in this Indenture shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Servicer under this Indenture except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Indenture.

(e)	Except for actions expressly authorized by this Indenture, the
Trustee shall take no action reasonably likely to impair the interests of the Noteholders or the Trustee in any Acquired Advance now existing or hereafter created or to impair the value of any Acquired Advance now existing or hereafter created.

(f)	Except as expressly provided in this Indenture, the Trustee shall have no power to vary the corpus of the Pledged Assets including, without limitation, by (i) accepting any substitute obligation for a Acquired Advance initially pledged to the Trustee under Section 2.01, (ii) adding any other investment, obligation or security to the Pledged Assets, or
(iii) releasing its security interest in any Pledged Asset.

(g)	In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Indenture or under any Supplement, the Trustee shall be obligated promptly upon its actual knowledge thereof to perform such obligation, duty or agreement in the manner so required.

(h)	The Trustee shall have no responsibility or liability for investment losses on Eligible Investments.

(i)	Notwithstanding any other provision contained herein, the Trustee is not acting as, and shall not be deemed to be, a fiduciary for the Insurer and the Trustee's sole responsibility with respect to the Insurer shall be to perform those duties with respect to the Insurer as are specifically set forth herein or in any applicable Supplement and no implied duties or obligations shall be read into this Indenture or such Supplement against the Trustee with respect to the Insurer.

(j)	Whether or not expressly so provided, every provision of this
Indenture relating to the conduct or affecting the liability of the Trustee shall be subject to the provisions of this Section 11.01.


SECTION 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

(a)	the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Indenture by the proper party or parties;

(b)	the Trustee may consult with counsel and any advice or Opinion of
Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c)	the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Default or an Event of Default (either of which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(d)	the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(e)	the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document;

(f)	the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

(g)	the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Acquired Advances for the purpose of establishing the presence or absence of defects, the compliance by the Issuer with its representations and warranties or for any other purposes; and

(h)	nothing in this Indenture shall be construed to require the Trustee to monitor the performance of the Servicer or act as a guarantor of the Servicer' performance.

SECTION 11.03. Trustee Not Liable for Recitals in Notes. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Notes (other than the certificate of authentication on the Notes). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes (other than the certificate of authentication on the Notes) or of any Acquired Advances or related document. The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds of such Notes, or for the use or application of any funds paid to the Issuer in respect of the Acquired Advances or deposited in or withdrawn from any Collection Account, the Reserve Account, any other Trust Account, the Issuer's Account or any other account hereafter established to effectuate the transactions contemplated by and in accordance with the terms of this Indenture and any Supplement.

SECTION 11.04. Trustee May Own Notes. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal, and transact banking business, with the Originator, the Servicer and/or the Issuer with the same rights as it would have if it were not the Trustee.

SECTION 11.05. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds of such Person, except to the extent required by law or this Indenture. The Trustee shall have no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

SECTION 11.06. Disqualification; Conflicting Interests. If, at any time after this Indenture has been qualified under the Trust Indenture Act, the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Issuer shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act. Without limiting the foregoing, if a conflicting interest is deemed to arise under said Section 310(b) by virtue of the fact that the Trustee is acting as Trustee for more than one Series of Notes Outstanding concurrently, and such conflicting interest is not, or is not reasonably expected to be, cured within 90 days of its occurrence, then, in such event, the Trustee may resign or assign to a separate trustee such of its duties under the Transaction Documents as may be necessary to eliminate any such conflicting interest in accordance with Section 11.15 hereof.

SECTION 11.07. Preferential Collection of Claims against Issuer. At all times after this Indenture becomes qualified under the Trust Indenture Act, the Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act, and a Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

SECTION 11.08. Limitation on Liability of Trustee. The Trustee shall have no responsibility or liability for or with respect to the correctness of the recitals contained herein, in any of the other Transaction Documents, or in the Notes (other than the certificate of authentication of the Trustee on the Notes). Except as set forth in Section 11.20, the Trustee makes no representations as to the validity or sufficiency of this Indenture, any of the other Transaction Documents, the Notes (other than the certificate of authentication of the Trustee on the Notes), any other Transaction Document or any Pledged Asset or related document. The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes, or of the proceeds of such Notes, or for the use or application of any funds paid to the Issuer or the Servicer in respect of the Pledged Assets or deposited by the Servicer in, or withdrawn by the Servicer from, the Collection Account, the Reserve Account, the Issuer's Account or any other accounts hereafter established to effectuate the transactions contemplated herein or in the other Transaction Documents in accordance with the terms hereof or thereof.

The Trustee shall have no responsibility or liability for or with respect to
(A) the legality, validity or enforceability of any ownership or security interest in any Pledged Asset; (B) the perfection or priority of such a security interest; (C) the maintenance of any such perfection or priority;
(D) the efficacy of the Granting Clause hereunder; (E) the ability of the Pledged Assets to generate the payments to be distributed to Noteholders under this Indenture; (F) the existence and substance of any Pledged Asset or any related Record or any computer or other record thereof; (G) the validity of the grant of security in any Pledged Asset to the Trustee as contemplated pursuant to the Granting Clause hereunder or of any preceding or intervening grant pursuant thereto; (H) the performance or enforcement of any Pledged Asset; (I) the compliance by the Issuer or the Servicer with any warranty or representation made under this Indenture or in any other Transaction Document and the accuracy of any such warranty or representation prior to the Trustee's receipt of actual notice of any noncompliance therewith or any breach thereof; (J) any investment of monies pursuant to
Section 4.02 or any loss resulting therefrom; (K) the acts or omissions of the Issuer, the Servicer or any Obligor; (L) any action of the Servicer taken in the name of the Trustee; or (M) any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Indenture and the other Transaction Documents in accordance with the terms hereof and thereof.

Except with respect to a claim based on the failure of the Trustee to perform its duties under this Indenture or under any of the other Transaction Documents or based on the Trustee's negligence or willful misconduct, no recourse shall be had against the Trustee in its individual capacity for any claim based on any provision of this Indenture, any other Transaction Document, the Notes, any Pledged Asset or any assignment thereof. The Trustee shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other Person with respect to any such claim, and any such claims shall be asserted solely against the Pledged Assets, the Issuer or any indemnitor who shall furnish indemnity to the Trustee as provided in this Indenture. Any obligation of the Trustee to give any notice or statement to any rating agency hereunder shall constitute only a best efforts obligation and such notice or statement shall be so provided only as a matter of courtesy and accommodation. The Trustee shall have no liability to any rating agency or any other Person for any failure to so provide such notice or statement.

The provisions of this Section 11.08 shall survive and continue to inure to the benefit of the Trustee notwithstanding the termination of this Indenture or the removal or resignation of the Trustee.

SECTION 11.09. Trustee May Deal with Other Parties. Subject to any restrictions that may otherwise be imposed by Section 406 of ERISA or
Section 4975(e) of the Internal Revenue Code and/or the Trust Indenture Act (if applicable), the Trustee, in its individual or any other capacity, may deal with the other parties hereto (other than the Issuer) and their respective affiliates with the same rights as it would have if it were not the Trustee.

SECTION 11.10. Servicer to Pay Trustee's Fees and Expenses. (a) To the extent not paid by the Servicer to the Trustee from funds constituting the Servicing Fee, the Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, such reasonable compensation as is agreed upon in writing between the Trustee and the Servicer, in the case of any such fees payable to the Trustee, which amount shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust (the "Trustee's Fee") for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder and under the other Transaction Documents, and the Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture and the other Transaction Documents to which it is a party (including the reasonable fees and expenses of its agents, any co-trustee and counsel), except any such expense, disbursement or advance as may arise from the Trustee's own negligence or willful misconduct and except as otherwise provided in the following subsection.

(b) In addition, the Servicer (if other than the Trustee) agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including, without limitation, the reasonable fees and expenses of counsel) incurred by the Trustee in the exercise or performance of any of its powers or duties hereunder and the other Transaction Documents or as a result of the Trustee's action as Trustee hereunder and/or thereunder, other than those resulting from the negligence or willful misconduct of the Trustee.

(c) If the Trustee is appointed Successor Servicer pursuant to Article X, the provisions of this Section 11.10 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer, which accounts shall be paid out of the Servicing Fee. The Servicer's covenant to pay the fees, expenses, disbursements and advances provided for in this Section 11.10 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

SECTION 11.11. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall:

(a) be a bank or banking corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority;

(b) not be the Insurer, the Originator, or an Affiliate of the Originator or the Issuer;

(c) have a combined capital and surplus of at least $50,000,000 (or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000), and shall at all times be subject to supervision or examination by federal or state authority; and

(d) with respect to any successor Trustee, have a long-term unsecured senior debt rating of "A" or better from S&P and "A2" or better from Moody's.

If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this Section 11.11, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 11.11, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.12.

SECTION 11.12.  Resignation or Removal of Trustee.
(a) The Trustee may at any time resign and be discharged from the trust hereby created by giving at least 90 days' prior written notice thereof to the Insurer, the Issuer, the Servicer, the Rating Agencies and the Noteholders. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Trustee who meets the eligibility requirements set forth in Section 11.11 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy of the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may, upon notice to the Issuer, petition any court of competent jurisdiction to appoint a successor Trustee who meets the eligibility requirements set forth in Section 11.11.

(b)	If at any time:

(i)	after this Indenture is qualified or required to be qualified under the Trust Indenture Act, the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 11.06 hereof after written request therefor by the Insurer, the Issuer, the Servicer or any Noteholder (unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act), or

(ii) the Trustee shall otherwise cease to be eligible under Section 11.11 hereof and shall fail to resign after written request therefor by the Servicer, the Issuer or the Majority Noteholders, or

(iii) the Trustee shall become incapable of acting or shall become the subject of an Insolvency Event,

then, in any such case, the Servicer may (or, at the request of the Insurer, the Issuer or any Noteholder, shall) remove the Trustee and promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee being so removed (who shall send a copy thereof to each of the Rating Agencies) and the other copy thereof shall be delivered to the successor Trustee. If no successor Trustee shall have been appointed and shall have accepted such appointment within 30 days after the Insurer's, the Issuer's or any such Noteholder's giving of any such notice, the Issuer or any such Noteholder may petition any court of competent jurisdiction to appoint a successor Trustee meeting the eligibility requirements set forth in Section 11.11.

(c)	Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.12 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.13 hereof.

SECTION 11.13. Successor Trustee. (a) Any successor trustee appointed as provided in Section 11.12 shall execute, acknowledge and deliver to the Issuer, to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver (with the expenses therefor payable out of the Servicing Fee, and by the Issuer and the Servicer, pursuant to Sections 3.02(b) and 11.05(b)) to the successor trustee all documents or copies thereof and statements held by it hereunder; and the Issuer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b)  No successor trustee shall accept appointment as provided in this
Section 11.13 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of this Indenture.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.13, such successor trustee shall mail notice of such succession hereunder to the Insurer and all Noteholders.

SECTION 11.14. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation in which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of this Indenture, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 11.15. Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Pledged Assets may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee, or co-trustees, or separate trustee or separate trustees, of all or any part of the Pledged Assets, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Pledged Assets, or any part thereof, and, subject to the other provisions of this Section 11.15, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under this Indenture and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 11.13 hereof; provided, however, that in the event this Indenture is qualified under the Trust Indenture Act, each separate "indenture trustee" must qualify under the Trust Indenture Act. The Trustee shall give the Insurer, the Servicer and the Issuer notice of any such appointment as promptly as possible.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  except for any appointment of a separate Trustee pursuant to Section
11.06 hereof, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as Successor Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding the security interest in the Pledged Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no Trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Trustee may at any time accept the resignation of or (except with respect to a separate Trustee appointed pursuant to Section 11.06 hereof) remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 11.16. Tax Returns. No federal income tax return shall be filed on behalf of any trust created hereby unless either (i) the Trustee or the Servicer shall receive an Opinion of Counsel based on a change in applicable law occurring after the date hereof that the Internal Revenue Code requires such a filing or (ii) the Internal Revenue Service shall determine that such a filing is required or (iii) such a filing is required by order of a court of competent jurisdiction. In the event that such tax returns are required to filed on behalf of a trust created hereby, the Servicer shall on behalf of the Issuer prepare or to cause to be prepared any tax returns required to be filed by such trust, shall sign the same as preparer (or shall cause it to be signed by the preparer thereof), and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed; the Trustee shall promptly sign such returns (unless the Trustee shall have determined, based upon advice of counsel, that it is appropriate and in conformity with applicable tax law that such return be signed by the Issuer as depositor of such trust, in which case such return shall be signed by the Issuer) and deliver such returns after signature to the Servicer and such returns shall be filed by the Servicer. Any such taxes shall be owed by the Issuer and shall be paid out of the Issuer's funds. The Trustee, the Paying Agent and the Transfer Agent and Registrar, upon request, will each furnish the Servicer with all such information known to such Person as may be reasonably required in connection with the preparation of all tax returns of such trust, and the Trustee shall, upon request of the Servicer (and after preparation and execution by the applicable preparer of such returns), execute such returns (unless the Trustee shall have determined, based upon advice of counsel, that it is appropriate and in conformity with applicable tax law that such return be signed by the Issuer as depositor of such trust, in which case such return shall be signed by the Issuer). In no event shall the Trustee, any Servicer or the Issuer be liable for any liabilities, costs or expenses of such trust or the Noteholders arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest penalty or addition with respect thereto or arising from a failure to comply therewith). Neither the Trustee, the Servicer nor the Issuer shall make any election to treat the such trust arrangement created by this Indenture as a corporation or an association taxable as a corporation for United States Federal income tax purposes and each shall treat the Notes for such purposes consistent with the intent and agreement set forth in Section 2.05(s).

SECTION 11.17.  Trustee May Enforce Claims Without Possession of Notes.
All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been obtained.

SECTION 11.18. Suits for Enforcement. (a) If a Servicer Default or Event of Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 11.01 and 11.19, proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Noteholders.

(b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholders or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 11.19. Rights of Control Party to Direct Trustee. The Control Party shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee after being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Noteholders not parties to such direction; and, provided, further, that nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of the Noteholders unless the Control Party shall have directed the Trustee not to take such action.

SECTION 11.20. Representations and Warranties of Trustee. The Trustee represents and warrants that:

(a) Organization and Existence. The Trustee is a ______________, duly organized and validly existing under the laws of the United States of America and authorized to engage in a banking and trust business under such laws.

(b) Power and Authority. The Trustee has full power, authority and right to execute, deliver and perform this Indenture, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture.

(c) Duly Executed. This Indenture has been duly executed and delivered by the Trustee.

SECTION 11.21. Maintenance of Office or Agency. The Trustee will maintain at its expense, an office or agency (the "Corporate Trust Office") where Notes may be presented for registration of transfer. The Trustee initially designates its office or agency at ___________________________, _____ as such office. The Trustee will give prompt written notice to the Servicer and to Noteholders of any change in the location of the Note Register or any such office or agency.

SECTION 11.22. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other insolvency proceedings, or any voluntary or involuntary case under the Bankruptcy Code or any similar state bankruptcy or insolvency laws, in each case, as now or hereafter constituted, relative to the Issuer, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole Outstanding Principal Balance (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.10.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or of any Noteholder, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

ARTICLE XII

SCHEDULED WIND DOWN DATE;
SATISFACTION AND DISCHARGE

SECTION 12.01 Scheduled Wind Down Date. Upon the written request of the Issuer, at least 60 days but not more than 120 days prior to the then Scheduled Wind Down Date, the Trustee shall send a notice to each Noteholder and the Insurer, requesting such party to send a notice to the Issuer and the Trustee as to whether or not such Noteholder or the Insurer, as the case my be, elects, in its sole and absolute discretion, to extend the Scheduled Wind Down Date for an additional period (as specified in such request of the Issuer and notice to Noteholders). The request by the Issuer to the Trustee shall include a proposed form of the notice to be sent to the Noteholders and the Insurer. If each Noteholder and the Insurer agrees to so extend the Scheduled Wind Down Date and delivers such a notice to the Issuer and the Trustee not later than the 30th Business Day preceding the then Scheduled Wind Down Date, then the Scheduled Wind Down Date shall be so extended and, if applicable, the Stated Maturity Date, of each applicable Series shall be extended by a period of equivalent duration. If any Noteholder or the Insurer declines to so extend the Scheduled Wind Down Date, or fails to give a notice as provided above, the Scheduled Wind Down Date shall occur as then scheduled.

SECTION 12.02 Satisfaction and Discharge of Indenture. This Indenture and all obligations of the Issuer hereunder and under the other Transaction Documents shall (except to the extent expressly otherwise provided herein or therein with respect to certain provisions hereof or thereof which shall survive the satisfaction and discharge hereof) cease to be of further effect at such time (i) after the Wind Down Date as the entire Outstanding Principal Balance of all Outstanding Notes and all other Secured Obligations owing by the Issuer hereunder and under the other Transaction Documents have been reduced to zero or (ii) such earlier time as all Outstanding Notes theretofore authenticated and issued hereunder have been delivered (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 6.04) to the Trustee for cancellation and the Issuer has paid all sums payable hereunder, under the other Transaction Documents and under the Notes; provided, however, that this Indenture and the trusts created hereby shall earlier terminate and this Indenture be satisfied and discharged upon any sale or final disposition by the Trustee of all property constituting the Pledged Assets from and after an Event of Default and the final distribution by the Trustee of all proceeds thereof in accordance with
Article IV hereof.

SECTION 12.03. Release of Liens. Upon the satisfaction and discharge of this Indenture pursuant to Section 12.02, the Trustee, at the request of the Issuer, shall release (and shall, at the expense of the Issuer, execute and deliver to the Issuer) all necessary UCC releases and other releases in respect thereof of the Pledged Assets from the lien of the Trustee effected pursuant to the Granting Clause hereof.

SECTION 12.04. Final Distribution. (a) The Servicer shall give the Trustee and the Issuer, and the Trustee shall give each Noteholder, at least 45 days' prior written notice of the date on which (i) this Indenture is expected to terminate in accordance with Section 12.02 and (ii) the Noteholders shall surrender their Notes for payment of the final distribution on, and cancellation of, such Notes. Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section 3.04(g)(v) covering the period during the then current calendar year through the date of such notice. Not later than five
Business Days after the Trustee shall receive such notice, the Trustee shall mail a notice to the Noteholders specifying (i) the date upon which such final distribution will be made upon presentation and surrender of such Notes at the office or offices therein designated, (ii) the amount of any such final distribution and (iii) that the Distribution Date otherwise applicable to such final distribution is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified. Each such Noteholder shall surrender its Note to the Trustee following receipt of the final distribution thereon and any remaining amounts shall be distributed to the Issuer. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to the Noteholders.

(b) Notwithstanding the Servicer's delivery to the Trustee, or the Trustee's delivery to the Noteholders, of the notices required under Section 12.04(a), all funds then on deposit in the Reserve Account, any Series Account, any Defeasance Account, any other Trust Account or the Issuer's Account shall continue to be held in trust for the benefit of the Secured Parties, and the Paying Agent or the Trustee shall pay such funds to the Noteholders upon surrender of their Notes pursuant to, and subject to the priorities set forth herein and in the applicable Supplement, as if such surrender date were on a Distribution Date (and any excess shall be paid in accordance with the terms of the Master Insurance Agreement). In the event that all Noteholders shall not surrender their Notes for cancellation within six months after the date specified in the above-mentioned written notice from the Trustee, the Trustee shall give a second written notice to the remaining Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Notes shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Trust Accounts. The Trustee and the Paying Agent shall pay to the Issuer any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person.


ARTICLE XIII

REDEMPTIONS

SECTION 13.01. Redemption Allowed. The Issuer may at its option redeem the Notes of any Series which are redeemable before their Expected Final Payment Date in accordance with the terms of such Series of Notes and this Article.

SECTION 13.02. Election to Redeem; Notice to Trustee. The election of the Issuer to redeem any Notes shall be evidenced by a resolution of the Board of Directors of the Issuer. In case of any such redemption at the election of the Issuer, the Issuer shall, at least 35 Business Days prior to the redemption date (the "Redemption Date") fixed by the Issuer (unless a shorter notice shall be acceptable to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of the Notes of such Series to be redeemed. In the case of any redemption of the Notes of any Series prior to the expiration of any restriction on such redemption provided in the terms of such Series of Notes or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officer's Certificate evidencing compliance with such restriction.

SECTION 13.03. Selection of Notes to Be Redeemed. If less than all of the Notes of such Series are to be redeemed, the particular Notes of such Series to be redeemed shall be selected, not less than 30 days prior to the Redemption Date, by the Trustee from among the Outstanding Notes of such Series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate in accordance with the terms of any applicable Supplement and which may provide for the selection for redemption of portions of the principal amount of the Notes of such Series of a denomination larger than the minimum authorized denomination for the Notes of such Series; provided, however, that in the case the Notes of such Series have different terms and/or Expected Final Payment Date, the Notes of such Series to be redeemed shall be selected by the Issuer in accordance with the terms of this Indenture, and the Issuer shall give notice thereof to the Trustee. The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 13.04. Notice of Redemption. Unless otherwise provided in any applicable Supplement pursuant to which Notes are issued, at least 30 but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first-class mail to each Noteholder whose Notes are to be redeemed, at the addresses of such Noteholders as they appear in the Note Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Noteholder actually receives such notice. Failure to give notice by mail, or any defect in the notice to the Noteholder of any Note of any Series designated for redemption in whole or in part, shall not affect the validity of the proceedings for the redemption of any other Notes of such Series. The notices of redemption shall identify the Notes to be redeemed and shall also state:

(1)	the Redemption Date;

(2)	the redemption price (including the amount of accrued and unpaid interest to be paid and any premium payable in connection therewith) the "Redemption Price:);

(3)	the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(4)	that, unless the Issuer defaults in making the redemption payment, interest on the Notes or any portion thereof called for redemption ceases to accrue on and after the specified Redemption Date and the only remaining right of the Noteholders thereof will be to receive payment of the Redemption Price upon surrender to the Trustee of the Notes;

(5)	if less than all of the Outstanding Notes of any Series are to be redeemed, the identification of the particular Notes to be redeemed, in whole or in part; and

(6)	if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on or after the Redemption Date, upon surrender of such Note, a new Note or Notes in an aggregate principal amount equal to the unredeemed portion thereof will be issued.

At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense. In such event the Issuer will provide the Trustee with the information required by clauses (1), (2), (3),
(5) and (6) above.

SECTION 13.05. Deposit of Redemption Price. On or prior to any Redemption Date, the Issuer shall deposit with the Trustee an amount of money sufficient to pay the Redemption Price of, and accrued interest on (unless such interest has otherwise been paid on such date), all of the Notes which are to be redeemed on the Redemption Date. So long as the Issuer complies with the preceding paragraph and the other provisions of this Article, interest on the Notes (or portions thereof) to be redeemed on the applicable Redemption Date shall cease to accrue from and after such date and such Notes (or portions thereof) shall be deemed not to be entitled to any benefit under this Indenture or the related Supplement except to receive payment of the Redemption Price on the Redemption Date. The provisions of
Section 12.04 shall apply to any money held by the Trustee under this Article that remains unclaimed for two years after the Redemption Date for any Notes called for redemption pursuant to the provisions of this Article.

SECTION 13.06. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes (or portions thereof) to be so redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified. Upon surrender of any such Note for redemption in accordance with such notice, such Notes (or portions thereof) shall be paid at the Redemption Price, together with accrued interest to the

Redemption Date. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender for redemption, then, from the Redemption Date until such principal is paid, interest shall be paid on the unpaid principal and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate prescribed therefor by such Notes.

SECTION 13.07. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall issue and authenticate a new Note or Notes equal in aggregate principal amount to the unredeemed portion of the Note so surrendered.


	ARTICLE XIV

	MISCELLANEOUS PROVISIONS

SECTION 14.01. Amendment. (a) This Indenture or any Supplement may with the prior written consent of the Insurer, be amended from time to time by the Servicer, the Issuer and the Trustee without the consent of any of the Noteholders, (i) to cure any ambiguity, (ii) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, (iii) to correct or supplement any provision herein or in any Supplement which may be inconsistent with any other provision herein or therein, (iv) to evidence the succession of another Person to the Issuer, the Servicer and/or the Trustee in each case to the extent that such succession is otherwise permitted under the terms of this Indenture, (v) to add any other provisions with respect to matters or questions arising under the Indenture or any Supplement which are not inconsistent with the provisions of this Indenture or such Supplement and (vi) to change or eliminate any provisions of this Indenture or any Supplement in order to maintain the outstanding rating of any outstanding Series of Notes; provided that any amendment pursuant to this paragraph (a) shall not, as evidenced by an Officer's Certificate of the Servicer, adversely affect in any material respect the interests of any Noteholders. No such Supplement or amendment to this Indenture or any Supplement pursuant to this Section 14.01 shall become effective unless a copy thereof shall have been sent to each Rating Agency and the Rating Agency Condition shall have been satisfied with respect thereto. The Trustee may request an Officer's Certificate and Opinion of Counsel with respect to any such amendment concerning compliance with the requirements of this Indenture.

(b) This Indenture or any Supplement may with the prior written consent of the Insurer, be amended from time to time by the Servicer, the Issuer and the Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions to be made to any Noteholder or deposits of amounts to be so distributed or the amount available under the Trust Insurance Policy without the consent of such affected Noteholder, (ii) reduce the percentage required to constitute the "Majority Noteholders" without the consent of each Noteholder or (iii) cause any adverse tax effect for an Noteholder without the consent of each affected Noteholder. The Trustee may request an Officer's Certificate and Opinion of Counsel with respect to an amendment entered into pursuant to this Section 14.01(b) concerning compliance with the requirements of this Indenture. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series. No such amendment to this Indenture or any Supplement pursuant to this Section 14.01(b) shall become effective unless a copy thereof shall have been sent to each Rating Agency and either (i) the Rating Agency Condition shall have been satisfied with respect thereto or (ii) if the Rating Agency Condition is not so satisfied, the Noteholders holding Notes evidencing not less than 66-2/3% of the Outstanding Principal Balance of each Series whose rating is or would be adversely affected thereby shall have consented thereto in writing.

(c)  It shall not be necessary for the consent of Noteholders under this
Section 14.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Trustee may prescribe.

(d) Notwithstanding anything in this Section 14.01 to the contrary, no amendment may be made to this Indenture or any Supplement without the consent of the Insurer.

(e)  Any Supplement executed in accordance with the provisions of Section
6.09 shall not be considered an amendment to this Indenture for the purposes of this Section 14.01.

(f) Prior to the execution of any amendment to this Indenture or any Supplement, the Trustee and the Insurer shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Indenture, any Supplement or otherwise.

SECTION 14.02. Limitation on Rights of Noteholders. (a) The death or incapacity of any Noteholder shall not operate to terminate this Indenture, nor shall such death or incapacity entitle such Noteholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the corpus of the Pledged Assets, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b) No Noteholder shall have the right to vote (except as expressly provided in this Indenture, including without limitation under Section 11.19) or in any manner otherwise control the operation and management of the Trustee or the Pledged Assets or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Notes, be construed so as to constitute the Noteholders from time to time as partners or members of an association nor shall any Noteholder be under any liability to any third person by reason of any action taken by the parties to this Indenture pursuant to any provision hereof.

(c) No Noteholder shall have any right by virtue of any provisions of this Indenture to file or otherwise institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, unless such Noteholder previously shall have made, and unless the Majority Noteholders shall have made, a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have failed to file or otherwise refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted, by each Noteholder with every other Noteholder and the Trustee, that no one or more Noteholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Indenture to affect, disturb or prejudice the rights of the holders of any of the Notes, or to obtain or seek to obtain priority over or preference to any such Noteholder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders. For the protection and enforcement of the provisions of this Section 14.02, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity. Notwithstanding any other provision of this Indenture, the Notes or any Supplement, each Noteholder shall have the right to receive the payments of all amounts due hereunder, under the Notes held by such Holder and under the Supplement relating to the Series of Notes held by such Holder and the right to institute suit for the enforcement of any such payment without the consent of the Trustee or any other Holder.

SECTION 14.03.  Governing Law; Jurisdiction; Consent to Service of Process.

(a) Governing Law. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any federal court of the United States of America sitting in New York City or, if jurisdiction is not available in such federal court, New York State court, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Consent to Service of Process. Each party to this Indenture irrevocably consents to service of process in the manner provided for notices in Section 14.04. Nothing in this Indenture will affect the right of any party to this Indenture to serve process in any other manner permitted by law.

SECTION 14.04. Notices; Payments. (a) All demands, notices, instructions, directions, requests, authorizations and communications (collectively, "Notices") under this Indenture shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of the Issuer, to Ag Acceptance Corporation, P.O. Box 668, 2302 West First Street, Cedar Falls, Iowa 50613, (ii) in the case of the Originator in its capacity as initial Servicer, to Ag Services of America, Inc., P.O. Box 668, 2302 West First Street, Cedar Falls, Iowa 50613, (iii) in the case of the Trustee (including in its capacity as Paying Agent), to _________________________, Attention: Corporate Trust Department, (iv) in the case of the Trustee in its capacity as Transfer Agent and Registrar, to ________________________________, Attention: ___________, and (v) in the
case of the Insurer, to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: IPM Surveillance, Structured Finance, or, as to each such party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party. In the case of any Successor Servicer, successor Trustee or any successor Paying Agent or successor Transfer Agent and Registrar, notices shall be given to such Person at the address designated by it in a notice to the other parties hereto at the addresses designated above as applicable.

(b) Any Notice required or permitted to be mailed to an Noteholder shall be given by first-class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Notice so mailed within the time prescribed in this Indenture shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

SECTION 14.05. Rule 144A Information. In the event that and for so long as any of the Notes of any Series are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Issuer, the Servicer and the Insurer agree to cooperate with each other to provide to each Noteholder of such Series and to each prospective purchaser of the applicable Notes designated by such an Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act (or any successor provision).

SECTION 14.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Indenture or of the Notes or rights of the Noteholders.

SECTION 14.07. Assignment. Notwithstanding anything to the contrary contained herein, (i) this Indenture may not be assigned by the Issuer, and (ii) except as provided in Section 8.02, this Indenture may not be assigned by the Servicer without the prior consent of the Majority in Interest of each Series.

SECTION 14.08. Notes Nonassessable and Fully Paid. It is the intention of the parties to this Indenture that upon authentication thereof by the Trustee pursuant to Section 6.02, the Notes are and shall be deemed fully paid.

SECTION 14.09. Further Assurances. The Issuer and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments and documents required or reasonably requested by the Trustee more fully to effect the purposes of this Indenture, including, without limitation, the execution of any financing statements or continuation statements relating to the Pledged Assets for filing under the provisions of the UCC of any applicable jurisdiction.

SECTION 14.10. Nonpetition Covenant. Notwithstanding any prior termination of this Indenture, each of the Servicer, the Trustee, the Insurer, the Paying Agent, and the Transfer Agent and Registrar shall not, prior to the date which is one year and one day after the termination of this Indenture acquiesce, petition or otherwise invoke or cause any other Person to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer.

SECTION 14.11. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Person, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Indenture preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

SECTION 14.12. Counterparts. This Indenture may be executed in two or more counterparts and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 14.13. Third-Party Beneficiaries. This Indenture will inure to the benefit of and be binding upon the parties hereto, the Noteholders and their respective successors and permitted assigns. Except as otherwise provided in this Indenture, no other Person will have any right or obligation hereunder.

SECTION 14.14. Actions by Noteholders. (a) Wherever in this Indenture a provision is made that an action may be taken or a Notice given by Noteholders, such action or Notice may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.

(b) Any Notice, consent, waiver or other act by the Holder of a Note shall bind such Holder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 14.15. Merger and Integration. Except as specifically stated otherwise herein, this Indenture sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Indenture. This Indenture may not be modified, amended, waived or supplemented except as provided herein.

SECTION 14.16. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

IN WITNESS WHEREOF, the Issuer, the Servicer, the Trustee and the Insurer have caused this Indenture to be duly executed by their respective officers as of the day and year first above written.

AG ACCEPTANCE CORPORATION, as the Issuer

By:_________________________
   Name:
   Title:


AG SERVICES OF AMERICA, INC., as Servicer


By:_________________________
   Name:
   Title:


[____________________________]
  as Trustee


By:_________________________
   Name:
   Title:

MBIA INSURANCE CORPORATION, as Insurer

By:
   Name:
   Title:

0192508.01

	EXHIBIT A


	CREDIT AND COLLECTION POLICY


	(Attached.)

		EXHIBIT B


	LIST OF CREDIT FACTORS


	Irrigated Crops 95%

	Non-irrigated Crops 90%

	EXHIBIT C


	FORM OF LOAN DOCUMENTS


	(Attached.)

	EXHIBIT D-1


	FORM OF LOCK-BOX AGREEMENT


	(Attached.)


                   	D1-1

	EXHIBIT D-2



	FORM OF COLLECTION ACCOUNT AGREEMENT

	(Attached.)


                   	D2 - 1

	EXHIBIT E


	FORM OF MONTHLY REPORT


	(Attached.)

	EXHIBIT F


	LIST OF CLOSING DOCUMENTS


	(Attached.)

	EXHIBIT G


	FORM OF SERVICER'S DAILY REPORT


	(Attached.)

	SCHEDULE 1


	LIST OF ACCOUNT BANKS



Collection Account Bank:




Ag Acceptance 1999A Trust Accounts at [                          ]
[                          ], 1999

Collection Account					[                 ]
Reserve Account					[                 ]
Carrying Cost Account				[                 ]

		SCHEDULE 2

	LOCATION OF BOOKS AND RECORDS